UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.               )

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Penn National Gaming, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Penn National Gaming, Inc.
825 Berkshire Boulevard, Suite 200
Wyomissing, Pennsylvania 19610

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To be Held on June 6, 2007

NOTICE IS HEREBY GIVEN that the 2007 Annual Meeting of Shareholders of Penn National Gaming, Inc. (the “Company”), a Pennsylvania corporation, will be held on Wednesday, June 6, 2007, at 10:00 a.m., local time, at Ballard Spahr Andrews & Ingersoll, LLP, 1735 Market Street, 51st Floor, Philadelphia, PA 19103 for the following purposes:

1.      To elect two Class II directors for a 3-year term and until their successors are duly elected and qualified.

2.      To consider and approve the 2007 Employees Long Term Incentive Compensation Plan of the Company.

3.      To consider and approve the 2007 Long Term Incentive Compensation Plan for Non-Employee Directors of the Company.

4.      To consider and approve the Annual Incentive Plan and the performance goals thereunder.

5.      To consider and transact such other business as may properly come before the Annual Meeting.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice of Annual Meeting. Management currently knows of no other business to be presented at the meeting. If any other matters come before the meeting, the persons named in the enclosed proxy will vote with their judgment on those matters.

Only shareholders of record at the close of business on April 9, 2007 are entitled to notice of and to vote at the Annual Meeting and any postponement or adjournment thereof. All shareholders are cordially invited to attend the Annual Meeting in person. Any shareholder attending the Annual Meeting may vote in person even if such shareholder previously signed and returned a proxy.

By order of the Board of Directors,
Robert S. Ippolito
Secretary

Wyomissing, Pennsylvania
April 30, 2007

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, YOU CAN ENSURE THAT YOUR SHARES ARE VOTED AT THE MEETING BY SUBMITTING YOUR INSTRUCTIONS BY PHONE, BY INTERNET OR BY COMPLETING, SIGNING, DATING AND MAILING THE ENCLOSED PROXY FORM PROMPTLY IN THE ENCLOSED ENVELOPE PROVIDED FOR THAT PURPOSE (NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES).

Penn National Gaming, Inc.
825 Berkshire Boulevard, Suite 200
Wyomissing, Pennsylvania 19610

PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS
JUNE 6, 2007

This Proxy Statement and the enclosed Proxy are first being sent or given to shareholders of Penn National Gaming, Inc. (the “Company”) on or about April 30, 2007, in connection with the solicitation of proxies for use at the Company’s 2007 Annual Meeting of Shareholders (“Annual Meeting”) to be held on Wednesday, June 6, 2007 at 10:00 a.m., local time, or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at Ballard Spahr Andrews & Ingersoll, LLP, 1735 Market Street, 51st Floor, Philadelphia, PA 19103. This solicitation is being made on behalf of the Board of Directors of the Company.

INFORMATION CONCERNING SOLICITATION AND VOTING

Record Date and Shares Outstanding

The Board of Directors set the close of business on April 9, 2007 as the record date (“Record Date”) for the determination of shareholders of the Company entitled to notice of, and to vote at, the Annual Meeting. On the Record Date, 85,464,858 shares of the Company’s common stock were issued and outstanding and entitled to vote at the Annual Meeting.

Revocability of Proxies

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of the Company written notice of revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person.

Voting and Solicitation

The presence, in person or by proxy, of shareholders entitled to cast at least a majority of the votes, which all shareholders are entitled to cast, is necessary for a quorum to be present at the Annual Meeting. Each share of the Company’s common stock outstanding is entitled to one vote on each matter which may be brought before the Annual Meeting.

The shares represented by all valid proxies received by phone, by internet or by mail, unless previously revoked, will be voted at the Annual Meeting in accordance with the instructions contained therein, and if no choice is specified, will be voted for each of the nominees for director set forth in this Proxy Statement. Assuming a quorum is present, (a) the two nominees for director receiving the highest number of votes cast by shareholders entitled to vote for directors will be elected to serve on the Company’s Board of Directors; and (b) the affirmative vote of a majority of the votes cast is required for each of (i) the approval of the Company’s 2007 Employees Long Term Incentive Compensation Plan, (ii) the approval of the Company’s 2007 Long Term Incentive Compensation Plan for Non-Employee Directors and (iii) the approval of the Annual Incentive Plan and the performance goals thereunder. The Board knows of no other matters that are likely to be brought before the meeting other than the matter specifically referred to in the notice of the meeting. If any other matters properly come before the meeting, the persons named in the enclosed proxy or their duly appointed substitutes acting at the meeting will be authorized to vote or otherwise act with their judgment on those matters. For purposes of determining the number of votes cast, only those cast “for” or “against” are counted. Abstentions and broker non-votes are not considered “cast” but are counted for purposes of determining whether a quorum is present at the Annual Meeting.

It is expected that the solicitation of proxies will be conducted primarily by mail. The cost of this solicitation will be borne by the Company. The Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies also may be solicited by certain directors, officers and employees of the Company, without additional compensation, personally or by telephone, telegram, telecopy or via the internet. In addition, the Company has engaged the services of Innisfree M&A Incorporated, a third party proxy solicitation firm, to assist in its proxy solicitation efforts. The Company estimates that the fees to be paid to Innisfree M&A Incorporated for this service will be approximately $15,000, plus reimbursement for out-of-pocket expenses.

GOVERNANCE OF THE COMPANY

The Company’s Board of Directors believes that the purpose of corporate governance is to ensure that shareholder value is maximized in a manner consistent with legal requirements and the highest standards of integrity. The Board adheres to corporate governance practices which the Board and senior management believe promote this objective and are sound. The Company regularly reviews these governance practices, Pennsylvania law (the state in which the Company is incorporated), the Marketplace Rules of the National Association of Securities Dealers, Inc. (the “Marketplace Rules”), and the U.S. Securities and Exchange Commission (the “SEC”) regulations, as well as best practices suggested by recognized governance authorities.

Board of Directors

The Company’s Board of Directors currently consists of six members: Peter M. Carlino, Harold Cramer, David A. Handler, John M. Jacquemin, Robert P. Levy and Barbara Z. Shattuck. The Board has determined that all of the directors, other than Mr. Carlino, are independent under the current Marketplace Rules.

The Board of Directors held 15 meetings during the fiscal year ended December 31, 2006. Each of the Company’s directors attended at least 75% of the aggregate of all meetings of the Board during the fiscal year ended December 31, 2006. In addition, each of the Company’s directors attended at least 75% of the aggregate of all meetings of all committees of the Board of which he or she was a member held during the fiscal year ended December 31, 2006.

The Company has four standing committees: the Audit Committee, the Compensation Committee, the Compliance Committee and the Nominating Committee.

Audit Committee.   John M. Jacquemin (Chairman), Harold Cramer and Barbara Z. Shattuck are the members of the Audit Committee. The Board has determined that Messrs. Jacquemin and Cramer and Ms. Shattuck are independent under the current Marketplace Rules and SEC regulations. During 2006, Mr. Robert P. Levy served on the Audit Committee until June 12, 2006. On June 12, 2006, following the Audit Committee’s selection of Ernst & Young LLP as the Company’s independent registered public accounting firm, Mr. Levy stepped down from the Audit Committee and was replaced by Ms. Shattuck. The Audit Committee operates under a written charter adopted by the Board of Directors that complies with the current Marketplace Rules, which is available at http://www.pngaming.com/main/corporategovernance.shtml and met 13 times in 2006.

The Board has determined that Mr. Jacquemin, the Chairman of the Audit Committee, satisfies the SEC criteria of a “financial expert” and is “financially sophisticated” for the purposes of Marketplace Rules. Because of his position as one of five trustees for the Carlino Family Trust, an irrevocable trust (see

“Security Ownership of Principal Shareholders and Management” beginning on page 22 of this Proxy Statement), Harold Cramer falls outside the SEC safe harbor providing that a person will not be deemed an affiliate for purposes of determining audit committee member independence if he or she beneficially owns 10% or less of an issuer’s voting stock. Mr. Cramer’s voting and investment power in connection with the shares of the Company’s common stock held by the Carlino Family Trust is, however, restricted to limited matters and is shared with the other trustees. Peter M. Carlino has the sole power to vote the shares held by the Carlino Family Trust, except in the case of a sale of all or substantially all of the Company’s assets, a merger where the Company will not be the surviving entity or a liquidation where the manner in which the trust’s shares are voted is determined by a vote of all five trustees. As a result of Mr. Cramer’s limited voting and investment power, the Board has determined that Mr. Cramer is independent for the purpose of the SEC regulations and the Marketplace Rules.

The principal functions of the Audit Committee are to serve as an independent and objective party to monitor the integrity of the Company’s financial reporting process and internal control system; appoint, compensate and, where appropriate, discharge and replace the Company’s independent registered public accounting firm; oversee, review and appraise the audit efforts of the Company’s independent registered public accounting firm; and maintain free and open communication with and among the independent registered public accounting firm, financial and senior management, and the Board of Directors. In addition, the Audit Committee is responsible for reviewing and appraising the audit efforts of the Company’s internal auditors.

Compensation Committee.   Harold Cramer (Chairman), David A. Handler and Barbara Z. Shattuck are members of the Compensation Committee. The Board has determined that Messrs. Cramer and Handler and Ms. Shattuck are independent for the purposes of the Marketplace Rules. The Compensation Committee operates under a written charter adopted by the Board of Directors, which is available at http://www.pngaming.com/main/corporategovernance.shtml and met 5 times in 2006.

The principal functions of the Compensation Committee are to:

•       evaluate the annual performance of the Chief Executive Officer (“CEO”) and other executive officers and set their annual compensation;

•       coordinate the Board’s role in establishing performance criteria for the CEO and other executive officers, including review of the goals and objectives relating to the compensation of the CEO and other executive officers in light of the compensation philosophy adopted by the Committee, which is set forth on page 25 of this proxy statement;

•       review the Company’s executive compensation programs, including reviewing executive compensation plans annually to determine whether they are properly coordinated and achieving their intended purposes as well as reviewing the programs periodically to ensure they comport with the compensation philosophy adopted by the Committee;

•       assess the Company’s management succession planning;

•       recommend the structure and amount of compensation for non-employee directors;

•       determine the number of option awards that the CEO may grant to employees other than executive officers; and

•       administer and interpret the Company’s Amended and Restated 1994 Stock Option Plan, as amended (the “1994 Stock Option Plan”) and 2003 Long Term Incentive Compensation Plan (the “2003 Equity Compensation Plan”), as well as the 2007 Employees Long Term Incentive Compensation Plan and the 2007 Long Term Incentive Compensation Plan for Non-Employee Directors, if approved by the Company’s shareholders.

The Compensation Committee has the authority to engage independent compensation consultants or advisors, as it may deem appropriate in its sole discretion, and to approve related fees and retention terms of such consultants or advisors. The Committee routinely holds executive sessions without management.

The Chairman of the Compensation Committee is responsible for leadership of the Committee and sets meeting agendas. The Committee may form subcommittees and delegate authority to them, as it deems appropriate.

The CEO gives performance assessments and compensation recommendations for each executive officer of the Company (other than himself). The Compensation Committee considers the CEO’s recommendations with the assistance of a compensation consultant and sets the compensation of the executive officers (other than the CEO) based on such deliberations. The Compensation Committee sets the CEO’s compensation in executive session without any member of management present. The CEO and the Senior Vice President, Human Resources, generally attend Compensation Committee meetings, but neither are present for executive sessions or any discussion of their own compensation.

The Compensation Committee has engaged Strategic Apex Group LLC, an independent executive compensation consulting firm, to provide advice and assistance to them and to management in the area of executive and non-employee director compensation for the Company. The consultant reports directly to the Compensation Committee and has been authorized by them to work with certain executive officers of the Company as well as other employees in the Company’s human resources, legal, and finance departments in connection with the consultant’s work for the Committee. The consultant conducts reviews of the total compensation of the Company’s executive officers, based on the process described in the Compensation Discussion and Analysis contained on page 25 in this proxy statement and prepares reports for review by management and subsequently by the Compensation Committee to be used in determining appropriate levels of compensation for each executive officer.

Compliance Committee.   The Compliance Committee has three members. David A. Handler and Robert P. Levy are the current Board members of the Compliance Committee. Steve Ducharme, a consultant to the Company who served as a member of the Nevada State Gaming Control Board from January 1991 to January 2001, including two years as Chairman, is the Chairman of the Compliance Committee. During 2006, John M. Jacquemin served on the Compliance Committee until June 1, 2006, when he stepped down and was replaced by Mr. Levy. The Compliance Committee was established to ensure, through self-regulatory procedures, compliance with applicable laws relating to the Company’s gaming and racing businesses and to prevent, to the fullest extent possible, any involvement by the Company in any activities that would pose a threat to the reputation and integrity of the Company’s gaming and racing operations. The Compliance Committee operates under a written charter adopted by the Board of Directors and met 9 times in 2006.

Nominating Committee.   Harold Cramer (Chairman), David A. Handler and Barbara Z. Shattuck are the members of the Nominating Committee. The Board has determined that Messrs. Cramer and Handler and Ms. Shattuck are independent under the Marketplace Rules. The Nominating Committee is responsible for identifying and recommending, for the Board’s selection, nominees for election to the Board and advising the Board with respect to Board structure, composition and size of the Board and its committees. The Nominating Committee operates under a written charter adopted by the Board of Directors that complies with the current Marketplace Rules, which is available at http://www.pngaming.com/main/corporategovernance.shtml and met one time in 2006.

The Nominating Committee considers candidates for Board membership suggested by, among others, its members, other Board members and management. The Nominating Committee has authority to retain a search firm to assist in the identification of director candidates. In selecting nominees for director, the Nominating Committee considers a number of factors, including, but not limited to:

•       whether a candidate has demonstrated business and industry experience that is relevant to the Company, including recent experience at the senior management level (preferably as chief executive officer or a similar position) of a company as large or larger than the Company;

•       a candidate’s ability to meet the suitability requirements of all relevant regulatory agencies;

•       a candidate’s ability to represent the interests of the shareholders;

•       a candidate’s independence from management and freedom from potential conflicts of interest with the Company;

•       a candidate’s financial literacy, including whether the candidate will meet the audit committee membership standards set forth in the Marketplace Rules;

•       whether a candidate is widely recognized for his or her reputation, integrity, judgment, skill, leadership ability, honesty and moral values;

•       a candidate’s ability to work constructively with the Company’s management and other directors; and

•       a candidate’s availability, including the number of other boards on which the candidate serves, and his or her ability to dedicate sufficient time and energy to his or her board duties.

During the process of considering a potential nominee, the Nominating Committee may request additional information about, or an interview with, the potential nominee.

The Nominating Committee will also consider recommendations of nominees for directors to be elected at the Company’s 2008 annual meeting of shareholders by shareholders who have owned beneficially at least 1% of the Company’s common stock for a continuous period of not less than 12 months before making such recommendation, provided that such recommendation is in proper written form (containing the information specified in the bylaws about the shareholder and the person recommended) and received by the Secretary of the Company between January 8 and February 7, 2008 at the Company’s principal executive office. In evaluating recommendations received from shareholders, the Committee will apply the criteria and follow the process described above.

Compensation of Directors

The Company pays director’s fees to each director who is not an employee of the Company. During the year ended December 31, 2006, each outside director received an annual retainer fee of $50,000 and reimbursement for out-of-pocket expenses in connection with their attendance at meetings. In addition, members of the Audit Committee and Compensation Committee each received an annual retainer fee of $10,000 and $5,000, respectively. Non-employee directors did not receive a separate retainer fee for membership on the Nominating Committee or the Compliance Committee. In addition, in 2006, the Compensation Committee approved a grant to each non-employee director of options to purchase 30,000 shares of common stock of the Company. The exercise price of the options granted to non-employee directors is equal to the fair market value of the Company’s common stock on the date of the grant. The options vest over four years, 25% on the first anniversary of date of grant and 25% on each succeeding anniversary. Pursuant to the terms of the Company’s 2003 Equity Compensation Plan, under which the options were granted, fair market value is equal to the closing price of the Company’s common stock on the business day immediately preceding the date of grant.

On April 25, 2007, the Company’s Board of Directors established stock ownership guidelines for non-employee directors of the Company. Each non-employee director is expected to own and hold shares of common stock equal in value to at least three times the annual cash retainer for non-employee directors. Current non-employee directors have a period of three years from April 25, 2007 to achieve this ownership level. New non-employee directors will have a period of three years from the date of initial election to achieve this ownership guideline.

Director Compensation Table

The following table sets forth information with respect to all compensation awarded the Company’s non-employee directors during the last completed fiscal year:

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	Total ($)
Harold Cramer	65,000	424,535	$489,535
David A. Handler	55,000	424,535	$479,535
John M. Jacquemin	60,000	424,535	$484,535
Robert P. Levy	54,165	424,535	$478,700
Barbara Z. Shattuck	60,835	376,378	$437,213

(1)          The amounts listed above reflect the dollar value recognized, in accordance with Statement of Financial Accounting Standards (SFAS) No. 123 (revised 2004), “Share-Based Payment,” (“SFAS 123R”), for financial statement reporting purposes during 2006 for all existing stock option awards. Assumptions used in the calculation of these amounts are included in footnote 3 to the Company’s audited financial statements included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2006. In fiscal 2006, each non-employee director received options to purchase 30,000 shares of the Company’s common stock, which had a grant date fair value of $439,515. At December 31, 2006, the aggregate number of outstanding stock options held by each non-employee director was: Mr. Cramer – 150,000; Mr. Handler – 240,000; Mr. Jacquemin – 165,000; Mr. Levy – 121,000; and Ms. Shattuck – 120,000.

Shareholder Access Policy

Shareholders who wish to communicate with directors should do so by writing to Penn National Gaming, Inc., Wyomissing Professional Center, 825 Berkshire Boulevard, Suite 200, Wyomissing, PA 19610, Attention: Secretary. The Secretary of the Company reviews all such correspondence and forwards to the Board a summary of all such correspondence and copies of all correspondence that, in the opinion of the Secretary, deals with the functions of the Board or Board committees or that he otherwise determines requires their attention. Directors may at any time review a log of all correspondence received by the Company that is addressed to members of the Board and request copies of any such correspondence. Concerns relating to accounting, internal controls or auditing matters will be brought to the attention of the Company’s Audit Committee.

Director Attendance at Annual Meetings

The Company encourages all of its directors to attend the Company’s annual meeting of shareholders. Last year, all of the individuals then serving as directors of the Company attended the Company’s 2006 annual meeting of shareholders.

Employee Code of Conduct

The Company has a Code of Business Conduct (the “Code of Conduct”), which is applicable to all employees of the Company, including the Company’s principal executive officer, the principal financial officer and the principal accounting officer. The Code of Conduct is designed, among other things, to deter wrongdoing and promote ethical conduct, full and accurate reporting in the Company’s SEC filings, and compliance with applicable laws. A copy of the current Code of Conduct has been included as Exhibit 14.1 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006 and is available on the Company’s website at http://www.pngaming.com/main/corporategovernance.shtml. Compliance personnel at the Company’s properties report to the Chief Compliance Officer and the property executive or general manager.

PROPOSAL 1: ELECTION OF CLASS I DIRECTORS

Information about Nominees and Other Directors

The Company’s Board of Directors consists of six members: Peter M. Carlino, Harold Cramer, David A. Handler, John M. Jacquemin, Robert P. Levy and Barbara Z. Shattuck. The Board has determined that all of the directors, other than Mr. Carlino, are independent under the current Marketplace Rules. Two Class II directors will be elected at the Annual Meeting to hold office, subject to the provisions of the Company’s bylaws, until the annual meeting of shareholders of the Company to be held in the year 2010 and until their respective successors are duly elected and qualified.

The following table sets forth the name, age, principal occupation and respective service dates of each person who has been nominated to be a director of the Company. Each nominee has consented to be named as a nominee and, to the knowledge of the Company, is willing to serve as a director, if elected. Should either of the nominees not remain a nominee at the end of the meeting (a situation which is not anticipated), solicited proxies will be voted in favor of the one who remains as a nominee and may be voted for a substitute nominee.

Name of Nominee	Age	Principal Occupation	Director Since	Term Expires
Robert P. Levy	76	Chairman of the Board, DRT Industries, Inc.	1995	2007
Barbara Z. Shattuck	56	Principal, Shattuck Hammond Partners, LLC	2004	2007

Mr. Levy and Ms. Shattuck are standing for re-election based upon the judgment, skill and dedication they have previously demonstrated as Board members.

The following table sets forth the name, age, principal occupation and respective service dates of each person who will continue as a director after the Annual Meeting.

Name	Age	Principal Occupation	Director Since	Term Expires
Class I Directors:
David A. Handler	42	Managing Director, UBS Investment Bank	1994	2009
John M. Jacquemin	60	President, Mooring Financial Corporation	1995	2009
Class III Directors:
Peter M. Carlino	60	Chairman of the Board and Chief Executive Officer of the Company	1994	2008
Harold Cramer	79	Retired Partner, Schnader Harrison Segal & Lewis LLP; Retired Chairman and Chief Executive Officer of the Graduate Health System	1994	2008

Robert P. Levy.   Mr. Levy has been a director since 1995. He is the past Chairman of the Board of the Atlantic City Racing Association and served a two-year term from 1989 through 1990 as President of the Thoroughbred Racing Association. Mr. Levy has served as the Chairman of the Board of DRT Industries, Inc., a diversified business based in the Philadelphia metropolitan area, since 1960. Mr. Levy owns the Robert P. Levy Stable, a thoroughbred racing and breeding operation. Mr. Levy is a director of Fasig-Tipton Company, an equine auction company.

Barbara Z. Shattuck.   Ms. Shattuck has been a director since 2004. She is a Principal of Shattuck Hammond Partners, LLC, an investment banking firm. Prior to co-founding Shattuck Hammond in 1993, Ms. Shattuck spent eleven years at Cain Brothers, Shattuck & Company, Inc., an investment banking firm she co-founded. From 1976 to 1982 she was a Vice President of Goldman, Sachs & Co. Ms. Shattuck began her career as a municipal bond analyst at Standard & Poor’s Corporation. Ms. Shattuck is a member of the board of directors of Sun Life Insurance & Annuity Company of New York.

David A. Handler.   Mr. Handler has been a director since 1994. Since April 2006, he has been a Managing Director at UBS Investment Bank. From April 2000 until April 2006, he was a Senior Managing Director at Bear Stearns & Co., Inc. From July 1995 to April 2000, Mr. Handler was employed by Jefferies & Company, Inc. where he became a Managing Director in March 1998.

John M. Jacquemin.   Mr. Jacquemin has been a director since 1995 and is President of Mooring Financial Corporation. Mooring Financial Corporation is a group of financial services companies founded by Mr. Jacquemin in 1982 that specialize in the purchase and administration of commercial loan portfolios.

Peter M. Carlino.   Mr. Carlino has served as the Company’s Chairman of the Board and Chief Executive Officer since April 1994. Since 1976, he has been President of Carlino Financial Corporation, a holding company which owns and operates various Carlino family businesses, in which capacity he has been continuously active in strategic planning and monitoring the operations.

Harold Cramer.   Mr. Cramer has been a director since 1994. Until November 1996, Mr. Cramer was the Chairman and Chief Executive Officer of the Graduate Health System. From November 1996 to July 2000, Mr. Cramer was Counsel to Mesirov Gelman Jaffe Cramer & Jamieson, LLP, which merged with Schnader Harrison Segal & Lewis LLP in July 2000. Mr. Cramer is now a retired partner of Schnader Harrison Segal & Lewis LLP.

The Board of Directors unanimously recommends that the shareholders vote “FOR” each of the nominees.

PROPOSAL 2: APPROVAL OF THE PENN NATIONAL GAMING, INC.
2007 EMPLOYEES LONG TERM INCENTIVE COMPENSATION PLAN

On April 25, 2007, the Board of Directors approved, subject to stockholder approval, the Penn National Gaming, Inc. 2007 Employees Long Term Incentive Compensation Plan (the “2007 LTIP” or the “Plan”), under which 6,000,000 shares of the Company’s common stock (approximately 7.02% of the outstanding shares as of April 9, 2007) will be reserved for issuance. The 2007 LTIP will not become effective until it is approved by the Company’s stockholders and will expire on the tenth anniversary of the effective date. The Board is asking the Company’s stockholders to approve the 2007 LTIP so that the Company may issue key employees awards that are linked to the value of the Company’s common stock. The 2007 LTIP will not replace the 2003 Equity Compensation Plan, which will remain in place until it terminates in 2013 or all of the stock authorized thereunder is issued.

Description of the 2007 LTIP

The following is a description of the purpose and a summary of the provisions of the 2007 LTIP. The 2007 LTIP is attached hereto as Appendix A of this proxy statement.

General.   The 2007 LTIP permits the Company to issue stock options, stock appreciation rights, restricted stock, phantom stock units, restricted stock units, and other equity-based awards and allows the Company to permit employees to purchase shares (including officers who are directors). The 2007 LTIP does not permit the reduction of the exercise price of outstanding stock options or the granting of discounted stock options.

Purpose.   The purpose of the Plan is threefold:

•       To advance the interests of the Company and its shareholders by providing a means by which the Company and its participating subsidiaries and affiliates shall be able to motivate selected key employees (including officers and directors who are employees) to direct their efforts to those activities that will contribute materially to the Company’s success;

•       To link remunerative benefits paid to employees who have substantial responsibility for the successful operation, administration and management of the Company and/or its subsidiaries and affiliates with the enhancement of shareholder value; and

•       To enable the Company to attract and retain in its service highly qualified persons for the successful conduct of its business.

Administration of the Plan.   The Plan is administered by the Compensation Committee, which is comprised solely of non-employee, independent directors of the Board. The Compensation Committee has the authority and the discretion under the Plan to grant awards to employees who are officers subject to the reporting requirements under Section 16 of the Securities Exchange Act of 1934. The Compensation Committee also has the authority and the discretion to determine the form or forms of awards for employees who are not subject to Section 16 of the Securities Exchange Act of 1934, and to determine the number of awards that the CEO may grant to such persons. The CEO has the authority and the discretion under the Plan to issue awards to employees who are not subject to the Section 16 reporting requirements, subject to the parameters set by the Compensation Committee to administer those awards. The term “Grantor” as used in this summary refers to the Compensation Committee, with respect to awards to Section 16 reporting persons, and to the CEO, with respect to awards to employees who are not subject to the Section 16 reporting requirements. Except as expressly limited by the Plan, the authority of the Grantor includes the authority to determine the timing of awards and to select the recipients of awards.

Eligible Employees.   Officers (including directors who are employees) and other employees of the Company and its subsidiaries are eligible to receive awards under the Plan. At March 31, 2007, the Company had approximately 15,000 employees.

Number of Shares Available for Issuance.   The aggregate number of shares of common stock that may be issued under the Plan shall not exceed 6,000,000. Shares issued under the Plan that are subsequently forfeited back to the Company before becoming fully vested will be available for future grants under the Plan. In addition, if an award under the Plan pursuant to which shares of the Company’s common stock are issuable is forfeited, expires or terminates, then the shares underlying such award will be available for future issuance under the Plan. The aggregate number of shares of common stock issuable under the 2007 LTIP pursuant to restricted stock awards, restricted stock units and other awards that are payable in shares of common stock, which vest sooner than pro rata over three years on the anniversary of the date of grant, or in one year in the case of such awards subject to performance conditions, may not exceed 300,000 (the “Vested Share Limit’’). The number of stock options, stock appreciation rights, restricted stock, phantom stock units and restricted stock units granted to any individual in any calendar year may not, in each case, represent more than 1,000,000 shares. The Compensation Committee may adjust the aggregate 6,000,000 share limit; the 300,000 Vested Share Limit and the individual 1,000,000 share limit if it determines that a dividend, recapitalization, stock split, merger, consolidation or other similar corporate transaction or event equitably requires an adjustment.

Common Stock Repurchases.   Within 120 days of the issuance of any stock options, any stock appreciation rights that may be settled in shares of common stock, any restricted stock, any restricted stock units and any other awards that may be settled in shares of common stock, the Company will purchase a number of shares of common stock equal to the number of shares of common stock represented by such award. However, if such purchase may not, or the Company reasonably determines should not, be made within 120 days of issuance because of legal restrictions or market conditions, the period will extend for additional 120 day periods until all such shares are purchased.

On April 25, 2007, the Company’s Board of Directors authorized the repurchase of up to $200 million of the Company’s common stock conditioned on shareholder approval of the 2007 LTIP and the 2007 Long Term Incentive Compensation Plan for Non-Employee Directors. The repurchase program will authorize the Company to purchase in open market or privately negotiated transactions shares of the Company’s common stock in amounts equivalent to options or other equity awards payable in common stock issued pursuant to the 2007 LTIP and the 2007 Long Term Incentive Compensation Plan for Non-Employee Directors within 120 days of such option or other award issuance, subject to applicable legal requirements and appropriate market conditions, as required by the 2007 LTIP and the 2007 Long Term Incentive Compensation Plan for Non-Employee Directors. Further, if the 2007 LTIP and the 2007 Long Term Incentive Compensation Plan for Non-Employee Directors are approved at the 2007 Annual Meeting, any future grants of options and other equity awards payable in common stock under the 2003 Equity Incentive Plan will also be subject to the repurchase program. The Company is able to repurchase up to $200 million of its equity or debt securities under its $2.725 billion senior secured credit facility. The Company may seek to amend its $2.725 billion senior secured credit facility to modify applicable covenants to enable it to repurchase more than $200 million of its equity or debt securities.

Types of Awards.   The 2007 LTIP provides for the issuance of stock options, stock appreciation rights, restricted stock, phantom stock units, restricted stock units and other equity-based awards and allows the Company to permit employees to purchase shares of common stock of the Company. Rights to awards may be contingent on the continued employment and/or satisfaction of performance goals including specific levels of free cash flow, EBIDTA, sales, revenue, net income, net earnings, earnings per share, return on total capital, return on equity, cash flow, operating profit and margin rate.

Stock Options.   The plan provides for two types of stock options: incentive stock options and non-qualified stock options. The differences between incentive stock options and non-qualified stock options relate mainly to their tax treatment under the U.S. Internal Revenue Code (the “Code”) (see “U.S. Tax Consequences,” below). A stock option gives the holder the right to receive a designated number of shares of the Company’s common stock during the period that the option is vested upon payment of the exercise price for the stock options, subject to the terms and conditions that the Grantor, in its sole discretion and subject to the terms of the Plan, shall determine at the time the award is made. Exercisability of a stock option may be contingent on continued employment for a specified period and/or attainment of one or more performance goals. The exercise price of an option may not be less than the fair market value of the Company’s stock on the date of grant of the option, except for incentive stock options granted to 10% shareholders, in which case the exercise price must be at least 110% of the fair market value of the Company’s common stock on the date of grant. Stock options must expire no later than the tenth anniversary of the date of grant, except for incentive stock options granted to 10% shareholders, in which case expiration may be no later than the fifth anniversary of the date of grant. A holder may pay the exercise price for a stock option in cash, shares of previously owned common stock or pursuant to a cashless exercise program approved by the Grantor, or any combination of the foregoing.

Stock Appreciation Rights.   A stock appreciation right entitles the holder to a payment in cash or shares of the Company’s common stock equal to the excess of the fair market value of the number of shares of the Company’s common stock underlying the stock appreciation right as of the date the stock appreciation right is exercised over the base amount of the stock appreciation right, which is determined by the Grantor. A stock appreciation right is subject to the terms and conditions that the Grantor, in its sole discretion and subject to the terms of the Plan, shall determine at the time the award is made. Exercisability of a stock appreciation right may be contingent on continued employment for a specified period and/or attainment of one or more performance goals. The base amount of a stock appreciation right may not be less than the fair market value of the number of shares of common stock underlying the stock appreciation right as of the date the stock appreciation right is granted. The term of a stock appreciation right may not exceed ten years.

Restricted Stock.   A restricted stock award is an award of shares of the Company’s common stock for consideration or without consideration, subject to the restrictions, terms and conditions that the Grantor, in its sole discretion and subject to the terms of the Plan, shall determine at the time the award is made, including the conditions on which the award will vest and no longer be subject to forfeiture. A restricted stock award may, if the Grantor in its sole discretion decides, provide for an unconditioned grant. Restricted stock is forfeited to the Company if the vesting requirements set for the award, which may include continued employment for a specified period and/or attainment of one or more performance goals, are not met. The recipient of a restricted stock award has the right to vote the shares and receive dividends, subject to the restrictions on the common stock shares.

Restricted Stock Units.   A restricted stock unit represents the right to receive one share of the Company’s common stock in the future, subject to the restrictions, terms and conditions that the Grantor, in its sole discretion, and subject to the terms of the Plan, shall determine at the time the award is made, including the conditions on which the award will vest and no longer be subject to forfeiture. Restricted stock units will be forfeited if the vesting requirements set for the award, which may include continued employment for a specified period and/or attainment of one or more performance goals, are not met.

Phantom Stock Units.   A phantom stock unit represents the right to receive an amount of cash in the future equal to the value of one share of the Company’s common stock on the payment date, subject to the terms and conditions that the Grantor, in its sole discretion and subject to the terms of the Plan, shall determine at the time the award is made, including the conditions on which the award will vest and no longer be subject to forfeiture. Phantom stock units will be forfeited if the vesting requirements set for the award, which may include continued employment for a specified period and/or attainment of one or more performance goals, are not met.

Other Awards.   The Grantor may grant other awards that are based on or linked to the value of the Company’s common stock.

Employee Stock Purchases.   The Compensation Committee may adopt a plan or program pursuant to which designated employees may purchase common shares of stock from the Company.

Fair Market Value.   For the purposes of the Plan, fair market value is equal to the closing sales price of a share of the Company’s common stock on the business day immediately preceding the date of grant.

Adjustments for Changes in Capitalization.   If the Compensation Committee determines that a dividend, recapitalization, stock split, merger, consolidation, or other similar corporate transaction or event, equitably requires an adjustment, then the Compensation Committee will adjust, as appropriate, any or all of:

•       the number and kind of shares of common stock (or other securities or property) with respect to which awards may be granted or awarded;

•       the number and kind of shares of common stock (or other securities or property) subject to outstanding awards; and

•       the grant, purchase or exercise price with respect to any outstanding option or stock appreciation right.

Termination of Employment.   Awards made under the Plan which have not vested or become exercisable will generally be forfeited if the holder ceases to be an employee of the Company or its subsidiaries except in the case of termination as a result of a change of control. (See “Change in Control,” below). If a holder voluntarily resigns before eligibility for retirement or is terminated by the Company or its subsidiaries for cause, the awards that have become exercisable remain exercisable for a period of thirty days following the effective date of the termination of employment. In addition, the Grantor may, in its sole discretion, accelerate the vesting or exercisability of the holder’s awards that are unvested or not exercisable at the time of the holder’s termination of employment.

If a holder of stock options or SARs ceases to be employed by the Company or its subsidiaries because of a reduction in force, the participant’s death or disability, retirement, transfer to a related entity or involuntary termination of employment for other than cause, all of his outstanding vested options and SARs will remain exercisable until the remaining term of the stock options or SARs ends.

If a participant retires, dies or becomes disabled, all restrictions applicable to his restricted stock and phantom or restricted stock units will lapse. If the participant’s employment is terminated due to a transfer to a related entity or a decrease in the Company’s ownership of a subsidiary, all restrictions will remain in effect until the end of the applicable restriction period.

Change in Control.   All outstanding awards become fully vested and/or exercisable upon a “change in control.” For the purposes of awards that are not subject to section 409A of the Internal Revenue Code (see U.S. Tax Consequences, below), a change in control is defined as the occurrence of one or more of the following events:

•       a person or group becomes the beneficial owner of shares representing more than 50% of Company’s common stock;

•       the shareholders of the Company approve any plan or proposal for the liquidation, dissolution or winding up of the Company;

•       the Company (i) consolidates with, merges into or participates in a share exchange with another entity or another entity merges into the Company, and in the case of any such merger, consolidation or share exchange, the Company’s common stock is changed or exchanged into other assets or securities as a result, or (ii) conveys, transfers or leases all or substantially all of its assets; or

•       any time continuing directors do not constitute a majority of the Board. Continuing directors are individuals who were members of the Board on the effective date of the Plan or who were nominated for election or elected to the Board with the affirmative vote of a majority of directors comprising the Board or, if applicable, the Nominating Committee of the Board, who were continuing directors immediately prior to such nomination or election.

For purposes of awards that are subject to section 409A, a change of control is defined as the occurrence of one or more of the following events:

•       a person or group acquires ownership of more than 50% of the total voting power of the Company; or

•       a majority of the members of the Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board before the date of the appointment or election; or

•       a person or group acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) substantially all of the assets of the Company.

In general, stock options, stock appreciation rights and restricted stock are not subject to section 409A, and restricted stock units and performance stock units are subject to section 409A (although the Company intends that all such awards will be designed to avoid section 409A’s adverse tax consequences; see U.S. Tax Consequences, below).

Amendment and Termination.   The 2007 LTIP may be terminated by the Board at any time. The Board may amend the 2007 LTIP (and the awards issued thereunder), but may not:

•       without prior approval of the stockholders, take any action that requires shareholder approval to comply with any tax, regulatory or stock exchange requirements, including increasing the maximum number of shares of common stock that may be issued under the Plan; or

•       amend the Plan in a way that adversely affects any rights of an outstanding award holder without prior approval of the holder of such award, except in accordance with the Plan or applicable award.

U.S. Tax Consequences.   The following brief description, which is based on existing law, sets forth certain of the federal income tax consequences of the grant of awards under the 2007 LTIP. This description may differ from the actual tax consequences incurred by any individual recipient of an award. Moreover, existing law is subject to change by new legislation, by new regulations, by administrative pronouncements and by court decisions or by new or clarified interpretations or applications of existing laws, regulations, administrative pronouncements and court decisions. Any such change may affect the federal income tax consequences described below.

Non-Qualified Stock Options.   An employee who is granted a non-qualified stock option will not recognize taxable income at the time the stock option is granted. In general, an optionee will be subject to tax for the year of exercise on an amount of ordinary income equal to the excess of the fair market value of the shares on the date of exercise over the option exercise price, and the Company will receive a corresponding federal income tax deduction. Income tax withholding requirements apply upon exercise. The optionee’s basis in the shares so acquired will be equal to the option exercise price plus the amount of ordinary income upon which he or she is taxed. Upon subsequent disposition of the shares, the optionee will recognize capital gain or loss, long-term or short-term, depending upon the length of time the shares are held after the stock option is exercised.

Incentive Stock Options.   An optionee is not taxed at the time an incentive stock option is granted. The tax consequences upon exercise and later disposition generally depend upon whether the optionee was an employee of the Company or a subsidiary at all times from the date of grant until three months preceding exercise (one year in the case of disability) and on whether the optionee holds the shares for more than one year after exercise and two years after the date of grant of the stock option.

If the optionee satisfies both the employment rule and the holding rule, for regular tax purposes the optionee will not recognize income upon exercise of the stock option and the Company will not be allowed an income tax deduction at any time. The difference between the option exercise price and the amount realized upon disposition of the shares by the optionee will constitute a long-term capital gain or a long-term capital loss, as the case may be.

If the optionee meets the employment rule but fails to observe the holding rule (a “disqualifying disposition”), the optionee generally recognizes as ordinary income, in the year of the disqualifying disposition, the excess of the fair market value of the shares at the date of exercise over the option exercise price. Any excess of the sales price over the fair market value at the date of exercise will be recognized by the optionee as capital gain (long-term or short-term depending on the length of time the stock was held after the stock option was exercised). If, however, the sale price is less than the fair market value at the date of exercise, then the ordinary income recognized by the optionee is generally limited to the excess of the sale price over the option exercise price. In both situations, the tax deduction allowable to the Company is limited to the amount of ordinary income recognized by the optionee. Under current Internal Revenue Service guidelines, the Company is not required to withhold any federal income tax in the event of a disqualifying disposition.

Different consequences may apply for an optionee subject to the alternative minimum tax.

Stock Appreciation Rights.   An employee will not recognize taxable income upon the award of stock appreciation rights. Upon the exercise of stock appreciation rights, any cash received and the fair market value on the exercise date of any shares of common stock received would constitute ordinary income to the participant, and the Company would be entitled to a deduction in the amount of such income at the time of exercise.

Restricted Stock.   An employee who is granted restricted stock will not recognize taxable income at the time the restricted stock is granted. In general, a restricted stockholder will recognize taxable income and the Company will receive a corresponding Federal income tax deduction. However, a restricted stockholder may file with the IRS a “section 83(b) election” when he or she receives the restricted stock, as a result of which he or she will recognize taxable ordinary income when the stock is granted. Upon subsequent disposition of the shares, the restricted stockholder will recognize capital gain or loss, long-term or short-term, depending on the length of time the shares are held after the value of the shares was recognized as ordinary income.

Phantom Stock Units and Restricted Stock Units.   An employee normally will not recognize taxable income upon the award of phantom stock units or restricted stock units. When the conditions and requirements established with respect to such an award have been satisfied, any cash and the fair market value of any shares of the Company’s common stock received will constitute ordinary income to the employee who was issued the award in the year in which paid, and the Company will be entitled to a deduction in the same amount.

Deductibility of Executive Compensation.   Section 162(m) of the Code disallows a tax deduction to publicly held companies for compensation paid to the Chief Executive Officer and the four most highly compensated executive officers other than the Chief Executive Officer, to the extent that total compensation exceeds $1 million per covered officer in any taxable year. The limitation applies only to compensation which is not considered to be performance-based. Compensation deemed paid by the Company in connection with disqualifying dispositions of incentive stock option shares or exercises of non-qualified stock options and stock appreciation rights granted under the 2007 LTIP qualifies as performance-based compensation for purposes of Section 162(m) if the grants were made by a committee of “outside directors” as defined under Section 162(m). The Company anticipates that any compensation deemed paid by it in connection with disqualifying dispositions of incentive stock option shares or exercises of non-qualified stock options and stock appreciation rights will qualify as performance-based compensation for purposes of Section 162(m) and will not have to be taken into account for purposes of the $1 million limitation. Accordingly, all compensation deemed paid with respect to those stock options should be deductible by the Company without limitation under Section 162(m) of the Code. Compensation paid by the Company in connection with restricted stock, phantom stock units and restricted stock units may be taken into account for purposes of the $1 million limitation unless the individual award is specifically designed to comply with Section 162(m)’s performance-based exemption, or the independent director, key employee or consultant is not subject to Section 162(m) at the time the Compensation is taken into account for purposes of Section 162(m).

Impact of Section 409A.   Section 409A of the Code applies to compensation vested or deferred after December 31, 2004. The Company intends that all awards be designed to avoid adverse Federal income tax consequences under Section 409A.

The Board of Directors unanimously recommends that the shareholders vote “FOR” the proposal to approve the 2007 LTIP.

PROPOSAL 3: APPROVAL OF THE PENN NATIONAL GAMING, INC.
2007 LONG TERM INCENTIVE COMPENSATION PLAN FOR NON-EMPLOYEE DIRECTORS

On April 25, 2007, the Board of Directors approved, subject to stockholder approval, the Penn National Gaming, Inc. 2007 Long Term Incentive Compensation Plan for Non-Employee Directors (the “Directors’ Plan”), under which 750,000 shares of the Company’s common stock (approximately 0.88% of the outstanding shares as of April 9, 2007) will be reserved for issuance. The Directors’ Plan will not become effective until it is approved by the Company’s stockholders and will expire on the tenth anniversary of the effective date. The Board is asking the Company’s stockholders to approve the Directors’ Plan so that the Company may issue stock options to non-employee directors of the Company under the Directors’ Plan. The Directors’ Plan will not replace the 2003 Equity Compensation Plan, which authorizes the issuance of stock options to directors and which will remain in place until it terminates in 2013 or all of the stock authorized thereunder is issued.

Description of the Directors’ Plan

The following is a description of the purpose and a summary of the provisions of the Directors’ Plan. The Directors’ Plan is attached to this proxy statement as Appendix B.

General.   Under the Directors’ Plan, the Company will issue to each non-employee director on the first business day of each calendar year, an option to purchase 30,000 shares of the Company’s common stock, under the terms and conditions set forth in the Directors’ Plan and such other terms and conditions determined by the Board of Directors or the Compensation Committee. In addition, if an individual first becomes a non-employee director of the Company on any day other than the first business day of a calendar year, he or she shall be granted, on the first business day on which he or she is a non-employee director, an option to purchase a number of shares equal to 2,500 multiplied by the number of full calendar months remaining in the year.

Purpose.   The purpose of the Directors’ Plan is threefold:

•       To advance the interests of the Company and its shareholders by providing a means by which the Company shall be able to motivate non-employee directors to direct their efforts to those activities that will contribute materially to the Company’s success;

•       To link remunerative benefits paid to non-employee directors with the enhancement of shareholder value; and

•       To enable the Company to attract and retain as non-employee directors highly qualified persons for the successful conduct of its business.

Administration of the Directors’ Plan.   The Directors’ Plan is administered by the Compensation Committee, which is comprised solely of non-employee, independent directors of the Board. Except for matters that are required by the terms of the Directors’ Plan to be decided by the Board, the Compensation Committee has the authority and the discretion under the Directors’ Plan to interpret and construe the Directors’ Plan, to prescribe, amend and rescind rules, regulations, policies and practices, to approve such conditions and restrictions on awards as it deems appropriate and to make all other determinations in connection with the administration of the Directors’ Plan.

Eligible Directors.   Non-employee directors of the Company are eligible to receive stock options under the Directors’ Plan. We currently have five non-employee directors.

Number of Shares Available for Issuance.   The aggregate number of such shares that may be issued under the Directors’ Plan shall not exceed 750,000. The Board or the Compensation Committee may adjust the aggregate 750,000 share limit if it determines that a dividend, recapitalization, stock split, merger, consolidation or other similar corporate transaction or event equitably requires an adjustment.

Common Stock Repurchases.   Within 120 days of the issuance of any stock options, the Company will purchase a number of shares common stock equal to the number of shares of common stock represented by such award. However, if such purchase may not, or the Company reasonably determines should not, be made within 120 days of issuance because of legal restrictions or market conditions, the period will extend for additional 120 days periods until all such shares are purchased. For a discussion of the share repurchase program authorized by the Company’s Board, see “Common Stock Repurchases” on page 11 of this proxy statement.

Types of Awards.   The Directors’ Plan provides only for the issuance of stock options to non-employee directors. No other awards are permitted under the Directors’ Plan.

Stock Options.   A stock option gives the holder the right to receive a designated number of shares of the Company’s common stock during the period that the option is vested upon payment of the exercise price for the stock option, subject to the terms and conditions that are set forth in the Directors’ Plan and such additional terms and conditions (not inconsistent with the terms and conditions set forth in the Directors’ Plan) that the Board, in its sole discretion and subject to the terms of the Directors’ Plan, shall determine at the time the option is issued.

All options issued under the Directors’ Plan shall have the following terms and conditions:

•       The exercise price per share shall be the fair market value of a share of the Company’s common stock on the date the option is granted.

•       The option shall expire seven (7) years from the date the option is granted.

•       The option shall become exercisable as follows: one-third (1/3) on the first anniversary of the date of grant; an additional one-third (1/3) on the second anniversary of the date of grant; and the remaining one-third (1/3) on the third anniversary of the date of grant.

•       If the non-employee director voluntarily terminates his or her service or his or her service is terminated for cause, all of his or her options are forfeited on the 30th day following his or her termination of service. In the event of any other termination of service as a non-employee director, vested options will remain outstanding and exercisable for the balance of their term and unvested options will be forfeited on the 30th day following the non-employee director’s termination of service.

•       The exercise price for a stock option may be paid in cash or shares of previously owned common stock or the options may be exercised pursuant to a cashless exercise program permitted by the Board or the Committee.

Fair Market Value.   For the purposes of the Directors’ Plan, fair market value is equal to the closing sales price of a share of the Company’s common stock on business day immediately preceding the date of grant.

Adjustments for Changes in Capitalization.   If the Board or Compensation Committee determines that a dividend, recapitalization, stock split, merger, consolidation, or other similar corporate transaction or event, equitably requires an adjustment, then it will adjust, as appropriate, any or all of:

•       the number and kind of shares of common stock (or other securities or property) that may be purchased pursuant to the exercise of an option;

•       the number and kind of shares of common stock (or other securities or property) subject to outstanding options; and

•       the grant, purchase or exercise price with respect to any outstanding option.

Change in Control.   All outstanding options become fully vested and exercisable upon a “change in control.” For the purposes of the Directors’ Plan, a change in control is defined as the occurrence of one or more of the following events:

•       a person or group becomes the beneficial owner of shares representing more than 50% of Company’s common stock;

•       the shareholders of the Company approve any Directors’ Plan or proposal for the liquidation, dissolution or winding up of the Company;

•       the Company (i) consolidates with, merges into or participates in a share exchange with another entity or another entity merges into the Company, and in the case of any such merger, consolidation or share exchange, the Company’s common stock is changed or exchanged into other assets or securities as a result, or (ii) conveys, transfers or leases all or substantially all of its assets; or

•       any time continuing directors do not constitute a majority of the Board. Continuing directors are individuals who were members of the Board on the effective date of the Directors’ Plan or who were nominated for election or elected to the Board with the affirmative vote of a majority of directors comprising the Board or, if applicable, the Nominating Committee of the Board, who were continuing directors immediately prior to such nomination or election.

Amendment and Termination.   The Directors’ Plan may be terminated by the Board at any time. The Board may amend the Directors’ Plan (and the awards issued thereunder), but may not:

•       without prior approval of the stockholders, take any action that requires shareholder approval to comply with any tax, regulatory or stock exchange requirements, including increasing the maximum number of shares of common stock that may be issued under the Directors’ Plan;

•       amend the provisions of the Directors’ Plan regarding the number of options that are issued to Directors; or

•       amend the Directors’ Plan or an award in any way that adversely affects any rights of an outstanding award holder without prior approval of the holder of such award, except in accordance with the Directors’ Plan or the applicable award.

U.S. Tax Consequences.   The following brief description, which is based on existing law, sets forth certain of the federal income tax consequences of the grant of options under the Directors’ Plan. This description may differ from the actual tax consequences incurred by any individual recipient of an option. Moreover, existing law is subject to change by new legislation, by new regulations, by administrative pronouncements and by court decisions or by new or clarified interpretations or applications of existing laws, regulations, administrative pronouncements and court decisions. Any such change may affect the federal income tax consequences described below.

A non-employee director who is granted an option under the Directors’ Plan will not recognize taxable income at the time the stock option is granted. In general, an optionee will be subject to tax for the year of exercise on an amount of ordinary income equal to the excess of the fair market value of the shares on the date of exercise over the option exercise price, and the Company will receive a corresponding Federal income tax deduction. The optionee’s basis in the shares so acquired will be equal to the option exercise price plus the amount of ordinary income upon which he or she is taxed. Upon subsequent disposition of the shares, the optionee will recognize capital gain or loss, long-term or short-term, depending upon the length of time the shares are held after the stock option is exercised.

The options granted under the Directors’ Plan are generally referred to as “non-qualified” stock options. They are not “incentive stock options” and they are not entitled to the favorable tax consequences that are afforded to incentive stock options.

Section 409A of the Code applies to compensation vested or deferred after December 31, 2004. The options granted under the Directors’ Plan are designed to avoid the application of Section 409A.

The Board of Directors unanimously recommends that the shareholders vote “FOR” the proposal to approve the Director’s Plan.

PROPOSAL 4: APPROVAL OF THE PENN NATIONAL GAMING, INC.
THE ANNUAL INCENTIVE PLAN AND THE PERFORMANCE GOALS THEREUNDER

On March 14, 2007, the Compensation Committee of the Board of Directors approved a new Annual Incentive Plan. The Annual Incentive Plan provides for cash bonuses payable upon the attainment of pre-established performance goals. Shareholder approval of the Annual Incentive Plan, as summarized herein, will enable the Company to claim tax deductions for all bonuses payable under the Annual Incentive Plan, including bonuses for the 2007 calendar year and bonuses for calendar years through 2011. Without shareholder approval, Section 162(m) of the Code would deny the Company a deduction for bonuses under the Annual Incentive Plan paid to the CEO and the four other most highly compensated executive officers, to the extent each officer’s compensation that is subject to Section 162(m) exceeds $1 million. The unavailability of this deduction would cause the Company to pay higher Federal income taxes.

If the shareholders do not approve this proposal, awards conditionally made by the Compensation Committee under the Annual Incentive Plan for the 2007 performance cycle will be null and void, and no payments under those awards may be made. Irrespective of the shareholders’ approval of the Annual Incentive Plan, the Company may pay discretionary bonuses or other types of compensation that may not be deductible by the Company. However, no employee has a right to such discretionary compensation as a substitute for a payment under the Annual Incentive Plan in the event that performance targets are not met or that shareholders do not approve this proposal.

Administration.   The Annual Incentive Plan is administered by the Compensation Committee. All of the members the Compensation Committee satisfy the independence requirements under the Marketplace Rules and meet the definitions of “non-employee director” under Rule 16b-3 of the Securities Exchange Act of 1934 and “outside director” for purposes of Section 162(m) of the Code. The Compensation Committee will, among other things, designate participants from among the eligible employees, establish performance goals within the parameters described below and administer the Annual Incentive Plan as it deems necessary or advisable. The Annual Incentive Plan is not set forth in a formal document. The Compensation Committee has the right to terminate or amend the Annual Incentive Plan, without stockholder approval, at any time and for any reason. The Company also may adopt other bonus or incentive plans.

Eligible Employees.   Employees eligible to participate in the Annual Incentive Plan include the Chief Executive Officer, the other executive officers of the Company and other key officers of the Company, which currently consists of approximately nine individuals.

Performance Goals.   The Annual Incentive Plan is an incentive compensation plan designed to promote teamwork towards achieving pre-established corporate performance goals each year. The Compensation Committee approved a performance measure of free cash flow compared to the results of a peer group of the Company’s competitors and a performance measure of earnings before interest, taxes, depreciation, and amortization (“EBIDTA”) compared to plan as the business criteria upon which performance goals are based.

Plan Benefits.   Participants in the Annual Incentive Plan may receive a bonus with a threshold, target and maximum payout. The annual bonus will be paid depending on whether the performance criteria established for the year are achieved. No bonuses will be paid if performance criteria established for the year do not meet the threshold. If the Company’s performance with respect to any or all of the performance criteria meets or exceeds the threshold, then a varying amount of cash, up to the maximum may be achieved. A maximum of $6,000,000 may be paid each year to each executive who participates in the Annual Incentive Plan. The Committee may determine to pay the bonus in shares of the Company’s common stock, instead of cash, under the Company’s equity-based incentive compensation plans. The Compensation Committee may reduce, but may not increase, any bonus. For a description of awards made pursuant to the Annual Incentive Plan for the 2007 fiscal year, see the discussion in Compensation

Discussion and Analysis on page 25 of this proxy statement. The actual amount of incentive payouts with respect to the performance objectives and formulas for 2007 that may be made under the Annual Incentive Plan are not presently determinable because such amounts are dependent on the future attainment of the performance objectives with respect to such payouts.

The Board of Directors unanimously recommends that the shareholders vote “FOR” the proposal to approve the Annual Incentive Plan and the performance goals thereunder.

EQUITY COMPENSATION PLAN INFORMATION

The following table summarizes certain information with respect to our compensation plans and individual compensation arrangements under which our equity securities have been authorized for issuance as of the fiscal year ended December 31, 2006:

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted-average exercise price of outstanding options, warrants and rights ($)	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column(a))
Equity compensation plans approved by shareholders	8,086,851	21.9058	4,182,600
Equity compensation plans not approved by shareholders	23,750	7.95	—
Total	8,110,601	21.865	4,182,600

Option Grant to the Company’s Chairman

On February 6, 2003, the Compensation Committee granted Peter M. Carlino stock options to purchase 95,000 shares of the Company’s common stock at an exercise price of $7.95 per share (adjusted to reflect the Company’s March 7, 2005 two-for-one stock split), which was the closing price of the Company’s common stock on the day before the options were granted. These stock options, which were granted prior to the adoption of the Company’s 2003 Equity Compensation Plan, were not granted under the 1994 Stock Option Plan because sufficient shares did not remain available for grant under such plan. The stock options vested 25% on each of February 6 of 2004, 2005, 2006 and 2007 and expire on February 6, 2013. The terms of the stock options may be amended only by a written agreement between Peter M. Carlino and the Company that is approved by the Compensation Committee.

SECURITY OWNERSHIP OF PRINCIPAL
SHAREHOLDERS AND MANAGEMENT

The following table sets forth certain information with respect to beneficial ownership of the Company’s common stock as of March 31, 2007, by each person known to the Company to own beneficially more than 5% of the Company’s outstanding common stock, each director, the CEO and each of the four other most highly compensated executive officers of the Company and all of the executive officers and directors of the Company as a group. The persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them except as otherwise shown in the footnotes to the table. Unless otherwise indicated in the footnotes to the table, the address of each such person is c/o the Company, 825 Berkshire Boulevard, Suite 200, Wyomissing, Pennsylvania 19610.

Beneficial ownership is determined in accordance with the rules of the SEC. Shares of common stock subject to options currently exercisable or exercisable within 60 days of March 31, 2007, are deemed outstanding for computing the percentage beneficially owned by such holder, but are not deemed outstanding for purposes of computing the percentage beneficially owned by any other person. Except as otherwise indicated, the Company believes that the beneficial owners of the common stock listed below, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable, and that there are no other affiliations among the shareholders listed in the table. The percentage for each beneficial owner is calculated based on (i) the aggregate number of shares reported to be owned by such group or individual and (ii) the aggregate number of shares of common stock outstanding as of March 31, 2007 (85,464,858 shares).

Name and Address	Number of Shares Beneficially Owned	Percentage of Class
Peter M. Carlino(1)(2)	11,822,603	13.76%
Peter D. Carlino(1)(3)	10,049,186	11.76%
Richard J. Carlino(1)(4)	9,583,607	11.21%
David E. Carlino(1)(4)	9,568,459	11.20%
Carlino Family Trust(1)	9,533,604	11.16%
Harold Cramer(1)(5)	10,178,316	11.90%
David A. Handler(6)	172,500	*
John M. Jacquemin(6)	99,900	*
Robert P. Levy(7)	14,100	*
Barbara Z. Shattuck(8)	63,805	*
William J. Clifford(6)(9)	477,500	*
Leonard M. DeAngelo(6)(9)	382,444	*
Jordan B. Savitch(6)(9)	199,260	*
Robert S. Ippolito(6)(9)	187,400	*
Kevin DeSanctis(10)	877,415	1.02%
All executive officers and directors as a group (10 persons)(6)(9)	14,064,224	16.10%
FMR Corporation(11)	7,502,010	8.78%
Akre Capital Management, LLC(12)	7,360,937	8.61%

Notes to Security Ownership of Principal
Shareholders and Management Table

*                    Less than 1%.

(1)          9,533,604 shares of the Company’s common stock are owned by an irrevocable trust (the “Carlino Family Trust”) among Peter D. Carlino, his eight children and the former spouse of one of his children, as settlors, and certain trustees, as to which Peter M. Carlino has sole voting power for the election of directors and certain other matters. Peter D. Carlino, Peter M. Carlino, David E. Carlino, Richard J. Carlino and Harold Cramer have shared investment power and shared voting power with respect to certain matters.

(2)          The number of shares in the table includes 9,533,604 shares owned by the Carlino Family Trust, 452,997 shares owned by the Grantor Retained Annuity Trust of Peter M. Carlino dated September 23, 2005 of which Peter M. Carlino is the trustee and has sole voting and investment power, 473,755 shares owned by the 2006 Grantor Retained Annuity Trust of Peter M. Carlino dated May 19, 2006 of which Peter M. Carlino is the trustee and has sole voting and investment power, 126,491 shares owned jointly with Mr. Carlino’s wife, 266,453 shares owned by Mr. Carlino’s wife, 220,000 shares of restricted stock under which Mr. Carlino has voting rights but his disposition rights are currently restricted, and 486,300 shares that may be acquired upon the exercise of outstanding options.

(3)          The number of shares in the table includes 9,533,604 shares owned by the Carlino Family Trust and 502,212 shares owned by a marital trust for the benefit of Peter D. Carlino and by a residuary trust for the benefit of Peter D. Carlino and Peter D. Carlino’s children as to both of which Peter D. Carlino has shared investment power and shared voting power.

(4)          The number of shares in the table includes 9,533,604 shares of common stock owned by the Carlino Family Trust.

(5)          The number of shares in the table includes 9,533,604 shares owned by the Carlino Family Trust, an aggregate of 502,212 shares owned by a marital trust for the benefit of Peter D. Carlino and by a residuary trust for the benefit of Peter D. Carlino and Peter D. Carlino’s children as to both of which Harold Cramer has shared investment power and shared voting power and 82,500 shares that may be acquired upon the exercise of outstanding options.

(6)          Includes shares that may be acquired upon the exercise of outstanding options, as follows: William J. Clifford, 390,338 shares; Leonard M. DeAngelo, 329,544 shares; Jordan B. Savitch, 167,260 shares; Robert S. Ippolito, 143,000 shares; David A. Handler, 142,500 shares; and John M. Jacquemin, 97,500 shares; and all executive officers and directors as a group, 1,904,942 shares.

(7)          Includes 13,500 shares that may be acquired upon the exercise of outstanding options and 600 shares owned by Mr. Levy’s spouse, as to which shares Mr. Levy disclaims beneficial ownership.

(8)          Includes 52,500 shares that may be acquired upon the exercise of outstanding options and 2,000 shares owned by Ms. Shattuck’s spouse, as to which shares Ms. Shattuck disclaims beneficial ownership.

(9)          Includes restricted shares issued as follows: William J. Clifford, 40,000 shares; Leonard M. DeAngelo, 40,000 shares; Jordan B. Savitch, 20,000 shares; Robert S. Ippolito, 20,000 shares; and all executive officers and directors as a group, 340,000 shares, under which each of them has voting rights but his disposition rights are currently restricted.

(10)   Includes 816,290 shares that may be acquired upon the exercise of outstanding options.

(11)   According to their 13G/A filed with the SEC on February 14, 2007, consists of shares beneficially owned as of December 31, 2006, and includes 1,482,420 shares to which FMR Corporation (“FMR”) has sole voting power and 7,502,010 shares as to which FMR has sole dispositive power. This Schedule 13G report was filed jointly by FMR, Edward C. Johnson 3d and Fidelity Management & Research Company. Mr. Johnson is Chairman of FMR. Members of Mr. Johnson’s family are the predominant owners of Class B shares of FMR, representing 49% of the voting power of FMR and all Class B shareholders have entered into a shareholders’ agreement under which all Class B shares will be voted in accordance with the majority vote of Class B shares. As such, members of Mr. Johnson’s family may be deemed to be members of a controlling group with respect to FMR. The amounts beneficially owned by FMR include 6,312,290 shares beneficially owned by Fidelity Management & Research Company, an investment adviser registered under Section 203 of the Investment Advisers Act of 1940 and a wholly-owned subsidiary of FMR; 4,900 shares beneficially owned by Fidelity Management Trust Company, a bank, as defined in Section 3(a)(6) of the Securities Exchange Act of 1934, and a wholly-owned subsidiary of FMR; 203,086 shares beneficially owned by Pyramis Global Advisors, LLC, an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, and an indirect wholly-owned subsidiary of FMR; 506,750 shares beneficially owned by Pyramis Global Advisors Trust Company, a bank as defined in Section 3(a)(6) of the Securities Exchange Act of 1934, and an indirect wholly-owned subsidiary of FMR and 474,984 shares owned by Fidelity International Limited (“FIL”), an investment advisor that is independent of FMR, but a partnership controlled by Edward C. Johnson 3d and his family owns approximately 47% of the voting shares of FIL and Mr. Johnson acts as the Chairman of FIL. FMR and FIL are of the view that they are not acting as a group and that they are not otherwise required to attribute beneficial ownership of the Company’s common stock to one another. The address of FMR is 82 Devonshire Street, Boston, MA 02109.

(12)   According to their 13G/A filed with the SEC on February 15, 2007, consists of shares beneficially owned as of December 31, 2006 by Akre Capital Management, LLC (“ACM”), an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, and Charles T. Akre, Jr., and represents shares to which ACM and Mr. Akre have shared voting and dispositive power. Mr. Akre is the managing member of ACM. The address of ACM and Mr. Akre is 2 West Marshall Street, P.O. Box 998, Middleburg, VA 20118.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

For purposes of the following Compensation Discussion and Analysis, the terms “executives” and “executive officers” refer to the Named Executive Officers of the Company as set forth in the Summary Compensation Table, which appears on page 31 of this proxy statement.

Objectives of the Compensation Program

Over the past 10 years, the Company has achieved a 28% compound annual growth in stock price making it one of the top performing companies in increasing shareholder value. In recognition of its growth in total shareholder return (5 year growth of 43% per year) and its 5 year and 12 month growth in sales and earnings, the Company was named to Forbes’ Platinum 400 List of Best Big Companies in America of 2006 and further identified as the best managed company in the Hotel, Restaurant, and Leisure industries.

The Company recognizes that a talented management group plays a key role in achieving these results. Therefore, the Company believes it must attract and retain key talent to continue its outstanding performance, and that the compensation program is crucial to its continued success.

The Company views other companies in the gaming industry as its primary competition for executive talent. The gaming industry is a highly competitive business, and, as such, the Company recognizes that it needs a competitive compensation program to attract and retain the top talent necessary for it to continue to achieve outstanding results. Many executives have joined the Company from other gaming operations. The following compensation philosophy has been developed to support the Company and its businesses.

Compensation Philosophy

To support its objectives, the Compensation Committee has adopted and annually reviews and confirms a compensation philosophy which serves as the guide for all executive compensation decisions.

Compensation Philosophy Statement.   The Company intends to maintain an executive compensation program that will help it attract and retain the executive talent needed to grow and further the strategic interests of the business. To this end, the Company provides a compensation and benefits program that will be sufficiently attractive to provide talented executives with good reason for remaining with the Company and continuing in their efforts to improve shareholder value. The Company’s program is designed to motivate and reward executives to achieve and exceed targeted results. Pay received by the executives will be commensurate with the performance of the Company, the business unit they are part of, and their own individual contribution.

Compensation Program Design.   Consistent with the compensation philosophy, the compensation program is designed to support the marketplace positioning for each element of compensation to equate the level of pay with the comparable targeted market position for results, thereby creating a consistent pay for performance environment (75th percentile pay compared to the peer group for 75th percentile performance compared to the peer group). Specifically, salaries are targeted to be competitive, defined as comparable to “at market” rates (50th percentile compared to the peer group), to attract and retain the executives needed to run the business and provide them with a fair program with upside potential of variable compensation tied to performance. The total cash opportunity (base plus annual incentives) and total compensation opportunity (cash plus stock) are targeted at the 75th percentile of the peer group for 75th percentile results compared to the peer group and the maximum opportunity is set to reflect above 90th percentile levels for results that exceed the 90th percentile. Benefits and perquisites offered are selected to be competitive and fair when compared to practices of the peer companies and of the gaming industry.

Included in the peer group of gaming industry peers for 2006: Aztar Corporation, Boyd Gaming Corporation, Harrah’s Entertainment, Inc., Isle of Capri Casinos, Inc., MGM Mirage, Pinnacle Entertainment, Inc., Station Casinos, Inc., Trump Entertainment Resorts, Inc., and Wynn Resorts, Ltd. Due to changes in the gaming industry, the peer group for 2007 includes:  Ameristar Casinos, Inc., Boyd Gaming Corporation, Harrah’s Entertainment, Inc., Isle of Capri Casinos, Inc., Las Vegas Sands Corp., MGM Mirage, Pinnacle Entertainment, Inc., Station Casinos, Inc., Trump Entertainment Resorts, Inc., and Wynn Resorts, Ltd.

To ensure a competitive compensation program, the Company and the Compensation Committee, with the assistance of its compensation consultant, closely monitor the compensation practices of other gaming companies to ensure the programs assist in attracting and retaining executives. The Compensation Committee receives and reviews extensive research of the marketplace on an ongoing basis. The research focuses on practices and trends in compensation for executive officers, including:

•       types of compensation programs in other companies,

•       design details of compensation programs,

•       compensation levels for executives,

•       compensation trends and new practices,

•       pay mix, vesting terms, types of equity used,

•       stock ownership levels,

•       amount of pay from equity incentives, and

•       types of benefits and perquisites provided to executives.

The Compensation Committee reviews different aspects of business performance, including total shareholder return, return on equity, net income, revenue growth, market capitalization, and cash flow compared to the results of industry peers. Additionally, in 2006, the Compensation Committee reviewed and discussed the relationship between performance and pay, the Company’s historical performance compared to industry peers, the amount of stock set aside and used for long-term incentive plans, and the types of performance measures that are used by other companies for their annual and long-term incentive programs.

Elements of the Compensation Program

Base Salary.   Consistent with the compensation philosophy, base salaries are targeted to approximate the 50th percentile (median) of the peer group. Salaries are also reviewed and compared to market rates and internal relationships for fairness. Salaries are then reviewed and set based on judgments regarding external and internal relationships, specific position duties and responsibilities, and assessment of individual contribution and position value to the Company.

Overall salaries for executive officers in 2006 fell somewhat below the median of the peer group at the 44th percentile, due in part to the significant growth in revenues and company size over the last few years, as salaries have not quite kept pace with the company growth and its peer group ranking. For 2006, salaries were increased significantly to reflect the substantial increase in the size of the Company as a result of the acquisition of Argosy Gaming Company and the contributions of the individual executives to the Company during 2005 and to be more consistent with industry practices. Moreover, the Company was in the process of implementing a significant capital expenditure program to provide for future growth. The salary for the Chief Executive Officer was raised from $1,000,000 to $1,400,000 to recognize his outstanding performance in leading the Company and overseeing its continued growth as well as to reflect his enhanced responsibilities in connection with the increase in company size and complexity following the Argosy

Gaming Company acquisition. Pursuant to the terms of his employment agreement, dated July 31, 2006, the salary for the Executive Vice President of Operations was increased from $500,000 to $750,000 to reflect his additional duties and responsibilities after the acquisition of Argosy Gaming Company, and the implementation of a significant expansion at several Company properties.

Salary increases for executive officers for 2007 represent a 7.1% increase over 2006 levels with the Chief Executive Officer receiving a 7.1% increase to $1,500,000. The salary for the CFO was increased from $585,000 to $700,000 to reflect his performance and increased responsibility.

Annual Incentive.   Pursuant to the annual incentive compensation program in 2006, the Compensation Committee and the Board of Directors approved performance-based awards for the Chief Executive Officer and other executive officers. Award amounts were set based upon the Chief Executive Officer’s and Board’s assessment of EBITDA results, which significantly exceeded the Company’s 2006 EBITDA guidance, and the Chief Executive Officer’s assessment of individual contribution for each executive officer. For 2006, awards ranged from 67-100% of salary. Historically, the program provided a range of potential payments from 50-100% of salary.

The Company began revising its annual incentive program in 2005 to structure a more formal plan and offer an increased opportunity to reward outstanding performance consistent with the compensation philosophy and industry practices. Business issues, including the acquisition of Argosy Gaming Company and the necessary state regulatory approvals in connection with the acquisition, delayed the final design and implementation of the new plan until 2007.

Working with its compensation consultant, the Compensation Committee approved a new performance-based Annual Incentive Plan for 2007 which provides two measures: an internal measure, EBITDA versus plan, and an external measure, free cash flow versus peer group results. For 2007, the awards for meeting the internal measure goals will be paid in cash and the awards for meeting the external measure goals will be paid in restricted stock with 3-year pro rata vesting. To further a pay for performance environment, the plan is being presented to shareholders for their approval so that awards under the plan qualify as performance-based compensation that will be exempt from the federal income tax $1,000,000 deduction limitation imposed under Section 162(m) of the Code. These exemptions allow the Committee to decrease, but not increase, the amounts of all awards and maintain the tax deductibility of all performance-based payments.

Internal Measure.   EBITDA versus plan, EBITDA is defined as earnings before interest, taxes, depreciation and amortization.

For 2007, the Committee approved the following EBITDA goals for the Company:

	% of Achievement	EBITDA
•Threshold	98%	$618,000,000
•Target	100%	$633,000,000
•Maximum	102%	$648,000,000

The threshold and maximum amounts were determined based on a historical review of the predictability of the Company’s target EBITDA and management’s ability to achieve those results.

The EBITDA budget is built from the ground up at each of the Company’s properties, and subject to a thorough corporate review process that analyzes marketplace conditions and trends, property structure, margins and operating performance prior to being finalized into the annual corporate operating plan and approved by the Board of Directors.

The Chief Executive Officer has a target of 100% of salary and a range of 50% to 150% of salary from threshold to maximum. The other executives have targets of 50% or 75% of salary with a range from 50% to 150% of  target for threshold to maximum performance.

External Measure.   The Company has added an external measure of free cash flow versus 2007 peer group results with the following Company goals:

•Threshold:	50th percentile (median) performance
•Target:	75th percentile performance
•Maximum:	Highest of peers

No awards will be paid unless 2007 free cash flow is at or above the median results of the peer group, which will be measured using the Standard & Poor’s database. Actual company results for this measure will then be ranked against the peer group results to determine the award. Targets are the same percentage of salary as for the internal measure (EBITDA)—Chief Executive Officer at 100% of salary and other executives at 50% or 75% of salary for 75th percentile performance. The range is a threshold of 50% of target for 50th percentile performance and 175% of target for achieving the highest return of the peer group.

Stock Options.   The Company believes that the stock option program is an  important element of the executive compensation program since it most directly rewards for the increase in shareholder value, for which performance historically ranks above the 90th percentile of general industry results. The Company believes that stock option grants have assisted the Company in attracting and retaining executives. In setting stock option grant amounts, the Compensation Committee looks to set stock option grants consistent with the compensation philosophy and considers gaming industry practices as well as individual performance and contribution to results. The options vest at the rate of 25% per year to assist in retaining executives.

For 2006, the Company granted stock options to executive officers generally at the same number of shares as the grant from the prior year. The 2006 option grants were set after a review of recent long term incentive compensation practices at competitors in the gaming industry and an extensive discussion of individual performance and contribution to results. The Committee set option award amounts that were competitive compared to industry practices, reflected the contributions of the individual executive officers during 2005 and would motivate the executives to perform in 2006 and beyond. The Executive Vice President of Operations received a grant of 250,000 shares in connection with his employment agreement, dated July 31, 2006, which is intended to be his only grant during the 3-year term of his employment contract.

For 2007, the Company granted stock options to executive officers for the following amounts: Chief Executive Officer, 300,000 shares; Senior Vice President, Finance and Chief Financial Officer, 100,000 shares; Senior Vice President and General Counsel, 50,000 shares; Vice President, Secretary and Treasurer, 40,000 shares. The Executive Vice President of Operations, whose option grant in 2006 was made pursuant to the terms of his employment agreement, dated July 31, 2006, has not received a grant in 2007.

Restricted Stock.   In 2005, the Committee approved a special one-time restricted stock award to executive officers and the grants were made in January 2006. The purpose of the award was to recognize and reward executive officers for the successful completion of the acquisition of Argosy Gaming Company, while also providing a strong retention incentive to remain with the Company. Vesting of the shares is 50% after 4 years, and 100% after 5 years.

Benefits and Perquisites.   In 2006, certain executive officers received the following supplemental benefits and perquisites: Company match on voluntary deferred compensation, Company contribution to

401(k) plan, life insurance coverage, country club membership, reimbursement for automobile allowance, and personal use of Company aircraft. These programs are described in more detail on page 43 of this proxy statement. These programs are consistent with competitive practice in the gaming industry and the objectives of the compensation philosophy.

Deferred Compensation.   The Company does not offer a formal defined benefit pension program. Instead, the Company provides executives with a voluntary deferred compensation program with a Company match of  up to 5% of annual salary and/or bonus. The program is described in more detail on page 36 of this proxy statement. This program is consistent with competitive practices in the gaming industry.

Employment Agreements.   Executive officers have employment agreements with the Company. The main purpose of these agreements is to protect the Company from certain business risks (threats from competitors, loss of confidentiality or trade secrets and solicitation of customers and employees) and to define the Company’s right to terminate the employment relationship. The employment agreements also protect the executive from certain risks, such as a change in control of the Company. In the event of a change in control, executive officers receive a cash payment equal to three times the sum of their annual base salary and highest annual cash bonus over the two years preceding the change in control. If any change in control payment results in excise tax under the Code, then the executive officer is entitled to a gross-up payment so that the net amount equals the change in control payment less ordinary and normal taxes. The change in control payment amount (and the excise tax gross-up) was set to be competitive with practices in the gaming industry. The determination to trigger payment upon a change in control, as opposed to upon termination following a change in control, was meant to promote an orderly transition of senior management in the event of a change in control. This provision was intended to encourage executives to remain with the Company during the time between agreeing to a change in control transaction and the closing of the transaction, which can be lengthy because of regulatory approval requirements, and for a reasonable transition period after the change in control occurs. The executives are not entitled to the change in control payment until the change in control occurs. Because of the uncertainty associated with a second trigger, executives often believe they need to terminate their employment immediately following a change in control in order to receive the change in control payment. The single trigger mechanism was chosen to remove that ambiguity and avoid having senior management terminate immediately upon a change in control. In addition, to encourage the executive officers to stay for a 90-day transition period after a change in control, the executive officers receive 75% of this change in control payment on the effective date of the change in control, but the remaining 25% is not paid until 90 days after a change in control. The agreements are described in more detail on pages 37 and 38 of this proxy statement.

Other Compensation Policies

•       Restatements. The Company does not currently have a policy requiring a specific course of action with respect to compensation adjustments following later restatements of financial results. Under those circumstances, the Compensation Committee would evaluate whether compensation adjustments are appropriate based upon the facts and circumstances surrounding the restatement and existing laws.

•       Timing of Option Grants. For the annual option grants made to the executives in 2006, the Compensation Committee began its process of determining what stock option grant amounts were appropriate for the executives early in the fourth quarter of 2005 and the option grants were made at the first Compensation Committee meeting of 2006, which had been the Compensation Committee’s practice for stock option grants to continuing executives in recent years. The Compensation Committee also historically granted stock options to new executives on the day that their employment with the Company commenced. The exercise price for option grants is set at the fair market value of the Company’s common stock on the date of grant, which, pursuant to the terms of the 2003 Equity Compensation Plan, is the closing price of the Company’s common stock on the business day immediately before the date of grant.

In December 2006, the Compensation Committee adopted a stock option grant procedure, pursuant to which, for annual stock option awards to eligible executive officers, the grant date will be the first trading day of the calendar year provided that such grants are approved by the Committee after the completion of the Company’s budget for such year but in advance of the beginning of such year. The options awarded in 2007 to the executives were granted in accordance with this procedure. In addition, with respect to executive officers subject to the reporting requirements of Section 16 of the Securities Exchange Act of 1934, as amended, grants made by the Compensation Committee upon commencement of employment, promotions and upon the renewal of employment contracts are made on the day employment commences, the promotion is effective or the employment contract is renewed, respectively, which had been the Committee’s practice prior to the adoption of the procedure.

Impact of Regulatory Requirements

Under Code Section 162(m), a company generally may not deduct compensation in excess of $1,000,000 paid to the chief executive officer and the other four most highly compensated officers, subject to certain exemptions. While the Compensation Committee takes the availability of Section 162(m) exemptions into consideration when establishing executive compensation programs, in order to design compensation programs that address the Company’s needs, neither the Compensation Committee nor Company has established a policy that mandates that all compensation must be exempt from the Section 162(m) deduction limitation.

Report of the Compensation Committee

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis set forth on pages 25 through 30 of this proxy statement (the “Compensation Discussion and Analysis”) with the management of the Company.

Based on the review and discussions described above, the Compensation Committee has recommended to the Company’s Board of Directors that the Company’s Compensation Discussion and Analysis be included in the Company’s proxy statement for the 2007 Annual Meeting of Shareholders.

The information disclosed in the Company’s Report of the Compensation Committee shall not be deemed to be “soliciting material,” or to be “filed” with the SEC or subject to Regulation 14A or 14C or to the liabilities of Section 18 of the Securities Exchange Act of 1934.

Compensation Committee of the Board of Directors
Harold Cramer, Chairman
David A. Handler
Barbara Z. Shattuck

Summary Compensation Table

The following table sets forth information concerning the compensation earned during the fiscal year ended December 31, 2006 by the Company’s Chief Executive Officer, Chief Financial Officer, and three other most highly compensated individuals serving as executive officers on December 31, 2006 and one individual who would have been one of the three most highly compensated executives except that he was not an executive officer on December 31, 2006 (collectively, the “Named Executive Officers”):

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	All Other Compensation ($)(4)	Total ($)
Peter M. Carlino	2006	1,400,000	1,400,000	864,424	3,556,757	450,797	7,671,978
Chairman and Chief
Executive Officer
William J. Clifford	2006	585,000	585,000	256,031	1,486,624	141,346	3,054,001
Sr. Vice President,
Finance and
Chief Financial Officer
Leonard M. DeAngelo	2006	650,000	625,000	256,031	1,606,786	63,450	3,201,267
Executive Vice
President of Operations
Jordan B. Savitch	2006	390,000	260,000	128,016	808,306	23,876	1,610,198
Senior Vice President
and General Counsel
Robert S. Ippolito	2006	260,000	182,000	128,016	711,351	34,100	1,315,467
Vice President,
Secretary and Treasurer
Kevin DeSanctis	2006	800,000	772,604	384,047	2,371,171	143,762	4,471,584
Former President
and Chief Operating Officer(5)

(1)             These amounts reflect the bonuses earned for 2006. See discussion in Compensation Discussion and Analysis on page 25 of this proxy statement.

(2)             The amounts reflect the dollar value recognized, in accordance with SFAS 123R, for financial statement reporting purposes during 2006 for all existing awards of restricted stock awards. Assumptions used in the calculation of these amounts are included in footnote 3 to the Company’s audited financial statements included in both its Annual Report on Form 10-K for the fiscal year ended December 31, 2006 and its Annual Report on Form 10-K for the fiscal year ended December 31, 2005.

(3)             The amounts reflect the dollar value recognized, in accordance with SFAS 123R, for financial statement reporting purposes during 2006 for all existing stock option awards. Assumptions used in the calculation of these amounts are included in footnote 3 to the Company’s audited financial statements included in both its Annual Report on Form 10-K for the fiscal year ended December 31, 2006 and its Annual Report on Form 10-K for the fiscal year ended December 31, 2005.

(4)             See All Other Compensation Table below for more information.

(5)             Mr. DeSanctis ceased being an executive officer of the Company on October 9, 2006 and an employee of the Company on February 9, 2007.

All Other Compensation Table

The following table describes each component of the All Other Compensation column of the Summary Compensation Table:

					Perquisites
Name	Year	Company Contributions to Deferred Compensation Plan ($)(1)	Company Contributions to 401(k) ($)(2)	Company Paid Insurance Premiums ($)(3)	Club Memberships ($)	Personal Use of Company Vehicle ($)(4)	Personal Use of Company Airplane ($)(5)	Total ($)
Peter M. Carlino	2006	119,615	4,400	124,406	3,724	2,459	196,193	450,797
William J. Clifford	2006	54,168	4,400	—	—	—	82,778	141,346
Leonard M. DeAngelo	2006	57,500	4,400	1,550	—	—	—	63,450
Jordan B. Savitch	2006	19,476	4,400	—	—	—	—	23,876
Robert S. Ippolito	2006	24,981	4,400	2,769	—	1,950	—	34,100
Kevin DeSanctis	2006	82,511	4,400	3,485	—	2,550	50,816	143,762

(1)             This column reports the Company’s matching contribution under the Company’s Deferred Compensation Plan.

(2)             This column reports the Company’s contributions to the Named Executive Officer’s 401(k) savings accounts.

(3)             This column reports term life insurance policy premiums paid by the Company on behalf of Messrs. DeAngelo and DeSanctis and split dollar life insurance policy premiums paid by the Company on behalf of Mr. Ippolito and certain irrevocable trusts created by Peter M. Carlino. For further discussion of the split dollar life insurance policies, see the description under “Transactions with Related Persons” on page 44 of this proxy statement.

(4)             The amount allocated for personal use of a company vehicle is calculated based upon the lease value of the vehicle and an estimate of personal usage provided by the executive.

(5)             The amount allocated for personal aircraft usage is calculated based on the incremental cost to the Company for fuel, landing fees and other variable costs of operating the airplane. Since the Company’s aircraft are primarily used for business travel, the Company does not include fixed costs that do not change based on usage, such as pilots’ salaries, depreciation of the purchase cost of the aircraft and the cost of general maintenance.

Grants of Plan-Based Awards

The following table sets forth certain information regarding grants of plan-based awards during 2006:

Name	Grant Date	Grant Board Approval Date	All Other Stock Awards: Number of Shares of Stock (#)(1)	All Other Option Awards: Number of Securities Underlying Options (#)(2)	Exercise or Base Price of Option Awards ($/Sh)(3)	Grant Date Fair Value of Stock and Option Awards ($)(4)
Peter M. Carlino	1/12/2006	1/11/2006	—	300,000	33.12	4,395,150
	1/12/2006	1/11/2006	60,000	—	—	1,987,200
William J. Clifford	1/12/2006	1/11/2006	—	100,000	33.12	1,465,050
	1/12/2006	1/11/2006	40,000	—	—	1,324,800
Leonard M. DeAngelo	1/12/2006	1/11/2006	—	100,000	33.12	1,465,050
	1/12/2006	1/11/2006	40,000	—	—	1,324,800
	7/31/2006	7/31/2006	—	250,000	33.43	3,474,700
Jordan B. Savitch	1/12/2006	1/11/2006	—	50,000	33.12	732,525
	1/12/2006	1/11/2006	20,000	—	—	662,400
Robert S. Ippolito	1/12/2006	1/11/2006	—	60,000	33.12	879,030
	1/12/2006	1/11/2006	20,000	—	—	662,400
Kevin DeSanctis	1/12/2006	1/11/2006	—	200,000	33.12	2,930,100
	1/12/2006	1/11/2006	60,000	—	—	1,987,200

(1)             Represents restricted stock awarded to the Named Executive Officers. Restricted stock awards vest as to 50% of the award on each of the fourth and fifth anniversary of the date of grant. The Named Executive Officers are entitled to receive any dividends paid on the restricted stock.

(2)             Options granted to the Named Executive Officers vest over four years, 25% on the first anniversary of the date of grant and 25% on each succeeding anniversary.

(3)             The exercise price of each stock option is equal to the fair market value of a share of the Company’s common stock on the date of grant. Pursuant to the terms of the Company’s 2003 Long Term Incentive Compensation plan, under which the options were granted, fair market value is equal to the closing price of the Company’s common stock on the business day immediately preceding the date of grant.

(4)             Represents the full grant date fair value of awards under SFAS 123R. Generally, the full grant date fair value is the amount the Company would expense in its financial statements over the award’s vesting period. Assumptions used in the calculation of these amounts are included in footnote 3 to the Company’s audited financial statements included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2006.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information concerning outstanding equity awards as of December 31, 2006:

	Option Awards						Stock Awards
		Number of Securities Underlying Unexercised						Number of Shares or Units of Stock Held	Market Value of Shares or Units of Stock Held
	Option	Options:		Option	Option		Stock	that Have	that Have
	Grant	Exercisable	Unexercisable	Exercise	Expiration		Award	Not Vested	Not Vested
Name	Date(1)	(#)	(#)	Price ($)	Date		Grant Date	(#)(2)	($)(3)
Peter M. Carlino	02/06/2003	—	75,000	7.95	02/06/13		05/26/2004	160,000	6,659,200
	01/29/2004	—	150,000	12.15	01/29/14		01/12/2006	60,000	2,497,200
	01/06/2005	111,300	450,000	29.22	01/06/15
	01/12/2006	—	300,000	33.12	01/12/16
William J. Clifford	07/30/2001	2,608	—	4.74	07/30/08		01/12/2006	40,000	1,664,800
	01/02/2002	66,392	—	7.42	01/02/09
	02/06/2003	75,000	25,000	7.95	02/06/10
	01/29/2004	50,000	50,000	12.15	01/29/11
	01/06/2005	75,000	225,000	29.22	01/06/12
	01/12/2006	—	100,000	33.12	01/12/13
Leonard M. DeAngelo	07/21/2003	172,044	75,000	10.06	07/21/10		01/12/2006	40,000	1,664,800
	01/29/2004	35,000	35,000	12.15	01/29/11
	01/06/2005	40,000	120,000	29.22	01/06/12
	01/12/2006	—	100,000	33.12	01/12/13
	07/31/2006	—	250,000	33.43	07/31/13
Jordan B. Savitch	09/03/2002	44,260	—	8.73	09/03/09		01/12/2006	20,000	832,400
	01/29/2004	23,000	35,000	12.15	01/29/11
	01/06/2005	35,000	105,000	29.22	01/06/12
	01/12/2006	—	50,000	33.12	01/12/13
Robert S. Ippolito	01/02/2002	8,000	—	7.42	01/02/09		01/12/2006	20,000	832,400
	02/06/2003	10,000	15,000	7.95	02/06/10
	01/29/2004	30,000	30,000	12.15	01/29/11
	01/06/2005	30,000	90,000	29.22	01/06/12
	01/12/2006	—	60,000	33.12	01/12/13
Kevin DeSanctis	03/22/2001	42,356	—	2.66	03/22/08	(4)	01/12/2006	60,000	2,497,200
	01/02/2002	186,524	—	7.42	01/02/09	(4)
	02/06/2003	149,988	50,000	7.95	02/06/10	(4)
	01/29/2004	100,000	100,000	12.15	01/29/11	(4)
	01/06/2005	100,000	300,000	29.22	01/06/12	(4)
	01/12/2006	—	200,000	33.12	01/12/13	(4)

(1)             Options vest over four years, 25% on the first anniversary of the date of grant and 25% on each succeeding anniversary.

(2)             Represents restricted stock awards. Except for the May 26, 2004 grant to Mr. Carlino, which vests in full on May 26, 2009, the restricted stock awards granted vest 50% on each of the fourth and fifth anniversary of the date of grant.

(3)             Calculated based on the closing price of the Company’s common stock on December 29, 2006 ($41.62), which was the last trading day of 2006.

(4)             In connection with his separation from the Company on February 9, 2007, Mr. DeSanctis forfeited all of his unvested stock options on February 9, 2007, the vested portion of his incentive stock options expired March 11, 2007 and the vested portion of his non-qualified stock options expire on August 9, 2007.

Option Exercises and Stock Vested

The following table sets forth information concerning options exercised during fiscal 2006 (no restricted stock awards held by the Named Executive Officers vested during 2006):

	Option Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)
Peter M. Carlino	311,200	8,575,561
William J. Clifford	37,500	953,478
Leonard M. DeAngelo	52,956	1,540,111
Jordan B. Savitch	26,000	699,744
Robert S. Ippolito	42,000	1,380,110
Kevin DeSanctis	156,132	5,538,458

Nonqualified Deferred Compensation

The following table sets forth information concerning nonqualified deferred compensation of the Named Executive Officers:

Name	Executive Contributions in Last Fiscal Year ($)(1)	Company Contributions in Last Fiscal Year ($)(2)	Aggregate Earnings in Last Fiscal Year ($)(3)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)(4)
Peter M. Carlino	239,231	119,615	274,734	(5,529)	1,810,136
William J. Clifford	208,337	54,168	120,535	(2,732)	1,150,024
Leonard M. DeAngelo	115,000	57,500	83,450	(1,305)	595,914
Jordan B. Savitch	38,952	19,476	5,346	(182)	63,591
Robert S. Ippolito	97,962	24,981	64,507	(1,500)	551,810
Kevin DeSanctis	165,022	82,511	201,443	(4,270)	1,197,532

(1)          For each Named Executive Officer, the entire contribution is included in the Named Executive Officer’s salary and/or bonus for 2006, as reported in the Summary Compensation Table.

(2)          For each Named Executive Officer, the entire contribution is included in the Named Executive Officer’s other compensation for 2006, as reported in the Summary Compensation Table.

(3)          Amounts are not reported in Summary Compensation Table because earnings are not above market or preferential.

(4)          The amount of each Named Executive Officer’s aggregate balance at fiscal year end that was previously reported compensation in the Company’s Summary Compensation Table for previous years is set forth below:

Name	Amount Previously Reported ($)*
Peter M. Carlino	988,482
William J. Clifford	685,560
Leonard M. DeAngelo	299,089
Jordan B. Savitch	—
Robert S. Ippolito	59,275
Kevin DeSanctis	637,372

*                   Except in the case of Mr. Ippolito, for each Named Executive Officer, the amount in the table represents all contributions to the Named Executive Officer’s deferred compensation account by the executive and the Company for fiscal years 2001 through 2005. 2006 contributions are included in the Summary Compensation Table of this proxy statement. Mr. Ippolito was not a Named Executive Officer for 2003, 2004 or 2005, and, therefore, neither his nor the Company’s contributions to his deferred compensation account were reported for 2003, 2004 or 2005.

Penn National Gaming, Inc. Deferred Compensation Plan.   Pursuant to the Company’s Deferred Compensation Plan, as amended, most management and certain other highly compensated employees selected by the Compensation Committee may elect to defer, on a pre-tax basis, a percentage of his or her salary and/or bonus. The minimum amount deferrable is $3,000 and the maximum is 90% of his or her base annual salary and/or bonus. Generally, deferral elections must be made before the beginning of the year in which compensation will be deferred. The Company’s contributions under the plan are equal to 50% of the participant’s for the first 10% of the salary and/or bonus deferred, subject to a maximum annual Company contribution equal to 5% of the participant’s salary and/or bonus. With the Board’s approval, the Company is also permitted to make discretionary contributions. Participants are always 100% vested in their own contributions, but Company contributions vest 20% per year of service with the Company. Therefore, employees with five or more years of service are fully vested in Company contributions under the plan. However, for employees with less than five years of service, all Company contributions become immediately and fully vested upon death, retirement (on or after age 65) or a change in control of the Company, as defined in the Deferred Compensation Plan. The Compensation Committee may accelerate vesting of the Company’s contributions if a participant terminates his or her employment because of disability. For the purposes of the Company’s Deferred Compensation Plan, generally, a change in control occurs when a person, entity or group acquires 25% or more of the Company’s common stock; the Company reorganizes, merges or consolidates, except under circumstances, described in the plan, where control of the Company and its successor remains relatively consistent before and after such transaction; the Company’s shareholders approve a complete liquidation or disposition of all of the assets of the Company, except under circumstances, described in the plan, where control of the Company and its successor remains relatively consistent before and after such transaction; and any time the incumbent directors on March 1, 2001, or subsequent directors approved by a majority of the incumbent directors, do not constitute a majority of the Board.

Participants in the Deferred Compensation Plan may invest deferred amounts, including Company contributions, in mutual funds selected by the Compensation Committee. The table below shows the funds available under the plan in 2006 and their rate of return for the calendar year ended December 31, 2006.

Name of Fund	Rate of Return in 2006
GWL - Fidelity VIP Money Market: SC2	4.62%
GWL - PIMCO VIT Short-Term: AC	4.27%
GWL - PIMCO VIT Real Ret: AC	0.70%
GWL - T. Rowe PerSrtat Bal	11.85%
GWL - DWS VS II Dreman HiRet Eq A	18.74%
GWL - Dreyfus Stock Index	15.47%
GWL - Neuberger AMT Regency: Cl I	11.17%
GWL - DWS VS II Dreman Small Cap Val: Cl A	25.07%
GWL - Dreyfus International Equity	23.31%

Participants may change their investment elections at any time.

Subject to the exceptions discussed below, participants in the Deferred Compensation Plan, or their beneficiaries, receive distributions upon retirement, death or termination. Participants can elect to receive distributions following retirement or death in the form of a lump sum payment or payment in five or ten annual installments. Distributions following retirement can be deferred for up to five years. For purposes of the plan, termination of employment as a result of a disability will be considered retirement. Distributions following termination of employment other than as a result of retirement or death will be in the form of a lump sum payment or payment in five or ten annual installments, at the election of the Compensation Committee. Participants can also elect to receive a “short term” payout with respect to an annual deferral amount, which is payable in a lump sum at the beginning of any subsequent calendar year, subject to certain limitations. In the event of an unforeseeable financial emergency and with the approval of the Compensation Committee, a participant can suspend deferrals or receive a partial or full payout under the plan. In addition, participants can withdraw sums at any time subject to a 10% withdrawal penalty.

Employment Agreements

Peter M. Carlino.   On May 26, 2004, the Company entered into an employment agreement with Peter M. Carlino, its Chairman and Chief Executive Officer. The agreement has an initial term of five years and automatically renews for five year periods unless either party gives written notice of the desire to terminate at least 60 days prior to the renewal date. The agreement sets a base salary, which shall be reviewed annually and is subject to increase by the Compensation Committee, and provides for additional compensation, including equity compensation and bonuses, as may be awarded from time to time by the Compensation Committee, and certain other benefits, including health, vacation and deferred compensation benefits. Mr. Carlino’s annual base salary for 2007 is $1,500,000. The agreement also provides for the continued payment of certain life insurance premiums on Mr. Carlino’s behalf and provides Mr. Carlino with a Company car. Mr. Carlino’s employment agreement prohibits him from competing with the Company during the greater of the term of his employment agreement (including any remainder of the term after his termination) or the Severance Term. However, if Mr. Carlino is terminated other than for Cause, he can terminate the non-competition agreement after one year if he waives his right to his remaining severance payments under the agreement. The employment agreement also prohibits the disclosure of confidential information of the Company and includes a non-solicitation prohibition, which runs for a reasonable transition period equal to the greater of one year or the period during which Mr. Carlino is prohibited from competing with the Company under his employment agreement.

For a detailed description of the payments that Mr. Carlino is entitled to upon termination or change in control under his employment agreement, see “Potential Payments Upon Termination or Change in Control,” beginning on page 39 of this proxy statement.

William J. Clifford, Leonard M. DeAngelo, Jordan B. Savitch and Robert S. Ippolito.   On June 10, 2005, the Company entered into employment agreements with William J. Clifford, Senior Vice President, Finance and Chief Financial Officer, Jordan B. Savitch, Senior Vice President and General Counsel, and Robert S. Ippolito, Vice President, Secretary and Treasurer. On July 31, 2006, the Company entered into an employment agreement with Leonard M. DeAngelo, Executive Vice President, Operations. All four agreements have an initial term of three years and automatically renew for three-year periods unless either party gives written notice of the desire to terminate at least 60 days prior to the renewal date. The agreements set a base salary, which shall be reviewed annually and is subject to increase by the Board or the Compensation Committee, and provide for additional compensation, including equity compensation and bonuses as may be awarded from time to time by the Compensation Committee, and certain other benefits, including health, vacation and deferred compensation benefits. Mr. DeAngelo’s agreement provides for $1,000,000 in life insurance paid for by the Company and provided for the grant to Mr. DeAngelo of options to purchase 250,000 shares of the Company’s common stock in connection with his entry into the agreement. Mr. Ippolito’s agreement provides for the continued payment of certain life insurance premiums on Mr. Ippolito’s behalf and provides Mr. Ippolito with a Company car.

Mr. DeAngelo’s employment agreement also includes a restrictive covenant pursuant to which Mr. DeAngelo has agreed not to compete with the Company for 90 days following termination, except if Mr. DeAngelo terminates his employment without good reason, in which case the restriction period shall continue for the remainder of the term of the agreement.

Similarly, under their employment agreements, Messrs. Clifford, Savitch and Ippolito are prohibited from competing with the Company during the greater of the term of their employment agreements (including any remainder of the term after their termination) or the Severance Term except with the prior written consent of the Company. However, if any of the officers is terminated other than for cause or due to death or a total disability or in the event that the Company elects not to renew his agreement, the officer may terminate the non-competition agreement after one year if he waives his right to his remaining severance payments.

Each employment agreement includes a non-solicitation prohibition, which runs for a period equal to the greater of one year from termination or the period (described above) during which the prohibition on competing with the Company is in effect under the employment  agreement. Each employment agreement also prohibits the disclosure of confidential information of the Company.

The base salaries for 2007 are as follows:

Name	2007 Base Salary
William J. Clifford	$700,000
Leonard DeAngelo	$750,000
Jordan B. Savitch	$405,000
Robert S. Ippolito	$270,000

For a detailed description of the payments that Messrs. Clifford, DeAngelo, Savitch and Ippolito are entitled to upon termination or change in control under their employment agreements, see “Potential Payments Upon Termination or Change in Control,” beginning on page 39 of this proxy statement.

Kevin DeSanctis.   On May 26, 2004, the Company entered into an employment agreement with Kevin DeSanctis, which terminated on October 9, 2006 pursuant to the terms of a Separation Agreement and General Release (the “Separation Agreement”) between Mr. DeSanctis and the Company dated October 3, 2006. Mr. DeSanctis’s employment agreement set a base salary, which was reviewed annually and was subject to increase by the Board or the Compensation Committee, and provided for additional compensation, including equity compensation and bonuses as may be awarded from time to time by the Compensation Committee, and certain other benefits, including health and vacation benefits. Mr. DeSanctis’ employment agreement provided for the payment of premiums on a $5,000,000 life insurance policy on Mr. DeSanctis’s behalf, to the extent the policy could be issued at standard rates.

In accordance with the Separation Agreement, Mr. DeSanctis was employed by the Company through February 9, 2007 (the “Employee Termination Date”) in order to continue to facilitate an orderly transition. Mr. DeSanctis relinquished the titles of President and Chief Operating Officer effective October 9, 2006 (the “Officer Termination Date”) and served in a non-officer capacity through the Employee Termination Date.

Mr. DeSanctis was paid his current base salary until the Officer Termination Date and, from the period from the Officer Termination Date until the Employee Termination Date, Mr. DeSanctis received $1,000 per week.  The vested portion of Mr. DeSanctis’s incentive stock options expired thirty days after the Employee Termination Date and the vested portion of Mr. DeSanctis’s non-qualified stock options expire on the earlier of their expiration date or August 9, 2007.

Pursuant to the Separation Agreement, Mr. DeSanctis is subject to a broad non-solicitation and non-hire covenant that expires on February 9, 2009. In addition, Mr. DeSanctis agreed that the non-competition provisions contained in the employment agreement between him and the Company continued until February 9, 2007. Except for certain mutually agreed upon matters, subsequent to the Officer Termination Date, Mr. DeSanctis shall have no restrictions on his ability to compete with the Company, including Mr. DeSanctis’s previously-announced pursuit of gaming industry opportunities through Revel Entertainment. The Separation Agreement also prohibits Mr. DeSanctis from disclosing confidential information of the Company. In addition, Mr. DeSanctis agreed to release the Company from, and covenanted not to sue the Company regarding, any and all claims he may have against the Company relating to or arising out of his employment with the Company except for specified customary exceptions. The Company agreed to release Mr. DeSanctis from, and covenanted not to sue Mr. DeSanctis regarding any claims arising prior to October 3, 2006.

Potential Payments Upon Termination or Change in Control

The information below describes and quantifies compensation that would become payable under existing arrangements in the event of a termination of such Named Executive Officer’s employment under several different circumstances or a change in control. The amounts shown assume that such termination or change in control was effective as of December 31, 2006, and thus include amounts earned through such time and are estimates of the amounts that would be paid to the Named Executive Officers upon their termination or a change in control. The actual amounts to be paid can only be determined at the time of such Named Executive Officer’s separation from the Company or a change in control. The description below does not include Mr. DeSanctis because, pursuant to the terms of the Separation Agreement and General Release between Mr. DeSanctis and the Company, he ceased being an executive of the Company on October 9, 2006 and ceased being an employee of the Company on February 9, 2007.

The following tables quantify the amounts payable to each of the Named Executive Officers, other than Mr. DeSanctis, under the described termination circumstances and upon a change in control. Following the table is a description of the various policies and plans.

Peter M. Carlino

	Voluntary Termination by Executive($)	Termination without Cause by Company($)	Termination for Cause by Company($)	Termination upon Death($)		Termination upon Disability($)	Change in Control($)(1)
Cash Severance Benefit	—	7,200,000	—	—		7,200,000	7,200,000
Benefit Continuation	—	30,852	—	—		30,852	—
Deferred Compensation Balance	1,810,136	1,810,136	1,810,136	1,810,136		1,810,136	—
Restricted Shares(2)	—	—	—	9,156,400		9,156,400	9,156,400
Excise Tax Gross-Up(3)	—	—	—	—		—	—
Life Insurance Payment	—	—	—	4,000,000	(4)	—	—

William J. Clifford

	Voluntary Termination by Executive($)	Termination without Cause by Company($)	Termination for Cause by Company($)	Termination upon Death($)	Termination upon Disability($)	Change in Control($)(1)
Cash Severance Benefit	—	2,170,000	—	2,170,000	2,170,000	3,255,000
Benefit Continuation	—	20,112	—	20,112	20,112	—
Deferred Compensation Balance	1,150,024	1,150,024	1,150,024	1,150,024	1,150,024	—
Restricted Shares(2)	—	—	—	1,664,800	1,664,800	1,664,800
Excise Tax Gross-Up(3)	—	—	—	—	—	3,510,971

Leonard DeAngelo

	Voluntary Termination by Executive without Good Reason($)	Termination without Cause by Company or with Good Reason by the Executive($)	Termination for Cause by Company($)	Termination upon Death($)	Termination upon Disability($)	Change in Control($)(1)
Cash Severance Benefit	—	3,229,167	—	3,229,167	3,229,167	3,750,000
Benefit Continuation	—	26,567	—	26,567	26,567	—
Deferred Compensation Balance(5)	516,523	516,523	516,523	595,914	516,523	—
Restricted Shares(2)	—	—	—	1,664,800	1,664,800	1,664,800
Excise Tax Gross-Up(3)	—	—	—	—	—	7,147,995
Life Insurance Payment	—	—	—	1,000,000	—	—

Jordan B. Savitch

	Voluntary Termination by Executive($)	Termination without Cause by Company($)	Termination for Cause by Company($)	Termination upon Death($)	Termination upon Disability($)	Change in Control($)(1)
Cash Severance Benefit	—	1,300,000	—	1,300,000	1,300,000	1,950,000
Benefit Continuation	—	20,568	—	20,568	20,568	—
Deferred Compensation Balance(5)	59,352	59,352	59,352	63,591	59,352	—
Restricted Shares(2)	—	—	—	832,400	832,400	832,400
Excise Tax Gross-Up(3)	—	—	—	—	—	1,746,181

Robert S. Ippolito

	Voluntary Termination by Executive($)	Termination without Cause by Company($)	Termination for Cause by Company($)	Termination upon Death($)		Termination upon Disability($)	Change in Control($)(1)
Cash Severance Benefit	—	1,000,000	—	1,000,000		1,000,000	1,500,000
Benefit Continuation	—	20,568	—	20,568		20,568	—
Deferred Compensation Balance	551,810	551,810	551,810	551,810		551,810	—
Restricted Shares(2)	—	—	—	832,400		832,400	832,400
Excise Tax Gross-Up(3)	—	—	—	—		—	1,505,994
Life Insurance Payment	—	—	—	200,000	(6)	—	—

(1)             The change in control payment is made, and the restricted stock accelerates, upon the occurrence of a change in control; no termination of employment is required.

(2)             Restricted stock award values were computed based on the closing stock price of the Company’s common stock on December 29, 2006 ($41.62), the last trading day of 2006.

(3)             The amounts in the table are based on a Section 280G of the Code excise tax rate of 20%, a federal income tax rate of 35%, a state and local income tax rate of 4.07% and a Medicare tax rate of 1.45%.

(4)             Represents payments under split dollar life insurance policies for the benefit of certain irrevocable trusts created by Mr. Carlino if Mr. Carlino died on December 31, 2006 and was survived by his spouse. In addition, another $10,824,000 is payable to the irrevocable trusts under split dollar life insurance polices that cover the lives of both Mr. Carlino and his spouse. These additional survivor policies are payable following the death of both Mr. Carlino and his spouse. Assuming the benefits under all of the split dollar life insurance policies for the benefit the irrevocable trusts became payable (a total benefit of $14,824,000), the irrevocable trusts would be required to reimburse the Company for $2,270,269 in premiums on the policies previously paid by the Company. For a discussion of the split life insurance policies, see page 44 of this proxy statement.

(5)             Company contributions to the Deferred Compensation Plan vest 20% per year during the first five years of service, although vesting is accelerated upon death, change in control and, at the option of the Compensation Committee, disability. Because Mr. DeAngelo and Savitch joined the Company in July 2003 and September 2002, respectively, at December 31, 2006, the Company’s contributions to their deferred compensation accounts were only 60% and 80% vested, respectively. As a result, if, on December 31, 2006, Mr. DeAngelo or Mr. Savitch voluntarily terminated his employment or was terminated without cause by the Company, then, unless a change in control had occurred prior to such termination, the unvested portion of the Company’s contributions to his respective deferred compensation accounts would be forfeited. If a change in control occurred prior to such termination, the Company’s contributions would vest in full (resulting in a total distribution of $595,914 and $63,591 for Mr. DeAngelo and Mr. Jordan, respectively). Similarly, if Mr. DeAngelo’s or Mr. Savitch’s employment was terminated due to disability on December 31, 2006, the unvested portion of the Company’s contributions to his respective deferred compensation accounts would be forfeited unless the Compensation Committee determined otherwise.

(6)             Assuming the benefit became payable on December 31, 2006, the beneficiaries of the insurance policy would be required to reimburse the Company for $47,515 in premiums on the policy previously paid by the Company. For a discussion of the split life insurance policies, see page 44 of this proxy statement.

Employment Agreements.   As described above, the Company has entered into Employment Agreements with each of the Named Executive Officers. Under the agreements, in the event of a termination, the following benefits would be provided to the Named Executive Officers:

Termination Without Cause or Due to Death or Total Disability.   If the Company elects not to renew the Named Executive Officer’s employment agreement or the Named Executive Officer is terminated (i) without cause; (ii) due to total disability; (iii) in the case of the Named Executive Officers other than Mr. Carlino, death; or (iv) in the case of Mr. DeAngelo, if Mr. DeAngelo terminates his employment with good reason, in addition to the obligations accrued or earned and vested (if applicable) by the Named Executive Officer as of the date of termination, the Named Executive Officer will:

•       be entitled to receive the product of the sum of the highest monthly base salary and monthly bonus value (determined by dividing his annual bonus by twelve) the Named Executive Officer received during the two years prior to termination multiplied by the greater of 24 months (36 months in the case of Mr. Carlino) or the number of months left in the employment term (the “Severance Term”);

•       be entitled to receive health benefits coverage during the Severance Term; and

•       become a non-executive employee of the Company so his options continue to vest.

Assuming a December 31, 2006 termination, Mr. Carlino and each of Messrs. Clifford, Savitch and Ippolito had 29 months, and 16 months, respectively, remaining in their employment terms and, therefore, would have had Severance Terms of 36 months and 24 months, respectively. However, Mr. DeAngelo had 31 months remaining as of December 31, 2006, so his Severance Term would have been 31 months. Payments are made: 75% within 15 days of termination and the balance in accordance with payroll practices, unless the Company elects to make the whole payment in a single lump sum. The Named Executive Officer is subject to the confidentiality, non-competition and non-solicitation provisions of the employment agreement, described on page 38 of this proxy statement.  In addition, the Named Executive Officer must execute a separation agreement and general release in order to receive the benefits described above. The separation agreement and general release generally has a three year term, includes a mutual release and covenant not to sue regarding all claims between the Company and the Named Executive Officer, non-disparagement and confidentiality provisions, and provides that the Named Executive Officer will provide reasonable transition assistance to the Company for one year without charge.

Termination for Cause or by the Named Executive Officer.   If (i) a Named Executive Officer other than Mr. DeAngelo terminates his employment for any reason; (ii) Mr. DeAngelo terminates his employment other than for good reason (as described above); (iii) any Named Executive Officer’s employment is terminated by the Company for cause or, in the case of Mr. Carlino, his employment is terminated because of death, the Named Executive Officer, or the legal beneficiaries of Mr. Carlino in the case of Mr. Carlino’s death, will receive obligations accrued or earned and vested (if applicable) by the Named Executive Officer as of the date of termination (e.g., earned salary).

Cause.   For the purposes of the employment agreements, “cause” means being convicted of a felony or any misdemeanor involving allegations of fraud, theft, perjury or conspiracy, being found disqualified or not suitable to hold a casino or other gaming license by a governmental gaming authority in any jurisdiction where the Named Executive Officer is required to be found qualified, suitable or licensed; materially breaching the employment agreement or any material Company policy and failing to cure the breach within 15 days of notice or misappropriating corporate funds as determined in good faith by the Board.

Good Reason.   For the purposes of the employment agreements, “good reason” means any of the following events that the Company fails to cure within ten days of receiving written notice about from the Named Executive Officer:  assigning the Named Executive Officer duties inconsistent with his position, authority or legal or fiduciary duties; a reduction in the Named Executive Officer’s compensation or a substantial reduction in his benefits taken as a whole; a material increase in such executive’s travel requirements; or a material breach of the Named Executive Officer’s employment agreement.

Change in Control.   In the event of a change in control, the Named Executive Officer is entitled to receive a cash payment equal to three times the sum of the highest annual base salary he received during the past two years and highest annual bonus the officer received with respect to the last two calendar years. Three quarters of this change in control payment is due on the effective date of the change in control and the balance is due on the 90th day thereafter, but is payable immediately if the Named Executive Officer employment is terminated or the executive terminates his employment for good reason. The Named Executive Officer is subject to the confidentiality, non-competition and non-solicitation provisions of the employment agreement, described on page 38 of this proxy statement, and the Company can require the executive to execute a release in order to receive the change in control benefit. For the Named Executive Officers other than Mr. DeAngelo, if, in the two year period prior to a change in control, the executive is terminated by the Company without cause or due to total disability or the Company elects not to renew the employment agreement, then the executive is still eligible for the change in control benefit. In case the of Mr. DeAngelo, he will be entitled to the change in control benefit if he is terminated by the Company without cause in the period between the Company’s public announcement of a definitive agreement with respect to a change in control and the effective date of the change in control.

For the purposes of  Messrs. Carlino, Clifford, Savitch and Ippolito’s employment agreements, a change in control is defined as the occurrence of one or more of the following events:

•       any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company;

•       the election of two (2) or more persons to the Board who do not constitute continuing directors. Continuing directors are individuals who were members of the Board as of the date of the employment agreement or who were nominated for election or elected to the Board with the affirmative vote of a majority of directors comprising the Board or, if applicable, the Nominating Committee of the Board, who were continuing directors immediately prior to such nomination or election; or

•       the ownership or acquisition by any person or group of the power, directly or indirectly, to vote or direct the voting of securities having more than 40% of the ordinary voting power for the election of directors of the Company.

For the purposes of  Mr. DeAngelo’s employment agreement, which uses the definition of change in control contained in the Company’s 2003 Equity Compensation Plan, a change in control is defined as the occurrence of one or more of the following events:

•       a person or group becomes the beneficial owner of shares representing more than 50% of Company’s common stock;

•       the shareholders of the Company approve any plan or proposal for the liquidation, dissolution or winding up of the Company;

•       the Company (i) consolidates with, merges into or participates in a share exchange with another entity or another entity merges into the Company, and in the case of any such merger, consolidation or share exchange, the Company’s common stock is changed or exchanged into other assets or securities as a result, or (ii) conveys, transfers or leases all or substantially all of its assets; or

•       any time continuing directors do not constitute a majority of the Board. Continuing directors are individuals who were members of the Board June 1, 2005 or who were nominated for election or elected to the Board with the affirmative vote of a majority of directors comprising the Board or, if applicable, the Nominating Committee of the Board, who were continuing directors immediately prior to such nomination or election.

Excise Tax Gross Up.   If the Named Executive Officer is entitled to receive any payments upon termination or change in control pursuant to the employment agreement or under any plan or arrangement providing for payments under similar circumstances and any of such payments result in excise tax under the Code, then the Named Executive Officer is entitled to a gross-up payment so that the net amount he retains will be equal to his payment or payments less ordinary and normal taxes (but not less the excise tax).

Life Insurance.   The Company pays term life insurance policy premiums on behalf of Mr. DeAngelo and split dollar life insurance policy premiums on behalf of Mr. Ippolito and certain irrevocable trusts created by Peter M. Carlino. For further discussion of the split dollar life insurance policies, see the description under “Transactions with Related Persons” on page 44 of this proxy statement.

Deferred Compensation Plan.   The Named Executive Officers participate in the Company’s Deferred Compensation Plan. A description of the Deferred Compensation Plan, including the impact of termination of employment and change in control, can be found on page 36 of this proxy statement.

Restricted Stock Awards.   The Named Executive Officers received restricted stock awards under the Company’s 2003 Equity Compensation Plan. Restricted stock is not generally awarded to the Company’s employees. Upon retirement at or after age 65 (none of the Named Executive Officers had reached 65 at December 31, 2006) or termination because of death or disability, the restricted stock awards fully vest. Upon termination other than retirement or termination as a result of death or disability, all unvested restricted stock awards are forfeited. In the event of a change in control, as defined in the 2003 Equity Compensation Plan, all restricted stock awards vest immediately. In addition, the Named Executive Officers’ currently outstanding restricted stock will vest in full if a change in control, as defined in the Named Executive Officers’ employment agreements, occurs. As described above, with the exception of Mr. DeAngelo’s employment agreement, the definition of change in control in the Named Executive Officers’ employment agreements is different from the definition of change in control in the 2003 Equity Compensation Plan.

Accrued Pay and Regular Termination Benefits.   In addition to the benefits described above, the Named Executive Officers are also entitled to certain payments and benefits upon termination of employment that are provided on a non-discriminatory basis to salaried employees generally upon termination of employment. These include:

•       Accrued salary, vacation pay and unreimbursed expenses;

•       Disability insurance; and

•       Distributions of plan balances under the Company’s 401(k) plan.

Similarly, except as described above, upon termination of employment, a Named Executive Officer’s options are subject to the terms applicable to all recipients of such awards under the Company’s applicable plans. Under the Company’s equity compensation plans, outstanding awards become fully vested and/or exercisable upon a “change in control.”  The Company is not obligated to provide any special accelerated vesting of Named Executive Officer’s options other than as described above.

Kevin DeSanctis.   As described above, in accordance with the Separation Agreement and General Release between Mr. DeSanctis and the Company, Mr. DeSanctis was employed by the Company through February 9, 2007 in order to continue to facilitate an orderly transition. Mr. DeSanctis relinquished the titles of President and Chief Operating Officer effective October 9, 2006 and, served in a non-officer capacity through the Employee Termination Date. Mr. DeSanctis was paid his current base salary until October 9, 2006 and, from the period from October 9th until February 9, 2007, he received $1,000 per week. The vested portion of Mr. DeSanctis’s non-qualified stock options expire on the earlier of their expiration date or August 9, 2007. In addition, Mr. DeSanctis was a participant in the Company’s Deferred Compensation Plan, which is described beginning on page 36 of this proxy statement.

TRANSACTIONS WITH RELATED PERSONS

In August 1994, the Company signed a consulting agreement with Peter D. Carlino, former Chairman of the Company. Pursuant to the consulting agreement, as amended, Peter D. Carlino receives an annual fee of $135,000. Peter D. Carlino is the father of Peter M. Carlino, the Chairman of the Board and CEO of the Company.

The Company has paid premiums on life insurance policies on behalf of certain irrevocable trusts (the “Trusts”) created by the CEO. The policies cover the CEO’s life and that of his spouse. The Trusts are the owners and beneficiaries of the policies and are obligated to reimburse the Company for all premiums paid when the insurance matures or upon death. To secure the Company’s interest in each of the policies, the Trusts have executed a collateral assignment of each of the policies to the Company. At December 31, 2006, the Company has recorded a receivable in other assets from the Trusts in the amount of $2,270,269. The Company paid premiums for these policies totaling $124,406, $238,000 and $241,000 in 2006, 2005 and 2004, respectively. In addition, the Company has paid the premiums on a life insurance policy that covers the life of Mr. Ippolito. The beneficiaries of Mr. Ippolito’s policy are obligated to reimburse the Company for all premiums paid when the insurance matures or upon death. At December 31, 2006, the Company has recorded a receivable in other assets from the beneficiaries of Mr. Ippolito’s policy in the amount of $47,515.

The Company currently leases 32,196 square feet of office and warehouse space for buildings in Wyomissing, Pennsylvania for its executive offices from affiliates of the CEO. Rent expense for the years ended December 31, 2006, 2005 and 2004 amounted to $613,000, $465,000 and $369,000, respectively. As of December 31, 2006, 2005 and 2004, the total square footage leased was 32,196, 26,596 and 19,196, respectively. The leases for the office space expire in June 2008, March 2012 and May 2012, and the lease for the warehouse space expired in August 2006. The future minimum lease commitments relating to these leases at December 31, 2006 equaled $3,700,000. The Company also paid $1,300,000 for construction that it requested related to these leased facilities to these same affiliates in 2006. Based on its research, the Company believes that the lease terms of the leases are not less favorable than lease terms available from an unaffiliated third party. In addition, the Company believes that construction services were performed on terms no less favorable than the terms that could have been obtained from an unaffiliated third party.

Eric Schippers, the Vice President, Public Affairs & Government Relations of the Company is the son-in-law of the CEO. Mr. Schippers joined the Company in 2003. From 1998 to 2003, Mr. Schippers was President of the Alexandria, Virginia-based Center for Individual Freedom, a non-partisan constitutional advocacy group. Mr. Schippers has also worked for Burson-Marsteller, one of the world’s largest international public relations firms, representing numerous Fortune 500 clients in the areas of media relations, public affairs, crisis communications and constituency relations. In 2006, Mr. Schippers received a salary of $250,000, a bonus of $110,000 and options to purchase 15,000 shares of the Company’s common stock.

John Walborn, the Vice President, Quality Assurance of the Company is the brother-in-law of the CEO. Mr. Walborn joined the Company in 1998 as Director of Quality and Facility Operations where he was responsible for overseeing off track wagering business needs and opportunities. Mr. Walborn was promoted in January 2002 to his present position of Vice President of Quality Assurance. Prior to joining the Company, Mr. Walborn held positions as President of Pretzel Gourmet, President of Scarborough Fair, and President and Chief Executive Officer of Ko-Ord Services, an operational division of a chain of Arby’s Roast Beef franchises. In 2006, Mr. Walborn received a salary of $136,500, a bonus of $32,500 and options to purchase 25,000 shares of the Company’s common stock.

Review and Approval of Transactions with Related Persons

Pursuant to the terms of its charter, the Company’s Audit Committee reviews and pre-approves all conflicts of interest and related party transactions. For the purposes of Audit Committee review, a related party transaction is a transaction that meets the minimum threshold for disclosure in the Company’s proxy statement under the rules of the SEC. The Company’s Code of Business Conduct has a broad definition of conflict of interest, which includes related party transactions, and requires employees to report potential conflicts to the Chief Compliance Officer. All potential conflicts of interest involving an executive officer, director or 5% or greater shareholder of the Company are communicated by the Chief Compliance Officer (or other members of Company management) to the Vice President of Internal Audit. The Vice President of Internal Audit then consults with members of the legal and finance staffs to determine whether the proposed transaction represents a conflict of interest or a related party transaction that must be presented to the Audit Committee. For transactions determined to require Audit Committee review, the Vice President of Internal Audit collaborates with members of the legal and finance staffs to prepare and present the transaction to the Audit Committee.

Compensation Committee Interlocks and Insider Participation

During 2006 the members of the Company’s Compensation Committee were Messrs. Cramer and Handler and Ms. Shattuck. No executive officer of the Company has served as a director or member of the Compensation Committee (or other committee serving an equivalent function) of any other entity whose executive officers served as a director or member of the Compensation Committee of the Company.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors consists of John M. Jacquemin (Chairman), Harold Cramer and Barbara Z. Shattuck, all of whom are independent directors under the current Marketplace Rules, and operates under a written charter adopted by the Board of Directors that complies with the rules adopted by the National Association of Securities Dealers, Inc. and the SEC.

Management is responsible for the preparation, presentation and integrity of the Company’s financial statements, accounting and financial reporting principles, internal controls and procedures designed to ensure compliance with accounting standards, applicable laws and regulations. The Audit Committee is responsible for appointing, compensating, overseeing and, where appropriate, discharging and replacing the Company’s independent registered public accounting firm. The Company’s independent registered public accounting firm is responsible for expressing opinions on the conformity of the Company’s audited financial statements with generally accepted accounting principles and on management’s assessment of the effectiveness of the Company’s internal control over financial reporting. In addition, the Company’s independent registered public accounting firm will express its own opinion on the effectiveness of the Company’s internal controls over financial reporting. The Audit Committee’s responsibility is to monitor and oversee these processes.

The Audit Committee members are not professional accountants, and their functions are not intended to duplicate or to certify the activities of management and the independent registered public accounting firm (the “independent accountants”), nor can the Audit Committee certify that the independent accountants are “independent” under applicable rules. The Audit Committee serves a board-level oversight role, in which it provides advice, counsel and direction to management and the independent accountants on the basis of the information it receives, discussions with management and the independent accountants and the experience of the Audit Committee’s members in business, financial and accounting matters.

In this context, in 2006, the Audit Committee met and held discussions with management and the independent accountants. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants. The Audit Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended.

The Company’s independent accountants also provided to the Audit Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent accountants the firm’s independence.

Based upon the Audit Committee’s discussion with management and the independent accountants and the Audit Committee’s review of the representation of management and the report of the independent accountants on the Consolidated Financial Statements, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 filed with the SEC.

Audit Committee of the Board of Directors
John M. Jacquemin, Chairman
Harold Cramer
Barbara Z. Shattuck

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors, which is composed entirely of non-employee directors who are independent under the current Marketplace Rules, has appointed Ernst & Young LLP (“E&Y”) as the independent registered public accounting firm to audit the books, records and accounts of the Company and its subsidiaries for the year ending December 31, 2007.

E&Y audited the books, records and accounts of the Company and its subsidiaries for the year ended December 31, 2006.

On June 12, 2006, the Audit Committee dismissed BDO Seidman, LLP (“BDO”) as the Company’s independent registered public accounting firm and engaged E&Y as the Company’s new independent registered public accounting firm. E&Y commenced providing services for the quarterly period ended June 30, 2006. BDO audited the books, records and accounts of the Company and its subsidiaries for the year ended December 31, 2005 and served as the independent registered public accountants for the Company for the year-ended December 31, 2005 and through to the appointment of E&Y, including for the quarterly period ended March 31, 2006.

The report of BDO on the Company’s consolidated financial statements for the fiscal years ended December 31, 2005 and 2004 did not contain an adverse opinion or a disclaimer of opinion, nor was such report qualified or modified as to uncertainty, audit scope or accounting principles. BDO’s report, dated March 7, 2006, on the Company’s consolidated financial statements expressed an unqualified opinion. The report of BDO on management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of our internal control over financial reporting as of December 31, 2005 contained no adverse opinion or disclaimer of opinion.

During the fiscal years ended December 31, 2005 and 2004, and through June 12, 2006, the Company did not have any disagreements with BDO on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of BDO, would have caused it to make reference to the subject matter of the disagreements in connection with its report.

During the fiscal years ended December 31, 2005 and 2004 and through June 12, 2006, there were no “reportable events,” as defined in Item 304(a)(1)(v) of Regulation S-K adopted by the SEC.

As required by Item 4.01 of the current report on Form 8-K, the Company included the above disclosure in a Form 8-K the Company filed on June 16, 2006. The Company provided BDO with a copy of the disclosure in advance of filing the Form 8-K and requested that BDO furnish it with a letter addressed to the Commission stating whether it agrees with the statements made by the Company and, if not, stating the respects in which it did not agree. A copy of BDO’s letter indicating it agreed with the Company’s statement was included as an exhibit to the June 16, 2006 Form 8-K.

During the fiscal years ended December 31, 2005 and 2004 and through June 12, 2006, neither the Company nor anyone acting on its behalf consulted with E&Y regarding any of the matters specified in Item 304(a)(2) of Regulation S-K.

E&Y has advised the Audit Committee that it has no direct or material indirect interest in the company or its affiliates. Representatives of E&Y will be present at the Annual Meeting, will have an opportunity to make statements if they desire and will be available to respond to appropriate questions.

A summary of aggregate fees for professional services billed by E&Y and BDO in 2006 and BDO in 2005 are as follows:

	Fiscal 2006	Fiscal 2005
Audit Fees(1)	$2,618,724	$2,230,811
Audit-Related Fees(2)	94,031	24,466
Tax Fees(3)	243,073	498,019
All Other Fees(4)	—	194,754
Total Fees	$2,955,828	$2,494,643

(1)          Audit fees include fees associated with the annual audit, reviews of the Company’s quarterly reports on Form 10-Q, annual audits required by law for certain jurisdictions, comfort letters, and other audit and attestation services related to statutory or regulatory filings. Audit fees also include the audit of the Company’s internal controls over financial reporting and its management’s assessment thereof, as required by Section 404 of the Sarbanes-Oxley Act of 2002.

(2)          Audit-related fees include fees for due diligence in connection with the Argosy Gaming Company acquisition and fees for the audit of the Company’s 401(k) plans.

(3)          Tax fees include fees in connection with preparation of U.S. federal and state income tax returns for the Company and other tax compliance matters.

(4)          All other fees include fees for support and advisory services related to the Company’s debt offerings.

The Audit Committee’s Audit and Non-Audit Services Pre-Approval Policy provides for the pre-approval of audit and non-audit services performed by the Company’s independent auditor. Under the policy, the Audit Committee may pre-approve specific services, including fee levels, by the independent auditor in a designated category (audit, audit-related, tax services and all other services). The Audit Committee may delegate, in writing, this authority to one or more of its members, provided that the member or members to whom such authority is delegated must report their decisions to the Audit Committee at its next scheduled meeting. In 2006, all audit services provided by E&Y were pre-approved by the Audit Committee.

OTHER MATTERS

The Company is mailing a 2007 Annual Report to Shareholders and a proxy card together with this Proxy Statement to all shareholders of record at the close of business on April 9, 2007. The Board of Directors does not know of any other business that will be presented for consideration at the Annual Meeting. Except as the Board of Directors may otherwise permit, only the business set forth and discussed in the Notice of Annual Meeting and Proxy Statement may be acted on at the Annual Meeting. If any other business does properly come before the Annual Meeting or any postponement or adjournment thereof, the proxy holders will vote in regard thereto according to their discretion.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers and directors and persons who own more than 10% of the Company’s common stock to file reports of ownership and changes in ownership of the Company’s common stock and any other equity securities of the Company with the SEC. Executive officers, directors and greater than 10% shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on its review of the copies of Forms 3, 4 and 5 furnished to the Company, or written representations from certain reporting persons that no such Forms were required to be filed by such persons, the Company believes that all of its executive officers, directors and greater than 10% shareholders complied with all filing requirements applicable to them during 2006.

Advanced Notice Provision

Under the Company’s bylaws, no business may be brought before an annual meeting unless it is specified in the notice of the meeting or is otherwise brought before the meeting by or at the direction of the Board or by a shareholder who has owned beneficially at least 1% of the Company’s common stock for a continuous period of not less than 12 months prior to making the proposal and who has delivered proper written notice to the Company’s Secretary (containing certain information specified in the bylaws about the shareholder and the proposed action) not less than 120 or more than 150 days prior to the first anniversary of the preceding year’s annual meeting—that is, with respect to the 2008 annual meeting, between January 8 and February 7, 2008. These requirements are separate from and in addition to the SEC’s requirements that a shareholder must meet in order to have a shareholder proposal included in the Company’s proxy statement.

Shareholder Proposals

Shareholders interested in submitting a proposal for inclusion in the proxy materials for the annual meeting of shareholders in 2008 may do so by following the procedures prescribed in SEC Rule 14a-8. To be eligible for inclusion, shareholder proposals must be received by the Company’s Secretary no later than January 2, 2008. Proposals should be sent to the Company’s principal executive office, Wyomissing Professional Center, 825 Berkshire Boulevard, Suite 200, Wyomissing, Pennsylvania 19610, directed to the attention of the Secretary.

Householding of Proxy Materials

Certain shareholders who share the same address may receive only one copy of the Proxy Statement and the Company’s 2006 Annual Report to Shareholders in accordance with a notice delivered from such shareholders’ bank, broker or other holder of record, unless the applicable bank, broker or other holder of record received contrary instructions. This practice, known as “householding,” is designed to reduce printing and postage costs. Shareholders owning their shares through a bank, broker or other holder of record who wish to either discontinue or commence householding may request or discontinue householding, or may request a separate copy of the Proxy Statement or the Annual Report, either by contacting their bank, broker or other holder of record at the telephone number or address provided in the above referenced notice, or contacting the Company by telephone at (610) 373-2400 or in writing at 825 Berkshire Boulevard, Suite 200, Wyomissing, Pennsylvania 19610, Attention: Secretary. Shareholders who are requesting to commence or discontinue householding should provide their name, the name of their broker, bank or other record holder and their account information.

By Order of the Board of Directors,
/s/ ROBERT S. IPPOLITO
April 30, 2007	Secretary

Appendix A

PENN NATIONAL GAMING, INC.

2007 EMPLOYEES LONG TERM INCENTIVE COMPENSATION PLAN

(Effective June 6, 2007)

i

ii

iii

PENN NATIONAL GAMING, INC.
2007 EMPLOYEES LONG TERM INCENTIVE COMPENSATION PLAN

ARTICLE I
PURPOSE

The 2007 Employees Long Term Incentive Compensation Plan, is intended to advance the interests of Penn National Gaming, Inc., a Pennsylvania corporation, and its shareholders by providing a means by which the Company and its participating subsidiaries and affiliates shall be able to motivate selected key employees (including officers and directors who are employees) to direct their efforts to those activities that will contribute materially to the Company’s success. The Plan is also intended to serve the best interests of the shareholders by linking remunerative benefits paid to employees who have substantial responsibility for the successful operation, administration and management of the Company and/or its subsidiaries and affiliates with the enhancement of shareholder value while such key employees increase their proprietary interest in the Company. Finally, the Plan is intended to enable the Company to attract and retain in its service highly qualified persons for the successful conduct of its business.

ARTICLE II
DEFINITIONS AND CONSTRUCTION

Section 2.1  Definitions

The following words and phrases when used in the Plan with an initial capital letter, unless their context clearly indicates to the contrary, shall have the respective meanings set forth below in this Section 2.1:

Act.   The Securities Exchange Act of 1934, as now in effect or as hereafter amended from time to time. References to any Section or Subsection of the Act are to such Section or Subsection as the same may from time to time be amended or renumbered and/or any comparable or succeeding provisions of any legislation that amends, supplements or replaces such Section or Subsection.

Award.   A grant of Award Items in accordance with the provisions of the Plan. A grant of a particular Award Item may sometimes be referred to as follows:  “Stock Option Award”; “Stock Appreciation Right Award”; “Restricted Stock Award”; “Phantom Stock Award”; “Restricted Stock Unit Award”; and “Other Award”; all as further defined herein.

Award Commitment.   The written instrument delivered by the Company to the Grantee evidencing an Award and setting forth such terms and conditions of the Award as may be deemed appropriate by the Grantor. The Award Commitment shall be in a form approved by the Grantor, and once executed, shall be deemed amended from time to time to include such additional terms and conditions as the Committee may specify after the execution in the exercise of its powers under the Plan.

Award Items.   Individually and collectively, as the case may be, the items awarded to any Grantee in accordance with the provisions of the Plan.

Beneficiary.   Any individual, estate or trust who or which by designation of the Grantee or Holder pursuant to Section 12.5 or operation of law succeeds to the rights and obligations of the Grantee under the Plan and one or more Award Commitments upon the Grantee’s death.

Board.   The Board of Directors of the Company, as it may be constituted from time to time.

CEO.   The Chief Executive Officer of the Company.

Cause.   Fraud, embezzlement, theft or dishonesty against the Company, conviction of a felony, willful misconduct, being found unsuitable by a regulatory authority having jurisdiction over the Company, willful and wrongful disclosure of confidential information and engagement in competition with the Company in breach of a written agreement between the Grantee and the Company or, in the absence of a written agreement on the subject, within 12 months after termination of his employment.

Change of Control.

(a)   With respect to Awards that are not “deferred compensation” under section 409A of the Code, (i) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Act) is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Act) of shares representing more than 50% of the combined voting power of the then outstanding securities entitled to vote generally in elections of directors of the Company (the “Voting Stock”); (ii) the shareholders of the Company approve any plan or proposal for the liquidation, dissolution or winding up of the Company; (iii) the Company (A) consolidates with, merges into or participates in a share exchange with any other corporation, partnership or limited liability company or any other corporation, partnership or limited liability company merges into the Company, and in the case of any such merger, consolidation or share exchange, the outstanding Common Stock of the Company is changed or exchanged into other assets or securities as a result, or (B) conveys, transfers or leases all or substantially all of its assets to any person; or (iv) any time Continuing Directors, as defined below, do not constitute a majority of the Board (or, if applicable, the board of directors of a successor corporation to the Company).

For purposes of this definition, the term “Continuing Director” means at any date a member of the Board (i) who was a member of the Board on the Effective Date or (ii) who was nominated or elected by at least a majority of the directors who were Continuing Directors at the time of such nomination or election or whose election to the Board was recommended or endorsed by at least a majority of the directors who were Continuing Directors at the time of such nomination or election or such lesser number comprising a majority of a nominating committee comprised of our independent directors if authority for such nominations or elections has been delegated to a nominating committee whose authority and composition have been approved by at least a majority of the directors who were continuing directors at the time such committee was formed.

(b)   With respect to Awards that are “deferred compensation” under section 409A of the Code, (i) any one person, or more than one person “acting as a group” (as such term is defined in regulations under section 409A) acquires ownership of stock of the Company, that together with stock held by such person or group, constitutes more than 50% of the total voting power of the Company; (ii) a majority of the members of the Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board before the date of the appointment or election; (iii) any one person, or more than one person “acting as a group” (as such term is defined in regulations under section 409A), acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) substantially all of the assets of the Company. This Paragraph (b) shall be interpreted in a manner to avoid adverse Federal income tax consequences to a Grantee under section 409A of the Code.

Code.   The Internal Revenue Code of 1986, as amended.

Committee.   The Compensation Committee of the Board.

Common Stock.   Common stock of the Company, par value $.01.

Company.   Penn National Gaming, Inc., a Pennsylvania corporation, and its successors and assigns.

Date of Grant.   The date as of which the Grantor grants an Award.

Disability.   A physical or mental impairment sufficient to make the individual eligible for benefits under the Company’s long-term disability plan or under a disability plan of one of the Participating Subsidiaries (whether or not a participant in such disability plan).

Dividend Equivalent.   An Award granted under Section 9.4.1.

Effective Date.   June 6, 2007.

Fair Market Value.   With respect to the Common Stock on any day, (i) the closing sales price on the immediately preceding business day of a share of Common Stock as reported on the principal securities exchange on which shares of Common Stock are then listed or admitted to trading, or (ii) if (i) does not apply, as determined in a manner specified by the Committee. A “business day” is any day on which the relevant market is open for trading.

Grantee.   An employee or former employee of the Company or any Participating Subsidiary to whom an Award is or has been granted.

Grantor.   With respect to an Award, the Committee or the CEO, as the case may be, that grants the Award.

Holder.   The individual who holds an Award, who shall be the Grantee or a transferee under Section 12.10.

Incentive Stock Option or ISO.   An Option that is intended to meet, and structured with a view to satisfying, the requirements of section 422 of the Code and is designated by the Grantor as an Incentive Stock Option.

Nonqualified Option.   An Option that is not designated by the Grantor as an Incentive Stock Option, or an Option that is designated by the Grantor as an Incentive Stock Option if it does not satisfy the requirements of section 422 of the Code.

Nonreporting Person.   A Grantee who is not subject to Section 16 of the Act.

Normal Retirement Date.   Age 65.

Option or Stock Option.   A right granted pursuant to Article V.

Option Period.   The period beginning on the Date of Grant of an Option and ending on the date the Option terminates.

Option Price.   The per share price at which shares of Common Stock may be purchased upon exercise of a particular Option.

Other Award.   Awards granted pursuant to Section 9.1.

Participating Subsidiary.   A Subsidiary that has, with the approval of the Company, adopted the Plan.

Performance Goals.   One or more of the following performance criteria, either individually, alternatively or in any combination, applied to either the company as a whole or to a business unit or related company, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to a previous year’s results or to a designated comparison group, in each case as specified by the Grantor in the Award:  free cash flow, EBIDTA, sales, revenue, net income, net earnings, earnings per share, return on total capital, return on equity, cash flow, operating profit and margin rate, subject in each case to adjustment by the Grantor to remove the effect of charges for restructuring.

Phantom Stock Unit.   A right granted under Article VIII.

Phantom Stock Unit Award.   An Award of Phantom Stock Units under Article VIII.

Plan.   Penn National Gaming, Inc. 2007 Employees Long-Term Incentive Compensation Plan, as set forth herein and as amended from time to time.

Reduction in Force.   Termination of employment by the Company or a Participating Subsidiary in such a manner that the employee so terminated is eligible to receive benefits under the Company or a Participating Subsidiary severance or other dismissal salary plan.

Related Entity.   A corporation, partnership, joint venture or other entity not more than 50% but at least 20% of whose outstanding voting stock or voting power for the election of directors is beneficially owned directly or indirectly by the Company.

Reporting Person.   A Grantee who is subject to Section 16 of the Act.

Restricted Period.   The period of time beginning with the Date of Grant of a Restricted Stock Award, Phantom Stock Award or a Restricted Stock Unit Award and ending when the Restricted Stock or Restricted Stock Unit is forfeited or when all conditions for vesting are satisfied.

Restricted Stock.   Shares of Common Stock issued pursuant to a Restricted Stock Award.

Restricted Stock Award.   An Award of Restricted Stock under Article VII.

Restricted Stock Unit.   A right granted under Article VIII.

Restricted Stock Unit Award.   An Award of Restricted Stock Units under Article VIII.

Retirement.   Termination of employment at Normal Retirement Date or with consent of the Company provided in accordance with an existing Company policy or procedure or alternatively, with immediate eligibility to receive retirement benefits under a retirement or pension plan maintained by the Company, a Participating Subsidiary or Related Entity.

Rule 16b-3.   Rule 16b-3 of the General Rules and Regulations under the Act, or any law, rule, regulation or other provision that may hereafter replace such Rule.

SAR Base Amount.   An amount set forth in the Award Commitment for an SAR.

Stock Appreciation Right or SAR.   A right granted under Article VI.

Stock Appreciation Right Award.   An Award of Stock Appreciation Rights under Article V.

Stock Option Award.   An Award of Options under Article V.

Subsidiary.   Any corporation, partnership, joint venture or other entity in which the Company owns, directly or indirectly through one or more intermediaries, at least 50% of the outstanding voting stock or voting power for the election of directors or equivalent governing body. In the case of Incentive Stock Options, Subsidiary shall mean any entity that qualifies as a “subsidiary corporation” of the Company under section 424(f) of the Code.

Section 2.2   Construction

Whenever any words are used herein in the masculine gender, they shall be construed as though they were also used in the feminine gender in all cases where they would so apply, and wherever any words are used herein in the singular form they shall be construed as though they were also used in the plural form in all cases where they would so apply. Headings of Sections and Subsections of the Plan are inserted for convenience of reference, are not a part of the Plan, and are not to be considered in the construction hereof. The words “hereof”, “herein”, “hereunder” and other similar compounds of the word “here” shall mean and refer to the entire Plan, and not to any particular provision or Section. The words “includes”, “including” and other similar compounds of the word “include” shall mean and refer to including without limitation. All references herein to specific Articles, Sections or Subsections shall mean Articles, Sections or Subsections of this document unless otherwise qualified.

ARTICLE III
STOCK AVAILABLE FOR AWARDS

Section 3.1   Common Stock

Shares of Common Stock may be delivered under the Plan, such shares to be made available from authorized but unissued shares or from shares reacquired by the Company, including shares purchased in the open market. No other securities issued by the Company may be issued under the Plan.

Section 3.2   Number of Shares Deliverable

Subject to adjustments as provided in Section 11.2, no more than 6,000,000 shares of Common Stock may be issued under the Plan, and no more then 6,000,000 shares of Common Stock may be issued under the Plan pursuant to the exercise of the Incentive Stock Options. Subject to adjustments as provided in Section 11.2, the aggregate number of shares of Common Stock issuable pursuant to Restricted Stock Awards, Restricted Stock Unit Awards and Other Awards that are payable in shares of Common Stock may not exceed 300,000, provided however that Awards that do not become vested sooner than (i) one-third on the first anniversary of the Date of Grant, one-third on the second anniversary of the Date of Grant and one-third on the third anniversary of the Date of Grant or (ii) on the first anniversary of the Date of Grant subject to attainment of Performance Goals established by the Grantor in the Award Commitment, shall not, in either case, be subject to this limitation.

Section 3.3   Reusable Shares

Shares of Common Stock subject to an Award that are forfeited to the Company shall again be available for issuance under the Plan.

Section 3.4   Share Repurchases

Notwithstanding anything in this Plan to the contrary, prior to the issuance of any Stock Option Award, any Stock Appreciation Right Award that may be settled in shares of Common Stock, any Restricted Stock Award, any Restricted Stock Unit Award and any Other Award that may be settled in shares of Common Stock, or within 120 days thereafter, the Company will purchase a number of shares of Common Stock equal to the number of shares of Common Stock represented by such Award, provided, however, that if, because of legal restrictions or market conditions, such purchases may not or the Company reasonably determines should not be made within such 120-day period, such period will be extended for additional 120 day periods until all such shares are purchased.  For the purposes of this section, if any outstanding Stock Option Award, Stock Appreciation Right Award that may be settled in shares of Common Stock, Restricted Stock Award, Restricted Stock Unit Award and Other Award that may be settled in shares of Common Stock is forfeited, the Company will be deemed to have purchased a number of shares of Common Stock equal to the number of number of shares of Common Stock represented by such Award on the date of such forfeiture.

ARTICLE IV
AWARDS AND AWARD COMMITMENTS

Section 4.1   General

4.1.1   Subject to the provisions of the Plan, the Committee may (i) determine and designate at any time and from time to time those Reporting Persons to whom Awards are to be granted; (ii) determine the time or times when Awards to Reporting Persons shall be granted; (iii) determine the form or forms of Awards to be granted to any Reporting Person; (iv) determine the number of Award Items subject to each Award to be granted to any Reporting Person; (v) determine the terms and conditions of each Award to a Reporting Person; (vi) determine the maximum aggregate number of shares of Award Items subject to

Awards to be granted to Nonreporting Persons, as a group; and (vii) determine the general form or forms of Awards to be granted to Nonreporting Persons.

4.1.2   The CEO shall, subject to the provisions of the Plan and authorization by the Committee, (i) determine and designate at any time and from time to time those Nonreporting Persons to whom Awards are to be granted; (ii) determine the time or times when Awards to Nonreporting Persons shall be granted; (iii) determine the form or forms of Award to be granted any Nonreporting Person, from among the form or forms approved by the Committee; (iv) determine the number of Award Items subject to each Award to be granted to any Nonreporting Person; and (v) determine the terms and conditions of each Award to a Nonreporting Person.

4.1.3   Awards may be granted singly, in combination or in tandem and may be made in combination or in tandem with or in replacement of, or as alternatives to awards or grants under any other employee plan maintained by the Company or its Subsidiaries and Related Entities. Unless the Plan is extended, no Awards shall be granted under the Plan after June 6, 2017.

Section 4.2   Eligibility

Any employee of the Company or a Participating Subsidiary, including any officer who is an employee of the Company or a Participating Subsidiary and any director who is an employee of the Company or a Participating Subsidiary, and, except with respect to Incentive Stock Options, an individual who has accepted the Company’s or a Participating Subsidiary’s offer of employment but who has not commenced performing services for the Company, shall be eligible to receive Awards under the Plan.

Section 4.3   Terms and Conditions; Award Commitments

4.3.1   Terms and Conditions.   Each Award granted pursuant to the Plan shall be subject to all of the terms, conditions and restrictions provided in the Plan and such other terms, conditions and restrictions, if any, as may be specified by the Grantor with respect to the Award at the time of the making of the Award or as may be specified thereafter by the Grantor in the exercise of its powers under the Plan. Without limiting the foregoing, it is understood that the Board or Committee may, at any time and from time to time after the granting of an Award hereunder, specify such additional terms, conditions and restrictions with respect to such Award as may be deemed necessary or appropriate to ensure compliance with any and all applicable laws, including, but not limited to, compliance with Federal and state securities laws, compliance with Federal and state tax laws that would otherwise result in adverse and unintended tax consequences for a Grantee, the Company or any Subsidiary and methods of withholding or providing for the payment of required taxes. The terms, conditions and restrictions with respect to any Award, Grantee or Award Commitment need not be identical with the terms, conditions and restrictions with respect to any other Award, Grantee or Award Commitment.

4.3.2   Award Commitments.   Each Award granted pursuant to the Plan shall be evidenced by an Award Commitment and shall comply with, and be subject to, the provisions of the Plan.

ARTICLE V
OPTIONS

Section 5.1   Award of Options

5.1.1   Grants.   From time to time the Committee may grant Stock Option Awards to such Reporting Persons as the Committee may select in its sole discretion. From time to time, the CEO may grant Stock Option Awards in such number as he may determine to such Nonreporting Persons as he may select in his sole discretion; provided, however, each and all such grants shall be subject to any maximum aggregate amount of Awards in general and Options in particular (if any) established by the Committee for grants under the Plan for Nonreporting Persons as a group. The Grantor shall determine the number of shares of Common Stock to which each Option relates. A Stock Option entitles the holder thereof to purchase full shares of Common Stock at a stated price for a specified period of time.

5.1.2   Types of Options.   Options granted pursuant to the Plan may be either in the form of Incentive Stock Options or in the form of Nonqualified Options.

5.1.3   Maximum Award To An Individual.   No individual shall be granted in any calendar year Options to purchase more than 1,000,000 shares of Common Stock.

Section 5.2   Option Price

The Option Price of Common Stock covered by each Option shall be determined by the Grantor, but shall not be less than 100% of the Fair Market Value of a share of Common Stock on the Date of Grant.

Section 5.3   Option Periods

The Grantor shall determine the term of each Option. No Option may be exercised after the expiration of its term. Subject to earlier termination as provided in the Plan, the term shall not exceed ten (10) years from the Date of Grant.

Section 5.4   Exercise of Options

5.4.1   Exercisability.   Subject to Section 5.4.2 and Article X and XIII, each Option shall be exercisable at any time or times during the term of the Option and in such amount or amounts and subject to such conditions, including, without limitation, attainment of one or more Performance Goals specified in the Award Commitment, as the Grantor may prescribe in the applicable Award Commitment.

5.4.2   Certain Limitations.   Except as provided in Article X, or as otherwise provided in an Award Commitment, an Option may be exercised only during the Grantee’s employment with the Company or any of its Subsidiaries. No Option may be exercised for a fractional share.

5.4.3   Method of Exercise.   A Holder may exercise an Option, in whole or from time to time in part, by giving notice of exercise to the Company, in a form and manner acceptable to the Company.

Section 5.5   Time and Method of Payment for Options

5.5.1   Form of Payment.   The Holder shall pay the Option Price in cash (including a personal check) or, with the Grantor’s permission and according to such rules as it may prescribe, by delivering shares of Common Stock already owned by the Holder for at least six months prior to the date of exercise and having a Fair Market Value on the date of exercise equal to the Option Price, or a combination of cash and shares. The Grantor may also permit payment in accordance with a cashless exercise program under which, if so instructed by the Holder, shares of Common Stock may be issued directly to the Holder’s broker or dealer who in turn will sell the shares and pay the Option Price in cash to the Company from the sale proceeds.

5.5.2   Time of Payment.   Except in the case where exercise is conditioned on a simultaneous sale of the Option shares pursuant to a cashless exercise, the Holder shall pay the Option Price before an Option is exercised.

5.5.3   Methods for Tendering Shares.   The Grantor shall determine acceptable methods for tendering shares of Common Stock as payment upon exercise of an Option and may impose such limitations and restrictions on the use of shares of Common stock to exercise an Option as it deems appropriate.

Section 5.6   Delivery of Shares Pursuant to Exercise of Option

No shares of Common Stock shall be delivered pursuant to the exercise, in whole or in part, of any Option, unless and until (i) payment in full of the Option Price for such shares is received by the Company and (ii) compliance with all applicable requirements and conditions of the Plan, the Award Commitment and such rules and regulations as may be established by the Grantor, that are preconditions to delivery. Following exercise of the Option and payment in full of the Option Price and compliance with the conditions described in the preceding sentence, the Company shall promptly effect the issuance to the Grantee of such number of shares of Common Stock as are subject to the Option exercise.

Section 5.7   Incentive Stock Options

5.7.1   Code Qualification.   Whenever possible, each provision in the Plan and in every Option granted under the Plan which is designated by the Grantor as an ISO shall be interpreted in such a manner as to entitle the Option to the favorable tax treatment afforded by section 422 of the Code. If any provision of the Plan or any Option designated by the Grantor as an ISO shall be determined not to comply with requirements necessary to entitle such Option to such tax treatment, then (i) such provision shall be deemed to have contained from the outset such language as shall be necessary to entitle such Option to the tax treatment afforded under section 422 of the Code, and (ii) all other provisions of the Plan and the Award Commitment shall remain in full force and effect. If any Award Commitment covering an Option designated by the Grantor to be an ISO under the Plan shall not explicitly include any terms required to entitle such ISO to the tax treatment afforded by section 422 of the Code, all such terms shall be deemed implicit in the designation of such Option and such Option shall be deemed to have been granted subject to all such terms.

5.7.2   Internal Revenue Code Limits.   Options designated as incentive Stock Options shall not be eligible for treatment under the Code as “incentive stock options” (and will be deemed to be Non-Qualified Stock Options) to the extent that either (1) the aggregate Fair Market Value of Shares (determined as of the time of grant) with respect to which such Options are exercisable for the first time by the Grantee during any calendar year (under all plans of the Company and any Subsidiary) exceeds $100,000, taking Options into account in the order in which they were granted or (2) such Options otherwise remain exercisable but are not exercised within three (3) months of termination of employment (or such other period of time provided in section 422 of the Code).

ARTICLE VI
STOCK APPRECIATION RIGHTS

Section 6.1   Grants.

From time to time, the Committee may grant Stock Appreciation Right Awards to such Reporting Persons as the Committee may select, in its sole discretion. From time to time, the CEO may grant Stock Appreciation Right Awards, in such number as he may determine to such Nonreporting Persons as he may select in his sole discretion; provided, however, each and all such grants shall be subject to any maximum aggregate number of Awards in general and Stock Appreciation Right Awards in particular (if any) established by the Committee for grants under the Plan for Nonreporting Persons as a group. An SAR entitles the Holder thereof, upon the Holder’s exercise of the SAR, to receive an amount equal to the product of (i) the amount by which the Fair Market Value on the exercise date of one share of Common Stock exceeds the SAR Base Amount for such SAR, and (ii) the number of shares covered by the SAR, or portion thereof, that is exercised.

Section 6.2   Maximum Award To An Individual.   No individual shall be granted or receive in any calendar year SARs representing more than 1,000,000 shares of Common Stock.

Section 6.3   SAR Base Amount.   The SAR Base Amount with respect to any SAR shall be determined by the Grantor, but shall not be less than 100% of the Fair Market Value of a share of Common Stock on the Date of Grant.

Section 6.4   SAR Periods.   The Grantor shall determine the term of each SAR. No SAR may be exercised after the expiration of its term. Subject to earlier termination as provided in the Plan or the Award Commitment, the term shall not exceed ten (10) years from the Date of Grant.

Section 6.5   Exercisability.   Subject to the Plan, each SAR shall be exercisable or payable at any time or times during the term of the SAR and in such amount or amounts and subject to such conditions, including, without limitation, attainment of one or more Performance Goals specified in the Award Commitment, as the Grantor may prescribe in the applicable Award Commitment.

Section 6.6   Certain Limitations.   Except as provided in the Plan, or as otherwise provided in an Award Commitment, an SAR may be exercised only during the Grantee’s employment with the Company or any of its Subsidiaries.

Section 6.7   Method of Exercise.   A Holder may exercise an SAR, in whole or from time to time in part, by giving notice of exercise to the Company in a form and manner acceptable to the Company.

Section 6.8   Time and Method of Payment With Respect to SARs

6.8.1   Any payment which may become due from the Company by reason of a Grantee’s exercise of an SAR may be paid to the Grantee all in cash, all in shares of Common Stock or partly in shares and partly in cash, as determined by the Grantor and as provided in the Award Commitment.

6.8.2   In the event that all or a portion of the payment is made in shares of Common Stock, the number of shares of Common Stock received shall be determined by dividing the amount of the payment by the Fair Market Value of a share of Common Stock on the exercise date of the SAR. Cash will be paid in lieu of any fractional share of Common Stock.

Section 6.9   Nature of SARs.   SARs shall be used solely as a device for the measurement and determination of the amount to be paid on behalf of Grantees as provided in the Plan. SARs shall not constitute or be treated as property or as a trust fund of any kind. All amounts at any time attributable to the SARs shall be and remain the sole property of the Company and all Grantees’ rights hereunder are limited to the rights to receive cash and shares of Common Stock as provided in the Plan.

ARTICLE VII
RESTRICTED STOCK AWARDS

Section 7.1   Grants

From time to time, the Committee may grant Restricted Stock Awards in such number as it may determine to such Reporting Persons as the Committee may select in his sole discretion. From time to time, the CEO may grant in such number as he may determine Restricted Stock Awards to such Nonreporting Persons as he may select in his sole discretion; provided, however, each and all such grants shall be subject to any maximum aggregate number of Awards in general and shares of Restricted Stock in particular established by the Committee for grants under the Plan for Nonreporting Persons as a group. A Restricted Stock Award is a grant of shares of Common Stock subject to those conditions, if any, set forth in the Plan and the Award Commitment.

Section 7.2   Restricted Period

At the time of a Restricted Stock Award grant, the Grantor may establish any condition or conditions on which the Restricted Stock Award will vest and no longer be subject to forfeiture. Such conditions may include, without limitation, continued employment by the Grantee for a period of time specified in the Award Commitment or the attainment of one or more Performance Goals within a time period specified in the Award Commitment. A Restricted Stock Award may, if the Grantor in its sole discretion decides, provide for an unconditioned grant.

Section 7.3   Restrictions and Forfeiture

Except as otherwise provided in the Plan or the applicable Award Commitment, the Restricted Stock shall be subject to the following restrictions until the expiration or termination of the Restricted Period:  (i) a Grantee or Holder shall not be entitled to delivery of a certificate evidencing the shares of Restricted Stock until the end of the Restricted Period and the satisfaction of any and all other conditions specified in the Award Commitment applicable to such Restricted Stock; (ii) none of the Restricted Stock may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of during the Restricted Period, and until the satisfaction of any and all other conditions specified in the Award Commitment applicable to such Restricted Stock; and (iii) all of the Restricted Stock shall be forfeited and returned to the Company and all rights of the Grantee with respect to such Restricted Stock shall terminate without further obligation on the part of the Company unless (x) the Grantee has remained an employee of the Company or any Subsidiary or a consultant to the Company or any Subsidiary until the expiration or termination of the Restricted Period and (y) any and all other conditions of the Award Commitment applicable to such Restricted Stock are satisfied, unless otherwise determined by the Grantor. Upon the forfeiture of any Restricted Stock, such forfeited shares shall be transferred to the Company without further acts by the Grantee or Holder.

Section 7.4   Issuance of Stock and Stock Certificate(s)

7.4.1   Issuance.   As soon as practicable after the Date of Grant of a Restricted Stock Award, the Company shall cause to be issued to the Grantee such number of shares of Common Stock as constitutes the Restricted Stock awarded under the Restricted Stock Award. Each such issuance shall be subject throughout the Restricted Period to the terms, conditions and restrictions contained in the Plan and/or the Award Commitment.

7.4.2   Custody and Registration.   Any issuance of Restricted Stock may be evidenced in such manner as the Grantor may deem appropriate, including, without limitation, book-entry registration or issuance of a stock certificate or certificates. In the event any stock certificate is issued in respect of Restricted Stock, such certificate shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock.

Section 7.5   Shareholder Rights

Following registration in the Grantee’s name, during the Restricted Period, the Grantee shall have the entire beneficial interest in, and all rights and privileges of a shareholder as to, such shares of Common Stock covered by the Restricted Stock Award, including, but not limited to, the right to vote such shares and the right to receive dividends, subject to the restrictions and forfeitures set forth in Section 7.3. Any shares of Common Stock distributed as a dividend or otherwise with respect to any shares of Restricted Stock as to which the restrictions have not yet lapsed shall be subject to the same restrictions as such Restricted Stock shares.

Section 7.6   Delivery of Shares

Upon the expiration (without a forfeiture) or earlier termination of the Restricted Period and the satisfaction of or release from any other conditions by the Grantee or Holder under the Plan and/or the Award Commitment with respect to such Restricted Stock, or at such earlier time as provided under the Plan, all of such shares shall be released from all restrictions and forfeiture provisions under Section 7.3, any similar restrictions and forfeiture provisions under the Award Commitment applicable to such shares and all other restrictions and forfeiture provisions of the Plan or such Award Commitment. No payment will be required from the Grantee upon the delivery of any shares of Restricted Stock, except that amount necessary to satisfy applicable Federal, state or local tax requirements shall be paid by the Grantee in accordance with the requirements of the Plan.

ARTICLE VIII
PHANTOM STOCK UNIT AWARDS AND
RESTRICTED STOCK UNIT AWARDS

Section 8.1   Grants

From time to time, the Committee may grant Phantom Stock Unit Awards and/or Restricted Stock Unit Awards to such Reporting Persons as the Committee may select in its sole discretion. From time to time, the CEO may grant Phantom Stock Unit Awards and/or Restricted Stock Unit Awards in such number as he may determine to such Nonreporting Persons as he may select in his sole discretion; provided, however, each and all such grants shall be subject to any maximum aggregate number of Awards in general and Phantom Stock Unit Awards and Restricted Stock Unit Awards in particular established by the Committee for grants under the Plan for Nonreporting Persons as a group. A Phantom Stock Unit represents the right to receive, without payment to the Company, an amount of cash equal to the value of a share of Common Stock on a future date. A Restricted Stock Unit represents the right to receive, without payment for the Company, shares of Common Stock on a future date.

Section 8.2   Maximum Award to An Individual

No person shall be granted or receive in any calendar year a combination of Phantom Stock Awards or Restricted Stock Unit Awards representing more than 1,000,000 shares of Common Stock.

Section 8.3   Vesting of Awards

Phantom Stock Units and Restricted Stock Units shall become vested as determined by the Grantor and as set forth in the applicable Award Commitment, unless otherwise described in the Plan. In no case shall the vesting period be more than ten (10) years.

Section 8.4   Value of Phantom Stock Units Payments

The amount payable with respect to each vested Phantom Stock Unit shall be an amount determined by multiplying the number of Phantom Stock Units by the Fair Market Value of one share of Common Stock as of the date of payment.

Section 8.5   Time of Payment

Amounts payable in connection with a Phantom Stock Unit or a Restricted Stock Unit shall be paid to the Holder as determined by the Grantor and set forth in the applicable Award Commitment or in accord with such rules, regulations and procedures as may be adopted by the Committee or Grantor.

Section 8.6   Forfeiture of Phantom Stock Units and Restricted Stock Units

Except as otherwise provided in Article X, all of the Phantom Stock Units and Restricted Stock Units granted to a Grantee shall be forfeited and all rights of the Grantee and Holder with respect to such Phantom Stock Units and Restricted Stock Units shall terminate without further obligation on the part of the Company unless (i) the Grantee has remained an employee of the Company or any Subsidiary until vesting as described in the Award Commitment and (ii) any other conditions specified in the Plan and/or Award Commitment applicable to such Awards are satisfied except otherwise determined by the Grantor.

Section 8.7   Nature of Phantom Stock Units and Restricted Stock Units

Phantom Stock Units and Restricted Stock Units shall be used solely as a device for the measurement and determination of the amount to be paid on behalf of Grantees as provided in the Plan. Phantom Stock Units and Restricted Stock Units shall not constitute or be treated as property or as a trust fund of any kind. All amounts at any time attributable to the Phantom Stock Units and Restricted Stock Units shall be and remain the sole property of the Company and all Grantees’ rights hereunder are limited to the rights to receive cash and shares of Common Stock as provided in the Plan.

ARTICLE IX
OTHER AWARDS

Section 9.1   Other Awards

9.1.1   Grants.   From time to time, the Committee may grant Other Awards to such Reporting Persons as the Committee may select in its sole discretion. From time to time, the CEO may grant Other Awards to such Nonreporting Persons as he may select in his sole discretion; provided, however, each and all such grants shall be subject to any maximum aggregate amount of Awards in general and Other Awards in particular (if any) established by the Committee for grants under the Plan for Nonreporting Persons as a group.

Section 9.2   Employee Stock Purchases

The Committee may adopt a plan or program pursuant to which those employees designated as eligible by the Committee may purchase shares of Common Stock by the method or methods approved by the Committee and set forth in such plan. The purchase price for such shares shall not be less than 100% of the Fair Market Value of the shares on the date of purchase.

Section 9.3   Other Awards

Other Awards include awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to shares of Common Stock (including, without limitation, securities convertible into shares of Common Stock) as are deemed by the Committee to be consistent with the purposes of the Plan, provided, however, that such grants must comply with applicable law. Shares of Common Stock or other securities delivered pursuant to a purchase right granted under this Section and Section 9.1 shall be purchased for such consideration, which may be paid by such method or methods and in such form or forms, including, without limitation, cash, shares of Common Stock, other securities, or other Awards, or any combination thereof, as the Committee shall determine, the value of which consideration shall not be less than the Fair Market Value of such shares of Common Stock, or other securities as of the date such purchase right is granted.

Section 9.4   Dividend Equivalents

9.4.1   Grants.   The Grantor may provide that a Grantee to whom an Award (other than Restricted Stock) has been granted shall also be entitled to receive an amount per share of Common Stock equal in value to the cash dividends, if any, paid per share of Common Stock on issued and outstanding shares of Common Stock, as of the dividend record dates occurring during the period between the Date of Grant and the time each such share of Common Stock is delivered pursuant to exercise of such Option. Such amounts (herein called “Dividend Equivalents”) shall be paid in cash at the time of the delivery of such Shares.

9.4.2   Interest.   The Grantor may also authorize payment of interest on Dividend Equivalents. The interest will be payable in cash at the same time the related Dividend Equivalents are paid.

9.4.3   Forfeiture.   To the extent the Award to which Dividend Equivalents and interest are related shall be forfeited, all accrued Dividend Equivalents and interest thereon shall also be forfeited.

ARTICLE X
TERMINATION OF EMPLOYMENT

Section 10.1   Retirement

10.1.1   Stock Options and SARs.   If a Grantee ceases to be employed by the Company and all Subsidiaries and Related Entities because of his Retirement, the Grantee’s Options and SARs, that are then exercisable shall remain exercisable for the balance of the term of such Options and SARs.

10.1.2   Restricted Stock Unit.   If a Grantee ceases to be employed by the Company and all Subsidiaries and Related Entities because of his Retirement, than all remaining restrictions with respect to the Grantee’s Restricted Stock Unit shall lapse as of the Grantee’s Retirement.

Section 10.2   Reduction in Force

10.2.1   Stock Options and SARs.   If a Grantee ceases to be employed by the Company and all Subsidiaries and Related Entities because of a Reduction in Force, the Grantee’s Options and SARs then exercisable shall remain exercisable for the balance of the Option Period.

10.2.2   Restricted Stock, Restricted Stock Units, and Phantom Stock Units.   If a Grantee ceases to be employed by the Company and all Subsidiaries and Related Entities because of a Reduction in Force, all remaining restrictions with respect to the Grantee’s Restricted Stock, Restricted Stock Units and Phantom Stock Units shall not lapse and the Awards shall be forfeited to the Company as of the cessation of employment.

Section 10.3   Transfers to Certain Related Entities

10.3.1   Stock Options and SARs.   If a Grantee is transferred from the Company, any Subsidiary or any Related Entity to a Related Entity, Options and SARs then exercisable shall remain exercisable for the balance of the Option Period.

10.3.2   Restricted Stock, Restricted Stock Units and Phantom Stock Units.   If a Grantee is transferred from the Company, any Subsidiary or any Related Entity, then all restrictions with respect to the Grantee’s Restricted Stock, Restricted Stock Units or Phantom Stock Units shall remain in effect until the end of the Restricted Period.

Section 10.4   Disability or Death

10.4.1   Stock Options and SARs.   If a Grantee ceases to be employed by the Company and all Subsidiaries and Related Entities by reason of death or Disability, the Grantee’s exercisable Options and SARs shall remain exercisable for the balance of the Option Period.

10.4.2   Restricted Stock, Restricted Stock Units, Phantom Stock Units.   If a Grantee ceases to be employed by the Company and Related Entities by reason of death or Disability, then all restrictions with respect to the Grantee’s Restricted Stock, Restricted Stock Units, and Phantom Stock Units shall lapse.

Section 10.5   Resignation or Termination for Cause

10.5.1   Stock Options and SARs.   If a Grantee voluntarily resigns or has his employment terminated for Cause before eligibility for Retirement (except for Retirement with approval of the Company), his outstanding Options and SARs shall be cancelled and forfeited to the Company on the thirtieth day following the effective date of the termination of employment.

10.5.2   Restricted Stock, Restricted Stock Units and Phantom Stock Units.   If a Grantee voluntarily resigns or has his employment terminated for Cause before eligibility for Retirement (except for Retirement with approval of the Company), then all Restricted Stock, Restricted Stock Units and Phantom Stock Units theretofore awarded to the Grantee as to which there still remains an unexpired portion of the Restricted Period or the vesting period shall, upon such termination of employment, be forfeited to the Company, without the payment of any consideration by the Company.

Section 10.6   Decrease in Company Ownership

10.6.1   Stock Options and SARs.   If a Grantee ceases to be employed by a Subsidiary because of a decrease in the Company’s ownership interest in such entity to below 50% but at or above 20%, each of the Grantee’s exercisable Options and SARs shall remain exercisable for the balance of the Option Period.

10.6.2   Restricted Stock, Restricted Stock Units and Phantom Stock Units.   If a Grantee ceases to be employed by a Subsidiary because of a decrease in the Company’s ownership interest in such entity to below 50% but at or above 20%, then all restrictions with respect to the Grantee’s Restricted Stock, Restricted Stock Units or Phantom Stock Units shall remain in effect until the end of the Restricted Period.

Section 10.7   Termination of Employment for Other Reasons

10.7.1   Stock Options and SARs.   Except as otherwise provided in Section 13.1, if the Grantee’s employment terminates for any reason other than specified in Section 10.1, 10.2, 10.3, 10.4, 10.5 or 10.6, each exercisable Option and SAR shall remain exercisable for the balance of the Option Period.

10.7.2   Restricted Stock, Restricted Stock Units and Phantom Stock Units.   Except as otherwise provided in Section 13.2, if a Grantee ceases to be employed by the Company and all Subsidiaries and Related Entities because of any reason other than specified in Section 10.1, 10.2, 10.3, 10.4, 10.5 or 10.6, then all Restricted Stock, Restricted Stock Units and Phantom Stock Units theretofore awarded to the Grantee as to which there still remains an unexpired portion of the Restricted Period shall, upon such termination of employment, be forfeited to the Company, without the payment of any consideration by the Company. Notwithstanding any other provisions of this Subsection 10.7.2, the value of any vested and deferred Phantom Stock Units shall be paid to the Grantee as soon as practicable following such termination of employment.

Section 10.8   Termination Date

Termination of employment of a Grantee for any of the reasons enumerated in this Article X shall, for purposes of the Plan, be deemed to have occurred as of the date which is recorded in the ordinary course in the Company books and records in accordance with the then-prevailing procedures and practices of the Company.

Section 10.9   Immediate Forfeiture

Except as otherwise provided in this Article X, once a Grantee’s employment terminates, any Award that is not then exercisable or vested shall be cancelled and forfeited to the Company; provided, however, that the Grantor may provide for acceleration of the exercise or vesting date of such Awards to such extent and under such terms and conditions as such Grantor deems appropriate.

Section 10.10   Unsuitability Finding

Notwithstanding any other provision of this Article X, if a Grantee is found to be unsuitable by a regulatory authority having jurisdiction over the Company and such regulatory authority orders the Company to cease making any further compensation payments to such Grantee, then all of the Grantee’s outstanding Awards will be immediately cancelled and forfeited.

Section 10.11   Terms of Award Commitment

The terms of any Award Commitment may address any of the issues discussed in this Article. In the event of a discrepancy between such terms and the terms of this Article, the terms of the Award Commitment shall apply.

ARTICLE XI
CERTAIN TERMS APPLICABLE TO ALL AWARDS

Section 11.1   Withholding Taxes

The Company and any Subsidiary or Related Entity shall be authorized to withhold from any Award granted or any payment due or transfer made under any Award or under the Plan the amount (in cash, shares of Common Stock, other securities, or other Awards) of withholding taxes due in respect of an Award, its exercise, or any payment or transfer under such Award or under the Plan and to take such other action as may be necessary in the opinion of the Company, Subsidiary or Related Entity to satisfy statutory withholding obligations for the payment of such taxes.

Section 11.2   Adjustments to Reflect Capital Changes

11.2.1   Recapitalization, etc.   In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, shares of Common Stock or other securities), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase (except a repurchase pursuant to Section 3.4 hereof), or exchange of shares of Common Stock, other securities of the Company, issuance of warrants or other rights to purchase shares of Common Stock or other securities of the Company, or other similar corporate transaction or event constitutes an equity restructuring transaction, as that term is defined in Statement of Financial Accounting Standards No. 123 (revised), or otherwise affects the shares of Common Stock, then the Committee shall adjust the following in a manner that is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan:

11.2.1.1   the number and type of shares of Common Stock or other securities which thereafter may be made the subject of Awards, including the aggregate and individual limits specified in the Plan;

11.2.1.2   the number and type of shares of Common Stock or other securities subject to outstanding Awards;

11.2.1.3   the grant, purchase, or exercise price with respect to any Award, or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award; and

11.2.1.4   other value determinations applicable to outstanding awards;

provided, however, in each case, that with respect to Awards of Incentive Stock Options no such adjustment shall be authorized to the extent that such authority would cause the Plan to violate sections 422(b)(1) of the Code or any successor provision thereto; and provided further, however, that the number of Shares subject to any Award denominated in Shares shall always be a whole number.

11.2.2   Sale or Reorganization.   After any reorganization, merger or consolidation whether or not the Company is the surviving corporation and unless there is a provision in the sale or reorganization agreement to the contrary, each Grantee shall, at no additional cost, be entitled upon any exercise of an Option or receipt of other Award to receive (subject to any required action by shareholders), in lieu of the number of shares of Common Stock receivable or exercisable pursuant to such Award, the number and class of shares of stock or other securities to which such Grantee would have been entitled pursuant to the terms of the reorganization, merger or consolidation if, at the time of such reorganization, merger or consolidation, such Grantee had been the holder of record of a number of shares of stock equal to the number of shares receivable or exercisable pursuant to such Award. Comparable rights shall accrue to each Grantee in the event of successive reorganizations, mergers or consolidations of the character described above.

11.2.3   Options to Purchase Stock of Acquired Companies.   After any reorganization, merger or consolidation in which the Company or a Subsidiary shall be a surviving corporation, the Committee may grant substituted options under the provisions of the Plan, pursuant to section 424 of the Code, replacing old options granted under a plan of another party to the reorganization, merger or consolidation whose stock subject to the old options that may no longer be issued following such merger or consolidation. The foregoing adjustments and manner of application of the foregoing provisions shall be determined by the Committee in its sole discretion. Any such adjustments may provide for the elimination of any fractional shares which might otherwise become subject to any Options.

Section 11.3   Failure to Comply With Terms and Conditions

Notwithstanding any other provision of the Plan, no payment or delivery with respect to any Award shall be made, and all rights of the Grantee or Holder who receives such Award (or his designated Beneficiary or legal representative) to such payment or delivery under the Plan shall be forfeited, at the discretion of the Committee, if, prior to the time of such payment or delivery, the Grantee breaches a restriction or any of the terms, restrictions and/or conditions of the Plan and/or the Award Commitment.

Section 11.4   Forfeiture Upon Occurrence of Certain Events

Notwithstanding any other provision of the Plan, no payment of any Award to a Grantee shall be made and all rights of the Grantee or Holder who received such Award (or his designated Beneficiary or legal representative) to the payment thereof under the Plan shall be forfeited if, prior to the time of such payment, the Grantee (i) without the Company’s consent, shall be employed by a competitor of, or shall be engaged in any activity in competition with, the Company or a Subsidiary; (ii) divulges without the consent of the Company any secret or confidential information belonging to the Company or a Subsidiary; or (iii) has been dishonest or fraudulent in any matter affecting the Company or a Subsidiary or has committed any act which, in the sole judgment of the Committee, has been substantially detrimental to the interests of the Company or a Subsidiary. The Company shall give a Grantee written notice of the occurrence of any such event prior to making any such forfeiture. The determination of the Committee as to the occurrence of any of the events specified in clauses (i), (ii), and (iii) of this Section 11.4 shall be conclusive and binding upon all persons for all purposes. Any Award shall be subject to forfeiture for the reasons provided in this Section 11.4 in such manner as shall be provided by the Committee.

Section 11.5   Regulatory Approvals and Listing

The Company shall not be required to issue any certificate or certificates for shares of Common Stock under the Plan prior to (i) obtaining any approval from any governmental agency which the Company shall, in its discretion, determine to be necessary or advisable, (ii) the admission of such shares to listing on any national securities exchange on which the Company’s Common Stock may be listed, and (iii) the completion of any registration or other qualification of such shares of Common Stock under any state or Federal law or ruling or regulations of any governmental body which the Company shall, in its discretion, determine to be necessary or advisable.

Section 11.6   Restrictions Upon Resale of Stock

If the shares of Common Stock that have been issued to a Grantee or Holder pursuant to the terms of the Plan are not registered under the Securities Act of 1933, as amended (“Securities Act”), pursuant to an effective registration statement, such Grantee or Holder, if the Committee shall deem it advisable, may be required to represent and agree in writing (i) that any such shares acquired by such Grantee or Holder pursuant to the Plan will not be sold except pursuant to an effective registration statement under the Securities Act, or pursuant to an exemption from registration under said Act and, (ii) that such Grantee Holder is acquiring such shares for his own account and not with a view to the distribution thereof.

Section 11.7   Reporting Person Limitation

Notwithstanding any other provision of the Plan, to the extent required to qualify for the exemption provided by Rule 16b-3 under the Act, and any successor provision any Common Stock or other equity security offered under the Plan to a Reporting Person may not be sold for at least six (6) months after the earlier of acquisition of the security or the date of grant of the derivative security, if any, pursuant to which the Common Stock or other equity security was acquired.

ARTICLE XII
ADMINISTRATION OF THE PLAN

Section 12.1   Committee

The Plan shall be administered by or under the direction of the Committee.

Section 12.2   Committee Actions

Except for matters required by the terms of the Plan to be decided by the Board or the CEO or his designee or designees, the Committee shall have full power and authority to interpret and construe the Plan, to prescribe, amend and rescind rules, regulations, policies and practices, to impose such conditions and restrictions on Awards as it deems appropriate and to make all other determinations necessary or desirable in connection with the administration of, or the performance of its responsibilities under, the Plan.

Section 12.3   No Liability of Committee Members

No past, present or future member of the Committee shall be personally liable by reason of any contract or other instrument executed by him or on his behalf in his capacity as a member of the Committee, nor for any mistake of judgment made in good faith, and the Company shall indemnify and hold harmless each member of the Committee.

Section 12.4   Deferral Election

At the discretion of the Committee, payment of Phantom Stock Units or any other cash award, or any portion thereof, may be deferred by a Grantee until such time as the Committee may establish. All such deferrals shall be accomplished by the delivery of a written, irrevocable election by the Grantee at such times prior to the time payment would otherwise be made as the Committee shall determine. All deferrals shall be made in accordance with such rules and regulations established by the Committee to ensure that such deferrals comply with all applicable requirements of the Code and its regulations. Deferred payments shall be paid in a lump sum or installments, as determined by the Committee. The Committee also may credit interest at such rates to be determined by the Committee.

Section 12.5   Designation of Beneficiary

Each Grantee and Holder shall file with the Company a written designation of one or more persons as the Beneficiary who shall be entitled to receive the Award, if any, payable under the Plan upon his death. A Grantee or Holder may from time to time revoke or change his Beneficiary designation without the consent of any prior Beneficiary by filing a new designation with the Company. The last such designation received by the Company shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Company prior to the Grantee’s (or Holder’s) death, and in no event shall it be effective as of a date prior to such receipt. If no such Beneficiary designation is in effect at the time of a Grantee’s (or Holder’s) death, or if no designated Beneficiary survives the Grantee (or Holder) or if such designation conflicts with law, the Grantee’s (or Holder’s) estate shall be entitled to receive the Award, if any, payable under the Plan upon his death. If the Committee is in doubt as to the right of any person to receive such Award, the Company may retain such Award, without liability for any interest thereon, until the Committee determines the rights thereto, or the Company may pay such Award into any court of appropriate jurisdiction and such payment shall be a complete discharge of the liability of the Company therefore.

Section 12.6   No Right to an Award or to Continued Employment

No Grantee or other person shall have any claim or right to be granted an Award under the Plan. Neither the action of the Company in establishing the Plan, nor any provisions hereof, nor any action taken by the Company, any Participating Subsidiary, the Board, the Committee or the CEO (or his designee or designees) pursuant to such provisions shall be construed as creating in any employee or class of employees any right with respect to continuation of employment by the Company or any of its Subsidiaries or Related Entities, and they shall not be deemed to interfere in any way with the Company’s or any Subsidiary’s or Related Entity’s right to employ, discipline, discharge, terminate, lay off or retire any Grantee, with or without cause, to discipline any employee, or to otherwise affect the Company’s right to make employment decisions with respect to any Grantee.

Section 12.7   Discretion of the Committee and the CEO

Whenever the terms of the Plan provide for or permit a decision to be made or an action to be taken by a Grantor, such decision may be made or such action taken in the sole and absolute discretion of such Grantor and shall be final, conclusive and binding on all persons for all purposes; provided, however, that the Board may review any decision or action of the Grantor and if the Board determines that any Award or other decision or act of the Grantor is inequitable or contrary to the provisions of the Plan, it may reverse or modify such Award, decision or act. The Grantor’s determinations under the Plan, including, without limitation the determination of any person to receive awards and the amount of such awards, need not be uniform.

Section 12.8   Indemnification and Exculpation

12.8.1   Indemnification.   Each person who is or shall have been a member of the Committee and each director, officer or employee of the Company or any Subsidiary to whom any duty or power related to the administration or interpretation of the Plan may be delegated, shall be indemnified and held harmless by the Company against and from any and all loss, cost, liability or expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit or proceeding to which he may be or become a party or in which he may be or became involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him in settlement thereof (with the Company’s written approval) or paid by him in satisfaction of a judgment in any such action, suit or proceeding, except a judgment in favor of the Company based upon a finding of his bad faith; subject, however, to the condition that upon the institution of any claim, action, suit or proceeding against him, he shall in writing give the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive of any other right to which such person may be entitled under the Company’s Amended and Restated Articles of Incorporation, as a matter of law or otherwise, or any power that the Company may have to indemnify him or hold him harmless.

12.8.2   Exculpation.   Each member of the Committee, and each director, officer and employee of the Company or of any Participating Subsidiary shall be fully justified in relying or acting upon in good faith any information furnished in connection with the administration of the Plan by any appropriate person or persons other than himself. In no event shall any person who is or shall have been a member of the Committee, or a director, officer or employee of the Company or any Participating Subsidiary be liable for any determination made or other action taken or any omission to act in reliance upon such report or information, for any action (including the furnishing of information) taken or any failure to act, if in good faith.

Section 12.9   Unfunded Plan

The Plan is intended to constitute an unfunded, long-term incentive compensation plan for certain selected employees. No special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts. The Company may, but shall not be obligated to, acquire shares of its Common Stock from time to time in anticipation of its obligations under the Plan, but no Grantee shall have any right in or against any shares of stock so acquired. All such stock shall constitute general assets of the Company and may be disposed of by the Company at such time and for such purposes as it may deem appropriate. No obligation or liability of the Company to any Grantee with respect to any right to receive a distribution or payment under the Plan shall be deemed to be secured by any pledge or other encumbrance on any property of the Company.

Section 12.10   Inalienability of Rights and Interests

The rights and interests of a Grantee under the Plan are personal to the Grantee and to any person or persons who may become entitled to distribution or payments under the Plan by reason of death of the Grantee, and the rights and interests of the Grantee or any such person (including, without limitation, any Award distributable or payable under the Plan) shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any such attempted action shall be void and no such benefit or interest shall be in any manner liable for or subject to debts, contracts, liabilities, engagements or torts of any Grantees, provided that transfers pursuant to a qualified domestic relations order shall be allowable. If any Grantee shall attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge any of his rights or interests under the Plan, (including without limitation, any Award payable under the Plan) then the Committee may hold or apply such benefit or any part thereof to or for the benefit of such Grantee or his Beneficiary, his spouse, children, blood relatives or other dependents, or any of them, in such manner and in such proportions as the Committee may consider proper. Notwithstanding the foregoing, the Grantee, subject to the approval of the Company, may elect to irrevocably transfer some or all of an Award to a family member. For this purpose, a family member shall refer to one or more of the Grantee’s spouse, children or grandchildren, or to a trust established solely for the benefit of, or to a partnership whose partners are, the Grantee’s spouse, children and grandchildren; provided, however, that:

(a)    the Award, once transferred, may not again be transferred except by will or by the laws of descent and distribution;

(b)   the Award, once transferred, shall remain subject to the same terms and conditions of the Award in effect before the transfer and the transferee of the Award (the “Transferee”) must comply with all other provisions of the Award; and

(c)    the Grantee receives no consideration for such transfer.

No transferred Award shall be exercisable following a transfer, as provided for herein, unless the Committee receives written notice from the Grantee, in a form and manner satisfactory to the Committee, in its sole discretion, to the effect that a transfer of the Award has occurred and the notice identifies the Awards transferred, the identity of the Transferee, and his or her relationship to the Grantee.

Section 12.11   Awards Not Includable for Benefit Purposes

Payments received by a Grantee pursuant to the provisions of the Plan shall not be included in the determination of benefits under any pension, group insurance or other benefit plan applicable to the Grantee which are maintained by the Company or any of its Subsidiaries, except as may be determined by the Company.

Section 12.12   No Issuance of Fractional Shares

The Company shall not be required to deliver any fractional share of Common Stock but, as determined by the Committee, may pay in lieu thereof, except as otherwise provided in the Plan, the Fair Market Value (determined as of the date of payment the restrictions terminate) of such fractional share to the Grantee or the Grantee’s beneficiary, as the case may be.

Section 12.13   Modification for Overseas Grantees

Notwithstanding any provision to the contrary, the Committee may incorporate such provisions, or make such modifications or amendments in Award Commitments of Grantees who reside or are employed outside of the United States of America, or who are citizens of a country other than the United States of America, as the Committee deems necessary or appropriate to accomplish the purposes of the Plan with respect to such Grantee in light of differences in applicable law, tax policies or customs, and to ascertain compliance with all applicable laws.

Section 12.14   Leaves of Absence

The Committee shall be entitled to make such rules, regulations and determinations as it deems appropriate under the Plan in respect of any leave of absence taken by the recipient of any Award. Without limiting the generality of the foregoing, the Committee shall be entitled to determine (a) whether or not any such leave of absence shall constitute a termination of employment within the meaning of the Plan and, (b) the impact, if any, of any such leave of absence on awards under the Plan theretofore made to any recipient who takes such leave of absence.

Section 12.15   Communications

12.15.1   Communications by the Committee.   All notices, statements, reports and other communications made, delivered or transmitted to a Grantee, Beneficiary or other person under the Plan shall be deemed to have been duly given, made or transmitted, when sent electronically to a Company e-mail address, when delivered to, or when mailed by first-class mail, postage prepaid and addressed to, such Grantee, Beneficiary or other person at his address last appearing on the records of the Committee.

12.15.2   Communications by the Participants and Others.   All elections, designations, requests, notices, instructions and other communications made, delivered or transmitted by the Company, a Participating Subsidiary, Grantee, Beneficiary or other person to the Committee required or permitted under the Plan shall be in such form as is prescribed from time to time by each such Committee or shall be transmitted by any other means authorized by the Committee, shall be mailed by first-class mail or delivered to such location as shall be specified by each such Committee, and shall be deemed to have been given and delivered only upon actual receipt thereof by such Committee at such location.

Section 12.16   Parties in Interest

The provisions of the Plan and the terms and conditions of any Award shall, in accordance with their terms, be binding upon, and inure to the benefit of, all successors of each Grantee, including, without limitation, such Grantee’s estate and the executors, administrators, or trustees thereof, heirs and legatees, and any receiver, trustee in bankruptcy or representative of creditors of such Grantee. The obligations of the Company under the Plan shall be binding upon the Company and its successors and assigns.

Section 12.17   Severability

Whenever possible, each provision in the Plan and every Award at any time granted under the Plan shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of the Plan or any Award at any time granted under the Plan shall be held to be prohibited by or invalid under applicable law, then (a) such provision shall be deemed amended to accomplish the objectives of the provision as originally written to the fullest extent permitted by law, and (b) all other provisions of the Plan and every other Award at any time granted under the Plan shall remain in full force and effect.

Section 12.18   Compliance with Laws

The Plan and the grant of Awards shall be subject to all applicable Federal and state laws, rules and regulations and to such approvals by any government or regulatory agency as may be required. It is intended that the Plan be applied and administered in compliance with Rule 16b-3. If any provision of the Plan would be in violation of Rule 16b-3 if applied as written, such provision shall not have effect as written and shall be given effect so as to comply with Rule 16b-3, as determined by the Committee. The Board is authorized to amend the Plan and to make any such modifications to Award Commitments to comply with Rule 16b-3, and to make any such other amendments or modifications as it deems necessary or appropriate to better accomplish the purposes of the Plan in light of any amendments made to Rule 16b-3.

Section 12.19   No Strict Construction

No rule of strict construction shall be implied against the Company, the Committee, the CEO or any other person in the interpretation of any of the terms of the Plan, any Award granted under the Plan or any rule or procedure established by the Committee.

Section 12.20   Modification

This document contains all of the provisions of the Plan and no provisions may be waived, modified or otherwise altered except in a writing adopted by the Board.

Section 12.21   Governing Law

All questions pertaining to validity, construction and administration of the Plan and the rights of all persons hereunder shall be determined with reference to, and the provisions of the Plan shall be governed by and shall be construed in conformity with, the internal laws of the Commonwealth of Pennsylvania without regard to any of its conflict of laws principles.

ARTICLE XIII
CHANGE OF CONTROL

Section 13.1   Options

In the event of a Change of Control, all Options outstanding on the date of such Change of Control shall become immediately and fully exercisable. In all other respects not inconsistent with such acceleration, the Options shall continue to be governed by the terms of their Award Commitments and the Plan.

Section 13.2   SARs

In the event of a Change of Control, all SARs shall become immediately and fully exercisable. In all other respects not inconsistent with such acceleration, the SARs shall continue to be governed by the terms of their Award Commitments and the Plan.

Section 13.3   All Other Awards

In the event of a Change of Control, all Restricted Stock Awards, Phantom Stock Unit Awards, and other awards (if any) shall immediately vest and become fully payable within thirty (30) days after a Change of Control to all Grantees who have been granted an Award.

ARTICLE XIV
AMENDMENT AND TERMINATION

Section 14.1   Amendment

The Board reserves the right at any time or times to modify, alter or amend, in whole or in part, any or all of the provisions of the Plan to any extent and in any manner that it may deem advisable, and no consent or approval by the shareholders of the Company or by any other person, committee or entity of any kind shall be required to make any modification, alteration or amendment; provided, however, that the Board shall not, without the requisite affirmative approval of the shareholders of the Company, make any modification, alteration or amendment that requires shareholders’ approval under any applicable law, the Internal Revenue Code or stock exchange requirements. No modification, alteration or amendment of the Plan may, without the consent of the Grantee (or the Grantee’s Beneficiaries in case of the Grantee’s death) to whom any Award shall theretofore have been granted under the Plan, adversely affect any right of such Grantee under such Award, except in accordance with the provisions of the Plan and/or any Award Commitment applicable to any such Award. Subject to the provisions of this Section 14.1, any modification, alteration or amendment of any provisions of the Plan may be made retroactively. Except as otherwise provided in Section 11.2 hereof, neither the Committee nor the Board shall reduce the exercise price of Stock Options previously awarded to any participant, whether through amendment, cancellation or replacement grant, or any other means, without the requisite prior affirmative approval of the shareholders of the Company.

Section 14.2   Suspension or Termination

The Board reserves the right at any time to suspend or terminate, in whole or in part, any or all of the provisions of the Plan for any reason and without the consent of or approval by the shareholders of the Company, any Grantee, Holder or Beneficiary or any other person, committee or entity of any kind; provided, however, that no such suspension or termination shall affect any right or obligation with respect to any Award theretofore made except as herein otherwise provided.

ARTICLE XV
EFFECTIVE DATE, TERM OF THE PLAN AND SHAREHOLDER APPROVAL

The Plan shall become effective on June 6, 2007. The  termination date of the Plan shall be June 6, 2017. No Award shall be granted under the Plan after such termination date. The Plan will continue in effect for existing Awards as long as any such Awards are outstanding.

Appendix B

PENN NATIONAL GAMING, INC.

2007 LONG TERM INCENTIVE
COMPENSATION PLAN
FOR NON-EMPLOYEE DIRECTORS

(Effective June 6, 2007)

i

ii

PENN NATIONAL GAMING, INC.
2007 LONG TERM INCENTIVE COMPENSATION PLAN
FOR NON-EMPLOYEE DIRECTORS

ARTICLE I
PURPOSE

The 2007 Long Term Incentive Compensation Plan for Non-Employee Directors is intended to advance the interests of Penn National Gaming, Inc., a Pennsylvania corporation, and its shareholders by providing a means by which the Company shall be able to motivate non-employee directors to direct their efforts to those activities that will contribute materially to the Company’s success. The Plan is also intended to serve the best interests of the shareholders by linking remunerative benefits paid to directors with the enhancement of shareholder value. Finally, the Plan is intended to enable the Company to attract and retain on its Board of Directors highly qualified persons for the successful conduct of its business.

ARTICLE II
DEFINITIONS AND CONSTRUCTION

Section 2.1   Definitions

The following words and phrases when used in the Plan with an initial capital letter, unless their context clearly indicates to the contrary, shall have the respective meanings set forth below in this Section 2.1:

Act.   The Securities Exchange Act of 1934, as now in effect or as hereafter amended from time to time. References to any Section or Subsection of the Act are to such Section or Subsection as the same may from time to time be amended or renumbered and/or any comparable or succeeding provisions of any legislation that amends, supplements or replaces such Section or Subsection.

Beneficiary.   Any individual, estate or trust who or which by designation of the Optionee or Holder pursuant to Section 12.5 or operation of law succeeds to the rights and obligations of the Optionee under the Plan and one or more Option Agreements upon the Optionee’s death.

Board.   The Board of Directors of the Company, as it may be constituted from time to time.

Cause.   Fraud, embezzlement, theft or dishonesty against the Company, conviction of a felony, willful misconduct, being found unsuitable by a regulatory authority having jurisdiction over the Company, willful and wrongful disclosure of confidential information and engagement in competition with the Company in breach of a written agreement between the Optionee and the Company or, in the absence of a written agreement on the subject, within 12 months after ceasing to be a Director.

Change of Control.   (i) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Act) is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Act) of shares representing more than 50% of the combined voting power of the then outstanding securities entitled to vote generally in elections of directors of the Company (the “Voting Stock”); (ii) the shareholders of the Company approve any plan or proposal for the liquidation, dissolution or winding up of the Company; (iii) the Company (A) consolidates with, merges into or participates in a share exchange with any other corporation, partnership or limited liability company or any other corporation, partnership or limited liability company merges into the Company, and in the case of any such merger, consolidation or share exchange, the outstanding Common Stock of the Company is changed or exchanged into other assets or securities as a result, or (B) conveys, transfers or leases all or substantially all of its assets to any person; or (iv) any time Continuing Directors, as defined below, do not constitute a majority of the Board (or, if applicable, the board of directors of a successor corporation to the Company).

For purposes of this definition, the term “Continuing Director” means at any date a member of the Board (i) who was a member of the Board on the Effective Date or (ii) who was nominated or elected by at least a majority of the directors who were Continuing Directors at the time of such nomination or election or whose election to the Board was recommended or endorsed by at least a majority of the directors who were Continuing Directors at the time of such nomination or election or such lesser number comprising a majority of a nominating committee comprised of our non-employee directors if authority for such nominations or elections has been delegated to a nominating committee whose authority and composition have been approved by at least a majority of the directors who were continuing directors at the time such committee was formed.

Code.   The Internal Revenue Code of 1986, as amended.

Committee.   The Compensation Committee of the Board.

Common Stock.   Common stock of the Company, par value $.01.

Company.   Penn National Gaming, Inc., a Pennsylvania corporation, and its successors and assigns.

Date of Grant.   The date as of which an Optionee is granted an Option.

Director.   A member of the Board who is not also an employee of the Company or any subsidiary of the Company.

Disability.   A physical or mental impairment sufficient to make the individual eligible for benefits under the Company’s long-term disability plan or under a disability plan of one of the Participating Subsidiaries (whether or not a participant in such disability plan).

Effective Date.   June 6, 2007.

Fair Market Value.   With respect to the Common Stock on any day, (i) the closing sales price on the immediately preceding business day of a share of Common Stock as reported on the principal securities exchange on which shares of Common Stock are then listed or admitted to trading, or (ii) if (i) does not apply, as determined in a manner specified by the Committee. A “business day” is any day on which the relevant market is open for trading.

Holder.   The individual who holds an Option, who shall be the Optionee or a transferee under Section 7.9.

Normal Retirement Date.   Age 65.

Option Agreement.   The written instrument delivered by the Company to the Optionee evidencing an Option and setting forth such terms and conditions of the Option as may be deemed appropriate by the Board or the Committee. The Option Agreement shall be in a form approved by the Board or Committee, and once executed, shall be deemed amended from time to time to include such additional terms and conditions as the Board or the Committee may specify after the execution in the exercise of its powers under the Plan, subject to Section 9.1.

Option or Stock Option.   A right granted pursuant to Article V.

Optionee.   A director of the Company to whom an Option is or has been granted.

Option Price.   The per share price at which shares of Common Stock may be purchased upon exercise of a particular Option.

Plan.   Penn National Gaming, Inc. 2007 Long-Term Incentive Compensation Plan for Non-Employee Directors, as set forth herein and as amended from time to time.

Reporting Person.   An Optionee who is subject to Section 16 of the Act.

Retirement.   Termination of employment at Normal Retirement Date.

Rule 16b-3.   Rule 16b-3 of the General Rules and Regulations under the Act, or any law, rule, regulation or other provision that may hereafter replace such Rule.

Stock Option Award.   An Award of Options under Article V.

Section 2.2   Construction

Whenever any words are used herein in the masculine gender, they shall be construed as though they were also used in the feminine gender in all cases where they would so apply, and wherever any words are used herein in the singular form they shall be construed as though they were also used in the plural form in all cases where they would so apply. Headings of Sections and Subsections of the Plan are inserted for convenience of reference, are not a part of the Plan, and are not to be considered in the construction hereof. The words “hereof”, “herein”, “hereunder” and other similar compounds of the word “here” shall mean and refer to the entire Plan, and not to any particular provision or Section. The words “includes,” “including” and other similar compounds of the word “include” shall mean and refer to including without limitation. All references herein to specific Articles, Sections or Subsections shall mean Articles, Sections or Subsections of this document unless otherwise qualified.

ARTICLE III
STOCK AVAILABLE FOR AWARDS

Section 3.1   Common Stock

Shares of Common Stock will be delivered under the Plan. Such shares shall be made available from authorized but unissued shares or from shares reacquired by the Company, including shares purchased in the open market. No other securities issued by the Company may be issued under the Plan.

Section 3.2   Number of Shares Deliverable

No more than 750,000 shares of Common Stock may be issued under the Plan.

Section 3.3   Share Repurchases

Notwithstanding anything in this Plan to the contrary, prior to the issuance of any Stock Option Award, or within 120 days thereafter, the Company will purchase a number of shares of Common Stock equal to the number of shares of Common Stock represented by such Stock Option Award, provided, however, that if, because of legal restrictions or market conditions, such purchases may not or the Company reasonably determines should not be made within such 120-day period, such period will be extended for additional 120 day periods until all such shares are purchased. For the purposes of this section, if any outstanding Stock Option Award is forfeited, the Company will be deemed to have purchased a number of shares of Common Stock equal to the number of number of shares of Common Stock represented by such Stock Option Award on the date of such forfeiture.

ARTICLE IV
AWARDS AND AWARD COMMITMENTS

Section 4.1   Annual Grants of Options

On the first business day of each calendar year, the Company shall issue to each Director Options to purchase 30,000 shares of Common Stock.

Section 4.2   Initial Grant

On the first business day on which an individual is a Director, if that individual was not a member of the Board of Directors on the first business day of such calendar year, the Director shall be issued Options to purchase a number of shares of Common Stock equal to the product of 2,500 multiplied by the number of full calendar months remaining in such calendar year.

Section 4.3   Terms and Conditions; Option Agreements

4.3.1   Terms and Conditions.   Each Option granted pursuant to the Plan shall be subject to all of the terms, conditions and restrictions provided in the Plan and such other terms, conditions and restrictions, if any, as may be specified by the Board or the Committee with respect to the Option at the time of the making of the Option or as may be specified thereafter by the Board or the Committee in the exercise of its powers under the Plan, subject to Section 9.1. Without limiting the foregoing, it is understood that the Board or the Committee may, subject to Section 9.1, at any time and from time to time after the granting of an Option hereunder, specify such additional terms, conditions and restrictions with respect to such Option as may be deemed necessary or appropriate to ensure compliance with any and all applicable laws, including, but not limited to, compliance with Federal and state securities laws, compliance with Federal and state tax laws that would otherwise result in adverse and unintended tax consequences for an Optionee, the Company or any subsidiary of the Company and methods of withholding or providing for the payment of required taxes. The terms, conditions and restrictions with respect to any Option, Optionee or Option Agreement need not be identical with the terms, conditions and restrictions with respect to any other Option, Optionee or Option Agreement.

4.3.2   Option Agreements.   Each Option granted pursuant to the Plan shall be evidenced by an Option Agreement and shall comply with, and be subject to, the provisions of the Plan.

ARTICLE V
OPTIONS

Section 5.1   Terms of Options

The Option Agreement for an Option shall set forth the terms and conditions of the Option, which shall be consistent with this Article.

Section 5.2   Option Price

The Option Price for an Option shall be the Fair Market Value of a share of Common Stock on the Date of Grant.

Section 5.3   Option Periods

Subject to earlier termination as provided in the Plan, the term of each Option shall be seven (7) years from the Date of Grant.

Section 5.4   Forfeiture of Options

5.4.1   General.   Except as provided in this Section, an Optionee shall forfeit his unvested Options on the thirtieth (30th) day following his termination of service as a Director (unless he is an employee of the Company or a subsidiary of the Company on such day) and the Optionee’s vested and unexercised Options shall remain exercisable for the balance of the Option Period.

5.4.2   Resignation or Termination for Cause.   If an Optionee voluntarily resigns before eligibility for Retirement, or has his service as a Director terminated for Cause, his outstanding vested Options shall be canceled and forfeited to the Company on the thirtieth (30th) day following the effective date of the termination of service.

Section 5.5   Exercise of Options

5.5.1   Exercisability.   Subject to Section 5.5.2 and Article VIII, each Option shall become exercisable as follows:  one-third (1/3) on the first anniversary of the Date of Grant; an additional one-third (1/3) on the second anniversary of the Date of Grant; and the remaining one-third (1/3) on the third anniversary of the Date of Grant.

5.5.2   Fractional Shares.   An Option may not be exercised for a fractional share.

5.5.3   Method of Exercise.   A Holder may exercise an Option, in whole or from time to time in part, by giving notice of exercise to the Company, in a form and manner acceptable to the Company.

Section 5.6   Time and Method of Payment for Options

5.6.1   Form of Payment.   The Holder shall pay the Option Price in cash (including a personal check) or, with the Board’s or the Committee’s permission and according to such rules as it may prescribe, by delivering shares of Common Stock already owned by the Holder for at least six months prior to the date of exercise and having a Fair Market Value on the date of exercise equal to the Option Price, or a combination of cash and shares. The Board or the Committee may also permit payment in accordance with a cashless exercise program under which, if so instructed by the Holder, shares of Common Stock may be issued directly to the Holder’s broker or dealer who in turn will sell the shares and pay the Option Price in cash to the Company from the sale proceeds.

5.6.2   Time of Payment.   Except in the case where exercise is conditioned on a simultaneous sale of the Option shares pursuant to a cashless exercise, the Holder shall pay the Option Price before an Option is exercised.

5.6.3   Methods for Tendering Shares.   The Board or the Committee shall determine acceptable methods for tendering shares of Common Stock as payment upon exercise of an Option and may impose such limitations and restrictions on the use of shares of Common stock to exercise an Option as it deems appropriate.

Section 5.7   Delivery of Shares Pursuant to Exercise of Option

No shares of Common Stock shall be delivered pursuant to the exercise, in whole or in part, of any Option, unless and until (i) payment in full of the Option Price for such shares is received by the Company and (ii) compliance with all applicable requirements and conditions of the Plan, the Option Agreement and such rules and regulations as may be established by the Board or the Committee, that are preconditions to delivery. Following exercise of the Option and payment in full of the Option Price and compliance with the conditions described in the preceding sentence, the Company shall promptly effect the issuance to the Optionee of such number of shares of Common Stock as are subject to the Option exercise.

ARTICLE VI
CERTAIN TERMS APPLICABLE TO ALL OPTIONS

Section 6.1   Adjustments to Reflect Capital Changes

6.1.1   Recapitalization, etc.   In the event that the Board or the Committee shall determine that any dividend or other distribution (whether in the form of cash, shares of Common Stock or other securities), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of shares of Common Stock, other securities of the Company, issuance of warrants or other rights to purchase shares of Common Stock or other securities of the Company, or other similar corporate transaction or event constitutes an equity restructuring transaction, as that term is defined in Statement of Financial Accounting Standards No. 123 (revised), or otherwise affects the shares of Common Stock, then the Board or Committee shall adjust the following in a manner that is determined by the Board or the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan:

6.1.1.1   the number and type of shares of Common Stock or other securities which thereafter may be purchased upon exercise of an Option, including the aggregate limits specified in Article III and the number of Options that may be granted to Directors specified in Article IV;

6.1.1.2   the number and type of shares of Common Stock or other securities subject to outstanding Options; and

6.1.1.3   the grant, purchase, or exercise price with respect to any Option;

provided, however, that the number of Shares subject to any Option shall always be a whole number.

6.1.2   Sale or Reorganization.   After any reorganization, merger or consolidation whether or not the Company is the surviving corporation and unless there is a provision in the sale or reorganization agreement to the contrary, each Optionee shall, at no additional cost, be entitled upon any exercise of an Option to receive (subject to any required action by shareholders), in lieu of the number of shares of Common Stock receivable pursuant to such Option, the number and class of shares of stock or other securities to which such Optionee would have been entitled pursuant to the terms of the reorganization, merger or consolidation if, at the time of such reorganization, merger or consolidation, such Optionee had been the holder of record of a number of shares of stock equal to the number of shares receivable or exercisable pursuant to such Option. Comparable rights shall accrue to each Optionee in the event of successive reorganizations, mergers or consolidations of the character described above.

6.1.3   Options to Purchase Stock of Acquired Companies.   After any reorganization, merger or consolidation in which the Company or a subsidiary of the Company shall be a surviving corporation, the Board or the Committee may grant substituted options under the provisions of the Plan, pursuant to section 424 of the Code, replacing old options granted under a plan of another party to the reorganization, merger or consolidation whose stock subject to the old options that may no longer be issued following such merger or consolidation. The foregoing adjustments and manner of application of the foregoing provisions shall be determined by the Board or the Committee in its sole discretion. Any such adjustments may provide for the elimination of any fractional shares which might otherwise become subject to any Options.

Section 6.2   Failure to Comply With Terms and Conditions

Notwithstanding any other provision of the Plan, no payment or delivery with respect to any Option shall be made, and all rights of the Optionee or Holder (or his designated Beneficiary or legal representative) to such payment or delivery under the Plan shall be forfeited, at the discretion of the Committee, if, prior to the time of such payment or delivery, the Optionee breaches a restriction or any of the terms, restrictions and/or conditions of the Plan and/or the Option Agreement.

Section 6.3   Forfeiture Upon Occurrence of Certain Events

Notwithstanding any other provision of the Plan, no payment pursuant to any Option shall be made and all rights of the Optionee or Holder (or his designated Beneficiary or legal representative) to exercise such Option and receive payment thereunder shall be forfeited if, prior to the time of such payment, the Optionee (i) without the Company’s consent, shall be employed by or serve as a director or employee of a competitor of, or shall be engaged in any activity in competition with, the Company or a subsidiary of the Company; (ii) divulges without the consent of the Company any secret or confidential information belonging to the Company or a subsidiary of the Company; or (iii) has been dishonest or fraudulent in any matter affecting the Company or a subsidiary of the Company or has committed any act which, in the sole judgment of the Board or the Committee, has been substantially detrimental to the interests of the Company or a subsidiary of the Company. The Board or the Committee shall give an Optionee written notice of the occurrence of any such event prior to making any such forfeiture. The determination of the Board or the Committee as to the occurrence of any of the events specified in clauses (i), (ii), and (iii) of this Section 6.3 shall be conclusive and binding upon all persons for all purposes. Any Option shall be subject to forfeiture for the reasons provided in this Section 6.3 in such manner as shall be provided by the Committee.

Section 6.4   Regulatory Approvals and Listing

The Company shall not be required to issue any certificate or certificates for shares of Common Stock under the Plan prior to (i) obtaining any approval from any governmental agency which the Company shall, in its discretion, determine to be necessary or advisable, (ii) the admission of such shares to listing on any national securities exchange on which the Company’s Common Stock may be listed, and (iii) the completion of any registration or other qualification of such shares of Common Stock under any state or Federal law or ruling or regulations of any governmental body which the Company shall, in its discretion, determine to be necessary or advisable.

Section 6.5   Restrictions Upon Resale of Stock

If the shares of Common Stock that have been issued to an Optionee or Holder pursuant to the exercise of an Option are not registered under the Securities Act of 1933, as amended (“Securities Act”), pursuant to an effective registration statement, such Optionee or Holder, if the Board or the Committee shall deem it advisable, may be required to represent and agree in writing (i) that any such shares acquired by such Optionee or Holder pursuant to the Plan will not be sold except pursuant to an effective registration statement under the Securities Act, or pursuant to an exemption from registration under said Act and, (ii) that such Optionee or Holder is acquiring such shares for his own account and not with a view to the distribution thereof.

Section 6.6   Reporting Person Limitation

Notwithstanding any other provision of the Plan, to the extent required to qualify for the exemption provided by Rule 16b-3 under the Act, and any successor provision any Common Stock or other equity security offered under the Plan to a Reporting Person may not be sold for at least six (6) months after the earlier of acquisition of the security or the date of grant of the derivative security, if any, pursuant to which the Common Stock or other equity security was acquired.

ARTICLE VII
ADMINISTRATION OF THE PLAN

Section 7.1   Committee

The Plan shall be administered by or under the direction of the Committee.

Section 7.2   Committee Actions

Except for matters required by the terms of the Plan to be decided by the Board, the Committee shall have full power and authority to interpret and construe the Plan, to prescribe, amend and rescind rules, regulations, policies and practices, to impose such conditions and restrictions on Options as it deems appropriate and to make all other determinations necessary or desirable in connection with the administration of, or the performance of its responsibilities under, the Plan.

Section 7.3   No Liability of Committee Members

No past, present or future member of the Committee shall be personally liable by reason of any contract or other instrument executed by him or on his behalf in his capacity as a member of the Committee, nor for any mistake of judgment made in good faith, and the Company shall indemnify and hold harmless each member of the Committee.

Section 7.4   Designation of Beneficiary

Each Optionee and Holder shall file with the Company a written designation of one or more persons as the Beneficiary who shall be entitled to receive the Option, if any, payable under the Plan upon his death. An Optionee or Holder may from time to time revoke or change his Beneficiary designation without the consent of any prior Beneficiary by filing a new designation with the Company. The last such designation received by the Company shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Company prior to the Optionee’s (or Holder’s) death, and in no event shall it be effective as of a date prior to such receipt. If no such Beneficiary designation is in effect at the time of an Optionee’s (or Holder’s) death, or if no designated Beneficiary survives the Optionee (or Holder) or if such designation conflicts with law, the Optionee’s (or Holder’s) estate shall be entitled to receive the Option, if any, payable under the Plan upon his death. If the Committee is in doubt as to the right of any person to receive such Option, the Company may retain such Option, without liability for any interest thereon, until the Committee determines the rights thereto, or the Company may pay such Option into any court of appropriate jurisdiction and such payment shall be a complete discharge of the liability of the Company therefore.

Section 7.5   No Right to an Option or to Continued Employment

No Optionee or other person shall have any claim or right to be granted an Option under the Plan, except as provided in the Plan. Neither the action of the Company in establishing the Plan, nor any provisions hereof, nor any action taken by the Company, the Board or the Committee pursuant to such provisions shall be construed as creating in any Director any right with respect to continuation of services as a Director of the Company, and they shall not be deemed to interfere in any way with the Company’s rights vis-à-vis the Optionee.

Section 7.6   Discretion of the Board and the Committee

Whenever the terms of the Plan provide for or permit a decision to be made or an action to be taken by the Board or the Committee, such decision may be made or such action taken in the sole and absolute discretion of the Board or the Committee, and shall be final, conclusive and binding on all persons for all purposes; provided, however, that the Board may review any decision or action of the Committee and if the Board determines that any Option or other decision or act of the Committee is inequitable or contrary to the provisions of the Plan, it may reverse or modify such Option, decision or act. The Board’s and Committee’s determinations under the Plan, including, without limitation the determination of any person to receive awards and the amount of such awards, need not be uniform.

Section 7.7   Indemnification and Exculpation

7.7.1   Indemnification.   Each person who is or shall have been a member of the Board or the Committee and each director, officer or employee of the Company or any Subsidiary to whom any duty or power related to the administration or interpretation of the Plan may be delegated, shall be indemnified and held harmless by the Company against and from any and all loss, cost, liability or expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit or proceeding to which he may be or become a party or in which he may be or became involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him in settlement thereof (with the Company’s written approval) or paid by him in satisfaction of a judgment in any such action, suit or proceeding, except a judgment in favor of the Company based upon a finding of his bad faith; subject, however, to the condition that upon the institution of any claim, action, suit or proceeding against him, he shall in writing give the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive of any other right to which such person may be entitled under the

Company’s Amended and Restated Articles of Incorporation, as a matter of law or otherwise, or any power that the Company may have to indemnify him or hold him harmless.

7.7.2   Exculpation.   Each member of the Board or the Committee shall be fully justified in relying or acting upon in good faith any information furnished in connection with the administration of the Plan by any appropriate person or persons other than himself. In no event shall any person who is or shall have been a member of the Board or the Committee be liable for any determination made or other action taken or any omission to act in reliance upon such report or information, for any action (including the furnishing of information) taken or any failure to act, if in good faith.

Section 7.8   Unfunded Plan

The Plan is intended to constitute an unfunded, long-term incentive compensation plan for certain selected employees. No special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts. The Company may, but shall not be obligated to, acquire shares of its Common Stock from time to time in anticipation of its obligations under the Plan, but no Optionee shall have any right in or against any shares of stock so acquired. All such stock shall constitute general assets of the Company and may be disposed of by the Company at such time and for such purposes as it may deem appropriate. No obligation or liability of the Company to any Optionee with respect to any right to receive a distribution or payment under the Plan shall be deemed to be secured by any pledge or other encumbrance on any property of the Company.

Section 7.9   Inalienability of Rights and Interests

The rights and interests of an Optionee under the Plan are personal to the Optionee and to any person or persons who may become entitled to distribution or payments under the Plan by reason of death of the Optionee, and the rights and interests of the Optionee or any such person (including, without limitation, any Option distributable or payable under the Plan) shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any such attempted action shall be void and no such benefit or interest shall be in any manner liable for or subject to debts, contracts, liabilities, engagements or torts of any Optionees, provided that transfers pursuant to a qualified domestic relations order shall be allowable. If any Optionee shall attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge any of his rights or interests under the Plan, (including without limitation, any Option payable under the Plan) then the Committee may hold or apply such benefit or any part thereof to or for the benefit of such Optionee or his Beneficiary, his spouse, children, blood relatives or other dependents, or any of them, in such manner and in such proportions as the Committee may consider proper. Notwithstanding the foregoing, the Optionee, subject to the approval of the Company, may elect to irrevocably transfer some or all of the Option to a family member. For this purpose, a family member shall refer to one or more of the Optionee’s spouse, children or grandchildren, or to a trust established solely for the benefit of, or to a partnership whose partners are, the Optionee’s spouse, children and grandchildren; provided, however, that:

(a)    the Option, once transferred, may not again be transferred except by will or by the laws of descent and distribution;

(b)   the Option, once transferred, shall remain subject to the same terms and conditions of the Option in effect before the transfer and the transferee of the Option (the “Transferee”) must comply with all other provisions of the Option; and

(c)    the Optionee receives no consideration for such transfer.

No transferred Option shall be exercisable following a transfer, as provided for herein, unless the Committee receives written notice from the Optionee, in a form and manner satisfactory to the

Committee, in its sole discretion, to the effect that a transfer of the Option has occurred and the notice identifies the Options transferred, the identity of the Transferee, and his or her relationship to the Optionee.

Section 7.10   Options Not Includable for Benefit Purposes

Payments received by an Optionee pursuant to the provisions of the Plan shall not be included in the determination of benefits under any pension, group insurance or other benefit plan applicable to the Optionee which are maintained by the Company or any of its subsidiaries, except as may be determined by the Board or the Committee.

Section 7.11   No Issuance of Fractional Shares

The Company shall not be required to deliver any fractional share of Common Stock but, as determined by the Committee, may pay in lieu thereof, except as otherwise provided in the Plan, the Fair Market Value (determined as of the date of payment the restrictions terminate) of such fractional share to the Optionee, the Holder or the Beneficiary, as the case may be.

Section 7.12   Modification for Overseas Optionees

Notwithstanding any provision to the contrary, the Committee may incorporate such provisions, or make such modifications or amendments in Option Agreements of Optionees who reside or are employed outside of the United States of America, or who are citizens of a country other than the United States of America, as the Committee deems necessary or appropriate to accomplish the purposes of the Plan with respect to such Optionee in light of differences in applicable law, tax policies or customs, and to ascertain compliance with all applicable laws.

Section 7.13   Leaves of Absence

The Committee shall be entitled to make such rules, regulations and determinations as it deems appropriate under the Plan in respect of any leave of absence taken by an Optionee. Without limiting the generality of the foregoing, the Committee shall be entitled to determine (a) whether or not any such leave of absence shall constitute a termination of service as a Director for purposes of the Plan and (b) the impact, if any, of any such leave of absence on Options theretofore made or to be made to any individual who takes such leave of absence.

Section 7.14   Communications

7.14.1   Communications by the Committee.   All notices, statements, reports and other communications made, delivered or transmitted to an Optionee, Holder, Beneficiary or other person under the Plan shall be deemed to have been duly given, made or transmitted, when sent electronically to a Company e-mail address, when delivered to, or when mailed by first-class mail, postage prepaid and addressed to, such Optionee, Holder, Beneficiary or other person at his address last appearing on the records of the Committee.

7.14.2   Communications by the Director and Others.   All elections, designations, requests, notices, instructions and other communications made, delivered or transmitted by the Company, Optionee, Holder, Beneficiary or other person to the Board or Committee required or permitted under the Plan shall be in such form as is prescribed from time to time by the Committee or shall be transmitted by any other means authorized by the Committee, shall be mailed by first-class mail or delivered to such location as shall be specified by the Committee, and shall be deemed to have been given and delivered only upon actual receipt thereof by the Committee at such location.

Section 7.15   Parties in Interest

The provisions of the Plan and the terms and conditions of any Option shall, in accordance with their terms, be binding upon, and inure to the benefit of, all successors of each Optionee, including, without limitation, such Optionee’s estate and the executors, administrators, or trustees thereof, heirs and legatees, and any receiver, trustee in bankruptcy or representative of creditors of such Optionee. The obligations of the Company under the Plan shall be binding upon the Company and its successors and assigns.

Section 7.16   Severability

Whenever possible, each provision in the Plan and every Option at any time granted under the Plan shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of the Plan or any Option at any time granted under the Plan shall be held to be prohibited by or invalid under applicable law, then (a) such provision shall be deemed amended to accomplish the objectives of the provision as originally written to the fullest extent permitted by law, and (b) all other provisions of the Plan and every other Option at any time granted under the Plan shall remain in full force and effect.

Section 7.17   Compliance with Laws

The Plan and the grant of Options shall be subject to all applicable Federal and state laws, rules and regulations and to such approvals by any government or regulatory agency as may be required. It is intended that the Plan be applied and administered in compliance with Rule 16b-3. If any provision of the Plan would be in violation of Rule 16b-3 if applied as written, such provision shall not have effect as written and shall be given effect so as to comply with Rule 16b-3, as determined by the Committee. The Board is authorized to amend the Plan and to make any such modifications to Option Agreements to comply with Rule 16b-3, and to make any such other amendments or modifications as it deems necessary or appropriate to better accomplish the purposes of the Plan in light of any amendments made to Rule 16b-3.

Section 7.18   No Strict Construction

No rule of strict construction shall be implied against the Company, the Board or the Committee or any other person in the interpretation of any of the terms of the Plan, any Option granted under the Plan or any rule or procedure established by the Board or the Committee.

Section 7.19   Modification

This document contains all of the provisions of the Plan and no provisions may be waived, modified or otherwise altered except in a writing adopted by the Board.

Section 7.20   Governing Law

All questions pertaining to validity, construction and administration of the Plan and the rights of all persons hereunder shall be determined with reference to, and the provisions of the Plan shall be governed by and shall be construed in conformity with, the internal laws of the Commonwealth of Pennsylvania without regard to any of its conflict of laws principles.

ARTICLE VIII
CHANGE OF CONTROL

In the event of a Change of Control, all Options outstanding on the date of such Change of Control shall become immediately and fully exercisable. In all other respects not inconsistent with such acceleration, the Options shall continue to be governed by the terms of their Option Agreements and the Plan.

ARTICLE IX
AMENDMENT AND TERMINATION

Section 9.1   Amendment

The Board reserves the right at any time or times to modify, alter or amend, in whole or in part, any or all of the provisions of the Plan to any extent and in any manner that it may deem advisable, and no consent or approval by the shareholders of the Company or by any other person, committee or entity of any kind shall be required to make any modification, alteration or amendment; provided, however, that the Board shall not, without the requisite affirmative approval of the shareholders of the Company, make any modification, alteration or amendment that requires shareholders’ approval under any applicable law, the Internal Revenue Code or stock exchange requirements and shall not make any modification, alteration or amendment to the provisions of Articles III and IV regarding the number of Options that are issued to Directors. No modification, alteration or amendment of the Plan may, without the consent of the Optionee (or the Optionee’s Beneficiaries in case of the Optionee’s death) to whom any Option shall theretofore have been granted under the Plan, adversely affect any right of such Optionee under such Option, except in accordance with the provisions of the Plan and/or any Option Agreement applicable to any such Option. Subject to the provisions of this Section 9.1, any modification, alteration or amendment of any provisions of the Plan may be made retroactively. Except as otherwise provided in Section 4.1 hereof, neither the Committee nor the Board shall reduce the exercise price of Stock Options previously awarded to any participant, whether through amendment, cancellation or replacement grant, or any other means, without the requisite prior affirmative approval of the shareholders of the Company.

Section 9.2   Suspension or Termination

The Board reserves the right at any time to suspend or terminate, in whole or in part, any or all of the provisions of the Plan for any reason and without the consent of or approval by the shareholders of the Company, any Optionee, Holder or Beneficiary or any other person, committee or entity of any kind; provided, however, that no such suspension or termination shall affect any right or obligation with respect to any Option theretofore made except as herein otherwise provided.

ARTICLE X
EFFECTIVE DATE, TERM OF THE PLAN AND SHAREHOLDER APPROVAL

The Plan shall become effective on June 6, 2007. The  termination date of the Plan shall be June 6, 2017. No Option shall be granted under the Plan after such termination date. The Plan will continue in effect for existing Options as long as any such Options are outstanding.

PENN NATIONAL GAMING, INC.
825 BERKSHIRE BLVD., SUITE 200
WYOMISSING, PA 19610

VOTE BY INTERNET - www.Proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by Penn National Gaming, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Penn National Gaming, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

123,456,789,012.00000

0000 0000 0000

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒	PENNG1	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

PENN NATIONAL GAMING, INC.				02	00000000000		215115598034
THE BOARD OF DIRECTORS RECOMMENDS A							To withhold authority to vote for any
VOTE “FOR” THE ELECTION OF ROBERT P. LEVY				For	Withhold	For All	individual nominee(s), mark “For All
AND BARBARA Z. SHATTUCK AND “FOR”				All	All	Except	Except” and write the number(s) of the
PROPOSAL NOS. 2, 3 AND 4.							nominee(s) on the line below.
				☐	☐	☐
Vote On Directors

1.

For the election of Robert P. Levy and Barbara Z. Shattuck to serve as Class II Directors until the Annual Meeting of Shareholders of the Company to be held in the year 2010 or until their successors are elected and qualified:

	01) Robert P. Levy	02)	Barbara Z. Shattuck

							For	Against	Abstain
Proposals

2. Approval of 2007 Employees Long Term Incentive Compensation Plan.							☐	☐	☐

3. Approval of 2007 Long Term Incentive Compensation Plan for Non-Employee Directors.							☐	☐	☐

4. Approval of Annual Incentive Plan and performance goals thereunder.							☐	☐	☐

5. In their discretion, such other business as may properly come before the annual meeting.

For comments, please check this box and write them on the back where indicated.						☐

Please sign exactly as name appears.
For joint accounts, each joint owner must sign.

123,456,789,012
707569E99
Siqnature [PLEASE SIGN WITHIN BOX]			Date	P46406	Signature (Joint Owners)		Date	19

PROXY

PENN NATIONAL GAMING, INC.

ANNUAL MEETING OF SHAREHOLDERS, JUNE 6, 2007

The shareholder(s) whose signature(s) appear(s) on the reverse side of this Proxy Form hereby appoint(s) Peter M. Carlino and Harold Cramer, and each of them, as attorneys and proxies, with full power of substitution, to vote on behalf of the shareholder(s) all of the shares of Common Stock of Penn National Gaming, Inc. (the “Company”), which the shareholder(s) would be entitled to vote at the Annual Meeting of Shareholders thereof to be held on June 6, 2007, and at any and all postponements and adjournments thereof, upon the matters listed on the reverse side.

WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED AS DIRECTED HEREIN. IF NO SPECIFICATION IS MADE, SUCH PROXY WILL BE VOTED “FOR” SUCH PROPOSAL AND IN THE DISCRETION OF THE PROXIES ON ALL OTHER MATTERS PROPERLY BROUGHT BEFORE THE ANNUAL MEETING.

Comments:

(If you noted any Comments above, please mark corresponding box on the reverse side.)

SEE		SEE
REVERSE	THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.	REVERSE
SIDE	PLEASE DATE AND SIGN ON THE OTHER SIDE AND RETURN THIS PROXY PROMPTLY.	SIDE